Registration No. 333-191839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REVETT MINERALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada*	1040	Not Applicable**
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer Identification
of Incorporation)	Classification Code Number)	Number)

11115 East Montgomery Drive, Suite G
Spokane Valley, Washington 99206
(509) 921-2294
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John G. Shanahan
11115 East Montgomery Drive, Suite G
Spokane Valley, Washington 99206
(509) 921-2294

with a copy to:

Douglas J. Siddoway, Esq.
Randall | Danskin, P.S.
1500 Bank of America Financial Center
601 West Riverside Avenue
Spokane, Washington 99201-0653
(509) 747-2052
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the consummation of the domestication transaction covered hereby.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class of	Amount to be	maximum offering	maximum aggregate	Amount of
securities to be registered	registered	price per unit	offering price	registration fee

common stock	34,596,387 (1)	$0.61 (2)	$21,103,796 (2)	$2,879

            (1)        Represents shares of common stock of Revett Mining Company, Inc., a to-be-formed Delaware corporation, being registered in connection with the domestication of Revett Minerals Inc., a corporation organized under the federal laws of Canada. Assumes the proposed domestication is approved by the registrant’s shareholders and thereafter consummated.

            (2)        Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange Market Division on October 18, 2013.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

____________________

            *The registrant intends to change its jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware in the United States of America through a continuance under Section 188 of the Canada Business Corporations Act, or CBCA. The change in jurisdiction is sometimes referred to herein as the “domestication” and is subject to shareholder approval.

            **The registrant intends to obtain an employer identification number at such time as the domestication is effected and the registrant is incorporated in the State of Delaware.

(ii)

            The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY – SUBJECT TO COMPLETION – DATED DAS OF DECEMBER __, 2013

REVETT MINERALS INC.

PROPOSED DOMESTICATION – YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

            We are furnishing this management proxy circular to shareholders of Revett Minerals Inc. in connection with the solicitation of proxies by our management for use at a Special Meeting of our shareholders to be held on January 24, 2014 at 9:00 a.m. (Spokane Valley, Washington time), at our executive offices, 11115 East Montgomery, Suite G, Spokane Valley, Washington.

            The purpose of the Special Meeting is to obtain shareholder approval to change our jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware in the United States of America. We refer to this transaction as the “domestication” throughout this letter and the management proxy circular/prospectus that accompanies it.

            We are pursuing the domestication for a number of reasons, the foremost being that we have no significant presence in Canada. Our corporate offices and operations are located in the United States and most of our shareholders reside there. The principal market for our common shares, the New York Stock Exchange Market Division, is also in the United States. In addition, domiciling in the United States will eventually enable us to eliminate one level of holding company ownership and streamline our corporate structure. We believe this will reduce our overall professional fees and could lead to better acceptance in the capital markets and greater shareholder value.

            We chose the State of Delaware to be our domicile principally because the Delaware General Corporation Law, or DGCL, expressly accommodates a continuance authorized by Section 188 of the CBCA. We also chose the State of Delaware because of the substantial body of case law that has evolved over the years interpreting various provisions of the DGCL. We believe the domestication will not only unambiguously establish us as a U.S. corporation, it will help us achieve our strategic goals.

            If we complete the domestication, we will continue our legal existence in Delaware as if we had originally been incorporated under Delaware law. In addition, each outstanding common share of Revett Minerals Inc. as a Canadian corporation will then represent one share of common stock of Revett Mining Company, Inc. as a Delaware corporation. Our common shares are currently traded on the New York Stock Exchange Market Division and the Toronto Stock Exchange under the symbol “RVM” and on the Frankfurt Stock Exchange under the symbol “37RN”. Upon the completion of our domestication, our common stock will continue to be listed on such exchanges under such symbols. Further, our management will be comprised of the same directors and executive officers who served in such capacities immediately prior to the domestication.

            The record date for the determination of shareholders entitled to receive notice of, and to vote at the Special Meeting is December 16, 2013. At such date, 34,596,387 common shares were outstanding. The holders of at least two-thirds of our common shares present at the Special Meeting in person or by proxy (and assuming a quorum of our outstanding common shares are represented at the Special Meeting in person or by proxy) must vote to approve the domestication proposal. Dissenting shareholders have the right to be paid the fair value of their shares under Section 190 of the CBCA. If approved by our shareholders, the domestication is expected to become effective as soon as practicable after the Special Meeting. Our board of directors has reserved the right to terminate or abandon our domestication at any time prior to its effectiveness, notwithstanding shareholder approval, if it determines for any reason that the consummation of our domestication would be inadvisable or not in our best interests.

            Your existing certificates representing your Revett Minerals Inc. common shares will represent the same number of shares of Revett Mining Company, Inc. common stock after the domestication without any action on your part. You will not have to exchange any share certificates. We will issue new certificates to you representing shares of common stock of Revett Mining Company, Inc. as a Delaware corporation upon a transfer of the shares by you or at your request.

            The accompanying management proxy circular provides a detailed description of our proposed domestication and other information to assist you in considering the proposals on which you are asked to vote. We urge you to review this information carefully and, if you require assistance, to consult with your financial, tax or other professional advisers.

            Our board of directors unanimously recommends that you vote FOR approval of our domestication.

            Your vote is very important. Whether or not you plan to attend the Special Meeting, we ask that you indicate the manner in which you wish your shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded. If your shares are registered in your name, you may vote your shares in person if you attend the meeting, even if you send in your proxy.

            We appreciate your continued interest in our company.

Very truly yours,

/s/ John G. Shanahan

President and Chief Executive Officer

2

            These securities involve a high degree of risk. See “Risk Factors” beginning on page 50 of this proxy circular/prospectus for a discussion of specified matters that should be considered.

            Neither the Securities and Exchange Commission nor any state securities commission or similar authority in Canada has approved or disapproved of these securities or determined if this proxy circular/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            This proxy circular/prospectus is dated December __, 2013 and is first being mailed to shareholders on or about January __, 2014.

____________________

REVETT MINERALS INC.
11115 East Montgomery Drive, Suite G
Spokane Valley, Washington 99206

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To our Shareholders:

            NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “Special Meeting”) of REVETT MINERALS INC. (the “Corporation”) will be held on January 24, 2014, at 9:00 a.m. (Spokane Valley, Washington time) at our executive offices, 11115 East Montgomery, Suite G, Spokane Valley, Washington for the following purposes:

            1.        to consider, and if deemed advisable, approve a special resolution authorizing the Corporation to make an application under Section 188 of the CBCA to change its jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware, United States of America, and to approve the certificate of incorporation authorized in the special resolution to be effective as of the date of the Corporation’s domestication (Proposal 1); and

            2.        to transact such other business as is proper at such meeting or any adjournment thereof.

            A shareholder wishing to be represented by proxy at the Special Meeting or any postponement or adjournment thereof must deposit his or her duly executed form of proxy with the Corporation’s transfer agent and registrar, Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 9:00 a.m. (Spokane Valley, Washington time) on January 22, 2014 or, if the Special Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any postponement or adjournment of the Meeting. The time limit for the deposit of proxies may be waived by the chair of the Special Meeting at his discretion, without notice. A shareholder may also vote by telephone or via the Internet by following the instructions on the form of proxy. If a shareholder votes by telephone or via the Internet, completion or return of the proxy form is not needed.

            The directors of the Corporation have fixed the close of business on December 16, 2013 as the record date for the determination of the shareholders of the Corporation entitled to receive notice of the Special Meeting and to vote at the Special Meeting. At such date, 34,596,387 common shares were outstanding. The holders of at least two-thirds of our common shares present at the Special Meeting in person or by proxy (and assuming a quorum of our outstanding common shares are represented at the Special Meeting in person or by proxy) must vote to approve the domestication proposal. No cumulative voting rights are authorized. A proxy circular/prospectus and form of proxy accompany this Notice.

            DATED at Spokane Valley, Washington this ____ day of December, 2013.

/s/ Monique Hayes

Monique Hayes, Secretary

MANAGEMENT PROXY CIRCULAR
TABLE OF CONTENTS

REVETT MINERALS INC.

PROXY CIRCULAR/PROSPECTUS
(All dollar amounts expressed herein are U.S. dollars)

SUMMARY

            This summary highlights selected information appearing elsewhere in this proxy circular/prospectus (the “Circular”) and does not contain all the information that you should consider in making a decision with respect to the proposals described herein. You should read this summary, together with the more detailed information, including our financial statements and the related notes appearing elsewhere in this Circular, and the exhibits attached hereto. You should carefully consider, among other things, the matters discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in this Circular. You should read this Circular in its entirety.

            Unless otherwise provided in this Circular, references to the “Corporation,” “Revett Minerals,” “we,” “us” and “our” refer to Revett Minerals Inc., a Canadian corporation, prior to the change of jurisdiction. References to “Revett Mining” and “Revett Mining Company, Inc.” refer to Revett Mining Company, Inc., a Delaware corporation, as of the effective time of the change in jurisdiction.

Revett Minerals Inc.

            Revett Minerals was incorporated under the Canada Business Corporations Act (“CBCA”) in August 2004 to acquire Revett Silver Company, a Montana corporation, and undertake a public offering of its common shares in Canada, transactions that were completed in February 2005. Revett Silver Company was organized in April 1999 to acquire the Troy mine (“Troy”) and the Rock Creek project (“Rock Creek”) from ASARCO Incorporated and Kennecott Montana Company, transactions that were completed in October 1999 and February 2000, respectively.

            Troy is an underground silver and copper mine. ASARCO operated the mine from 1981 to 1993, and then placed it on care and maintenance. We resumed mining operations in January 2005 and produced ore more or less continuously since then until December 2012, when we suspended mining operations due to unstable ground conditions in portions of the mine. We continued to assess these conditions until October 2013, when we concluded that we could not use an existing haulage route to resume operations but would instead have to construct a deeper decline to the C Bed and previously undeveloped I Bed deposits at Troy, a process that commenced in November 2013, following receipt of MSHA approval, and will take a minimum of twelve months to complete, at a cost of approximately $12 million. Rock Creek is a large development-stage underground silver and copper project.

            Our principal executive office is located at 11115 East Montgomery, Suite G, Spokane Valley, Washington 99206, and our telephone number at that address is (509) 921-2294. Our registered office in Canada is located at 1 First Canadian Place, 100 King Street West, Suite 1600, Toronto, Ontario, Canada M5X 1G5.

            Significant additional information about Revett Minerals is set forth in the section of this Circular entitled “Information Concerning the Corporation,” beginning at page 8.

            Set forth below in a question and answer format is general information regarding the Special Meeting of Shareholders (the “Special Meeting”) to which this Circular relates. This general information regarding the Special Meeting is followed by a more detailed summary of the process relating to, reasons for and effects of our proposed change in jurisdiction of incorporation from Canada to Delaware in the United States (Proposal 1 in the Notice of Special Meeting), which we refer to in this Circular as the domestication.

Questions and Answers About the Domestication

            Q.        What is the purpose of the Special Meeting?

            A.        The purpose of the Special Meeting is to vote on the proposal to approve a special resolution authorizing us to make an application to change our jurisdiction of incorporation to Delaware and adopt a certificate of incorporation of Revett Mining Company, Inc. to be effective as of the date of our domestication, and to transact such other business as is proper at the Special Meeting.

            Q.        Where will the Special Meeting be held?

            A.        The Special Meeting will be held at our executive offices, 11115 East Montgomery, Suite G, Spokane Valley, Washington on January 24, 2014, at 9:00 a.m. (Spokane Valley, Washington time).

            Q.        Who is soliciting my vote?

            A.        Our management is soliciting your proxy to vote at the Special Meeting. This Circular and form of proxy were first mailed to our shareholders on or about January __, 2014. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this Circular.

            Q.        Who is entitled to vote?

            A.        The record date for the determination of shareholders entitled to receive notice of the Special Meeting is December 16, 2013. In accordance with the provisions of the CBCA, we will prepare a list of our registered holders of common shares (the “common shareholders”) as of the record date. If you were a common shareholder as of the record date, you will be entitled to vote to approve the special resolution authorizing the change of jurisdiction and approval of the certificate of incorporation of Revett Mining Company, Inc. to be effective as of the date of our domestication (Proposal 1 in the Notice of Special Meeting) and any other matter that is properly submitted for shareholder vote at the Special Meeting.

            Q.        What am I voting on?

            A.        The common shareholders are entitled to vote on a special resolution authorizing us to make an application under Section 188 of the CBCA to change our jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware, United States of America, by way of a continuance under Section 188 of the CBCA and a domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), and to approve the certificate of incorporation of Revett Mining Company, Inc. authorized in the special resolution to be effective as of the date of our domestication.

            Q.        What is the voting recommendation of the Board of Directors?

            A.        The board of directors recommends a vote FOR the special resolution authorizing us to make an application under Section 188 of the CBCA to change our jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware, United States of America, by way of a continuance, and to approve the certificate of incorporation of Revett Mining Company, Inc. authorized in the special resolution to be effective as of the date of our domestication.

            Q.        Will any other matters be voted on?

            A.        The board of directors does not intend to present any other matters at the Special Meeting. The board of directors does not know of any other matters that will be brought before our shareholders for a vote at the Special Meeting. If any other matter is properly brought before the Special Meeting, your signed proxy card gives authority to John G. Shanahan and, failing him, Timothy R. Lindsey, as proxies, with full power of substitution, to vote on such matters at their discretion.

            Q.        How many votes do I have?

            A.        Common shareholders are entitled to one vote for each common share held as of the close of business on the record date.

            Q.         What is the difference between holding shares as a shareholder of record and as a beneficial owner?

            A.        Many shareholders hold their shares through a stock broker or bank (“Intermediaries”) rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

            Shareholder of Record – If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “shareholder of record,” and these Circular materials are being sent directly to you by us. You may vote the shares registered directly in your name by completing and mailing the proxy card or by voting in person at the Special Meeting.

            Beneficial Owner – Non-registered holders who have not objected to their Intermediary disclosing certain ownership information about themselves to the Corporation are referred to as “NOBOs”. Those non-registered holders who have objected to their Intermediary disclosing ownership information about themselves to the Corporation are referred to as “OBOs”. The Corporation has elected to send the Notice, this Circular and the form of proxy (collectively, the “meeting materials”) directly to the NOBOs, to the extent possible, and indirectly through Intermediaries to the OBOs. The Intermediaries (or their service companies) are responsible for forwarding the meeting materials to each OBO, unless the OBO has waived the right to receive them. Intermediaries will frequently use service companies to forward the meeting materials to non-registered holders.

            Q.        How do I vote?

            A.        If you are a shareholder of record, there are two ways to vote: By completing and mailing your proxy card; or by voting in person at the Special Meeting. If you return your proxy card but you do not indicate your voting preferences, the proxies will vote your shares FOR Proposal 1 and on any other matter that is properly submitted for shareholder vote at the Special Meeting.

            Generally, anon-registered holder who has not waived the right to receive meeting materials will either:

                        (i)        be given a voting instruction form (“VIF”) which is not signed by the Intermediary, and which, when properly completed and signed by the non-registered holder and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow; or

                        (ii)       less frequently, be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the non-registered holder and must be completed, but not signed, by the non-registered holder and deposited with the Corporation’s transfer agent, Computershare Investor Services Inc.

            These meeting materials are being sent to both registered shareholders and non-registered holders. If you are a non-registered holder, and the Corporation or its agent has sent these meeting materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding securities on your behalf. By choosing to send these meeting materials to you directly, the Corporation (and not the Intermediary holding securities on your behalf) has assumed responsibility for delivering these materials to you and executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instruction.

            VIFs, whether provided by the Corporation or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF, including those regarding where and by when the VIF is to be delivered. The purpose of this procedure is to permit non-registered holders to direct the voting of the common shares that they beneficially own.

            Should a non-registered holder who receives a VIF wish to attend the Special Meeting or have someone else attend on his or her behalf, the non-registered holder should follow the instructions set forth in the VIF.

            Q.        Can I change my vote or revoke my proxy?

            A.        A Common shareholder who has given a proxy has the power to revoke it by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing either at our registered office at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournment thereof, or with the chairman of the Special Meeting on the day of the Special Meeting or any adjournment thereof, or in any other manner permitted by law. A common shareholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and depositing it by the time specified in the Notice or by delivering a written statement revoking the proxy. The written statement must be delivered to the Corporate Secretary of the Corporation at 11115 East Montgomery, Suite G, Spokane Valley, Washington, U.S.A. 99206 no later than 5:00 p.m. (Spokane Valley, Washington time) on the last business day prior to the date of the Special Meeting or any adjournment of the Special Meeting, or to the chairman of the Special Meeting on the day of the Special Meeting or any adjournment thereof.

            Q.        How are votes counted?

            A.        We will appoint a scrutineer at the Special Meeting, who will collect all proxies and ballots and tabulate the results. The scrutineer is typically a representative of our transfer agent.

            Q.        Who pays for soliciting proxies?

            A.        We will bear the cost of soliciting proxies from the shareholders. It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees by telephone or email. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. The cost of such solicitation, estimated to be approximately $150,000, will be borne by us.

            Q.        What is the quorum requirement of the Special Meeting?

            A.        A quorum for the consideration of Proposal 1 shall be common shareholders present in person or by proxy representing not less than one-third of the total outstanding common shares.

            Q.        What are broker non-votes?

            A.        Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Special Meeting. Broker non-votes will not affect the outcome of the matters being voted on at the Special Meeting, assuming that a quorum is obtained.

            Q.        What is the vote required to approve the domestication?

            A.        Our change of jurisdiction from Canada to Delaware requires the affirmative vote, in person or by proxy, of two-thirds of the votes cast by the common shareholders at the Special Meeting if a quorum, or one-third of the total outstanding common shares, is present.

            Q.        Multiple shareholders live in my household, and together we received only one copy of this Circular. How can I obtain my own separate copy of this document for the Special Meeting?

            A.        You may pick up copies in person at the Special Meeting or download them from our Internet web site, www.revettminerals.com (click on the link to the Investor Relations page). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank or other nominee. If you want copies mailed to you and are a shareholder of record, we will mail them promptly if you request them from our corporate office by phone at (509) 921-2294 or by mail to 11115 East Montgomery Drive, Suite G, Spokane Valley, Washington 99206, Attention: Monique Hayes. We cannot guarantee you will receive mailed copies before the Special Meeting.

            Q.        Who can help answer my questions?

            A.        If you have questions about the Special Meeting you should contact Monique Hayes at (509) 921-2294 or by emailing her at hayes@revettminerals.com. You may also obtain additional information about us from documents filed with the SEC or with Canadian securities regulatory authorities by following the instructions in the section entitled “Where You Can Find More Information.”

The Domestication Proposal

            Our board of directors is proposing to change our jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware through a transaction called a “continuance” under Section 188 of the CBCA and a “domestication” under Section 388 of the DGCL. Under the DGCL, a corporation becomes domesticated in Delaware by filing a certificate of corporate domestication and a certificate of incorporation with the Secretary of State of the State of Delaware. The domesticated corporation, which will be called Revett Mining Company, Inc., will become subject to the DGCL on the date of its domestication, but will be deemed for the purposes of the DGCL to have commenced its existence in Delaware on the date it originally commenced existence in Canada. The board of directors has unanimously approved the domestication, believes it to be in our best interests, and unanimously recommends approval.

            Our board of directors has determined to pursue the domestication for a number of reasons, the foremost being that we have no significant presence in Canada. Our corporate offices and operations are located in the United States, most of our shareholders reside there, and the principal market for our common shares is the New York Stock Exchange Market Division. In addition, domiciling in the United States will eventually enable us to eliminate one level of holding company ownership (by merging our wholly-owned Revett Silver Company subsidiary with and into Revett Mining Company, Inc.) and streamline our corporate structure. We believe this will lead to greater acceptance in the capital markets, lower accounting and legal fees, and greater shareholder value. We chose the State of Delaware to be our domicile principally because the DGCL expressly accommodates continuances under the CBCA, and also because of the comprehensive body of case law interpreting the DGCL that has evolved over the years, including case law interpreting the duties and obligations of directors and officers. We believe the domestication will unambiguously establish us as a U.S. corporation and help us achieve our strategic goals.

            The domestication will change the corporate laws that apply to our shareholders from the federal jurisdiction of Canada to the State of Delaware. There are material differences between the CBCA and the DGCL. Our shareholders may have more or fewer rights under Delaware law depending on the specific set of circumstances.

            We plan to complete the proposed domestication as soon as possible following approval by our shareholders. The domestication will be effective on the date set forth in the certificate of corporate domestication and certificate of incorporation, as filed with the Secretary of State of the State of Delaware. Thereafter, Revett Mining Company, Inc. will be subject to the certificate of incorporation filed in Delaware. We will be discontinued in Canada as of the date shown on the certificate of discontinuance issued by the Director appointed under the CBCA, which is expected to be the same date as the date of the filing of the certificate of corporate domestication and certificate of incorporation in Delaware. However, the board of directors may decide to delay the domestication or not to proceed with the domestication after receiving approval from our shareholders if it determines that the domestication is no longer advisable. The Board of directors has not considered any alternative action if the domestication is not approved or if it decides to abandon the domestication.

            The domestication will not interrupt our corporate existence, our operations, our outstanding agreements and obligations, or the trading market of our common shares. Each outstanding common share at the time of the domestication will remain issued and outstanding as a share of common stock of Revett Mining Company, Inc. after our corporate existence is continued from Canada under the CBCA and domesticated in Delaware under the DGCL. Following the completion of the domestication, Revett Mining Company, Inc.’s common stock will continue to be listed on the New York Stock Exchange Market Division and the Toronto Stock Exchange under the symbol “RVM” and will continue to be listed on the Frankfurt Stock Exchange under the symbol “37RN”.

Regulatory and Other Approvals

            The continuance is subject to the authorization of the director appointed under the CBCA. The director is empowered to authorize the continuance if, among other things, he is satisfied that the continuance will not adversely affect our creditors or shareholders.

Tax Consequences of the Domestication

            U.S. Federal Income Tax Consequences. We believe that the change in our jurisdiction of incorporation will constitute a tax-free reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code and, generally, neither we nor Revett Mining Company, Inc. should recognize any gain or loss for U.S. federal income tax purposes as a result of the domestication, other than as described later herein in “United States Federal Income Tax Consequences.” If, for any reason, we determine that the domestication would not qualify as a tax-free reorganization, we will abandon the domestication.

            For U.S. shareholders, the domestication also would generally be tax-free, however, Internal Revenue Code Section 367 has the effect of potentially imposing income tax on such holders in connection with such transactions. Pursuant to the Treasury Regulations under Internal Revenue Code Section 367, any U.S. holder that owns, directly or through attribution, 10% or more of the combined voting power of all classes of our stock (which we refer to as a 10% shareholder) will have to recognize a deemed dividend on the domestication equal to the “all earnings and profits amount,” within the meaning of Treasury Regulation Section 1.367(b) -2, attributable to such holder’s shares in the Corporation. Any U.S. shareholder that is not a 10% shareholder and whose shares have a fair market value of less than $50,000 on the date of the domestication, will recognize no gain or loss as a result of the domestication. A U.S. shareholder that is not a 10% shareholder but whose shares have a fair market value of at least $50,000 on the date of the domestication must generally recognize gain (but not loss) on the domestication equal to the difference between the fair market value of the Revett Mining Company, Inc. common stock received at the time of the domestication over the shareholder’s tax basis in our shares. Such a shareholder, however, instead of recognizing gain, may elect to include in income as a deemed dividend the “all earnings and profits amount” attributable to his shares in the Corporation which we refer to as a “Deemed Dividend Election.”

            Based on all available information, we believe that no U.S. shareholder of the Corporation should have a positive “all earnings and profits amount” attributable to such shareholder’s shares in the Corporation, and that we are not a “passive foreign investment company” as that term is defined in the Internal Revenue Code of 1986, as amended, or the Code, and accordingly no U.S. shareholder should be subject to tax on the domestication. Our belief with respect to the “all earnings and profits amount” results from detailed calculations performed by a nationally recognized accounting firm based on information provided to them by us. Our earnings and profits for this purpose were calculated in conformity with the relevant provisions of the Code and the Treasury Proposed and Final Regulations in force as of the date of this Circular, the current administrative rulings and practices of the Internal Revenue Service, or the IRS and judicial decisions as they relate to those statutes and regulations.

            Based on our limited activity at the holding company level and the size of our existing earnings and profits deficit, we do not believe that a U.S. shareholder should have a positive “all earnings and profits” amount attributable to such shareholder’s shares in the Corporation. As a result, we believe that no U.S. shareholder should be required to include any such amount in income as a result of the domestication. However, no assurance can be given that the IRS will agree with us. If it does not agree, then a U.S. shareholder may be subject to adverse U.S. federal income tax consequences. A U.S. shareholder’s tax basis in the shares of common stock of Revett Mining Company, Inc. received in the exchange will be equal to such shareholder’s tax basis in the shares of the Corporation, increased by the amount of gain (if any) recognized in connection with the domestication or the amount of the “all earnings and profits amount” included in income by such U.S. shareholder. A U.S. shareholder’s holding period in the shares of common stock of Revett Mining Company, Inc. should include the period of time during which such shareholder held his shares in the Corporation, provided that the shares of the Corporation were held as capital assets.

            Canadian Federal Income Tax Consequences. Under the Income Tax Act (Canada), or Tax Act, the change in our jurisdiction from Canada to the United States will cause our tax year to end immediately before the domestication. Furthermore, we will be deemed to have disposed of all of our property immediately before the continuance for proceeds of disposition equal to the fair market value of the property at that time. We will be subject to a separate corporate emigration tax imposed equal to the amount by which the fair market value of all of our property (principally consisting of all of the outstanding shares of capital stock of our United States operating subsidiary, Revett Silver Company) immediately before the continuance exceeds the aggregate of our liabilities at that time (other than dividends payable and taxes payable in connection with the emigration tax) and the amount of paid-up capital on all of our outstanding common shares.

            We have reviewed our assets, liabilities, paid-up capital and other tax balances with the assistance of our professional advisors. Based on our calculations, if the market price of our common shares does not exceed $2.25 per share and the exchange rate of the Canadian dollar to the U.S. dollar remains relatively constant at CDN $1.00 equals $0.97, then we should not incur any Canadian income taxation arising on the domestication. This conclusion is based in part on determinations of factual matters, including determinations regarding the fair market value of our assets and tax attributes, any or all of which could change prior to the effective time of the domestication. If the market price of our common shares exceeds such amount, however, or if the exchange rate of the Canadian dollar to the U.S. dollar appreciably changes, then we could incur Canadian income taxation as a result of the domestication.

            Our shareholders who hold our common shares after the domestication will not be considered to have disposed of their shares by reason only of the domestication. Accordingly, the domestication will not cause Canadian resident shareholders to realize a capital gain or loss on their shares and there will be no effect on the adjusted cost base of their shares.

            The foregoing is a brief summary of the principal income tax considerations only and is qualified in its entirety by the more detailed description of income tax considerations in “United States and Canadian Tax Considerations” in this Circular, which shareholders are urged to read. This summary does not discuss all aspects of United States and Canadian tax consequences that may apply in connection with the domestication. Shareholders should consult their own tax advisors as to the tax consequences of the domestication applicable to them. In addition, please note that other tax consequences may arise under applicable law in other countries.

Accounting Treatment of the Domestication

            Our domestication as a Delaware corporation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at carrying value. Accordingly, the assets and liabilities of Revett Mining Company, Inc. will be reflected at their carrying value to us. Any of our shares that we acquire from dissenting shareholders will be treated as an acquisition of treasury stock at the amount paid for the shares.

Dissent Rights of Shareholders

            If you wish to dissent and do so in compliance with Section 190 of the CBCA, and we proceed with the domestication, you will be entitled to be paid the fair value of the common shares you hold. Fair value is determined as of the close of business on the day before the domestication is approved by our common shareholders. If you wish to dissent, you must send written objection to the domestication to us at or before the Special Meeting. If you vote in favor of the domestication, you in effect lose your rights to dissent. If you withhold your vote or vote against the domestication, you preserve your dissent rights to the extent you comply with Section 190 of the CBCA.

            However, it is not sufficient to vote against the domestication or to withhold your vote. You must also provide a separate dissent notice at or before the Special Meeting. If you grant a proxy and intend to dissent, the proxy must instruct the proxy holder to vote against the domestication in order to prevent the proxy holder from voting such shares in favor of the domestication and thereby voiding your right to dissent. Under the CBCA, you have no right of partial dissent. Accordingly, you may only dissent as to all your common shares. Section 190 of the CBCA is reprinted in its entirety as Exhibit E to this Circular.

Comparison of Shareholder Rights

            Upon completion of the domestication, our shareholders will be holders of common stock of Revett Mining Company, Inc., a Delaware corporation, and their rights will be governed by the DGCL as well as Revett Mining Company, Inc.’s certificate of incorporation and bylaws. Shareholders should be aware that the rights they currently have under the CBCA may, with respect to certain matters, be different than the rights they will have as stockholders under the DGCL. For example, under the CBCA, a company has the authority to issue an unlimited number of shares whereas, under the DGCL, a Delaware corporation may only issue the number of shares that is authorized by its certificate of incorporation and stockholder approval must be obtained to amend the certificate of incorporation to authorize the issuance of additional shares. We refer you to the section entitled “The Domestication – Comparison of Shareholder Rights” for a more detailed description of the material differences between the rights of Canadian shareholders and Delaware stockholders.

INFORMATION CONCERNING THE CORPORATION

Narrative Description of Our Business.

            Troy. Troy is an underground silver and copper mine located in Lincoln County, Montana, approximately fifteen miles south of the town of Troy. The mine comprises 24 patented lode-mining claims, 510 unpatented lode-mining claims, approximately 850 acres of fee land and 394 acres of patented claim land. The patented claims were legally surveyed in 1983. ASARCO operated the mine from 1981 to 1993, and then placed it on care and maintenance. We resumed mining operations in January 2005 and produced ore more or less continuously until December 2012, when we voluntarily suspended operations because of underground geotechnical conditions.

            Ore from the mine is extracted using a “room and pillar” method and is processed on site using standard flotation technology. The resulting silver/copper concentrate is sold under contract to a third party and is shipped by rail from a load out facility located in Libby, Montana. The Troy concentrate typically contains between 35% and 40% copper, and between 80 to 120 ounces of silver per ton. During 2012, Troy produced 7.6 million pounds of copper and 1.1 million ounces of silver contained in concentrate. At December 31, 2012, the estimated proven and probable reserves at Troy were 11.0 million tons grading 1.01 ounces per ton silver and 0.39% copper using a net smelter return cut off of $29.99 per ton.

            We operate Troy through Troy Mine, Inc., a wholly-owned Montana subsidiary of Revett Silver. Troy Mine, Inc. is also the record holder of the patented and unpatented mining claims and fee lands comprising the mine. In December 2012 we suspended mining operations at Troy because of concerns with underground geotechnical conditions. As previously noted, we concluded in October 2013 that we could not use an existing haulage route to resume operations but would instead have to construct a deeper decline to the C Bed and previously undeveloped I Bed deposits at Troy, a process that commenced in November 2013, following receipt of MSHA approval, and will take a minimum of twelve months to complete, at a cost of approximately $12 million.

            Once mining has ceased and reclamation has taken place, we intend to transfer 394 acres of patented mining claims and approximately 750 acres of fee land at Troy to the Revett Foundation, an affiliated not-for profit corporation organized, among other things, to acquire title to these properties and see that they are administered and used as wildlife habitat, corridor linkage and other similar public purposes.

            Rock Creek. Rock Creek is a development-stage silver and copper deposit located in Sanders County, Montana, approximately five miles northeast of Noxon, Montana and sixteen air miles southeast of Troy. The project comprises 99 patented lode-mining claims, 370 unpatented lode-mining claims, five tunnel site claims, 85 mill site claims and 754 acres of fee land. The patented claims lying within the Cabinet Mountain Wilderness Area convey mineral rights only; the claims lying outside the wilderness area convey both mineral and surface rights. The patented claims were legally surveyed in 1983 and occupy an area of approximately 1,809 acres.

            We conduct our development activities at Rock Creek through RC Resources Inc., a wholly-owned Montana subsidiary of Revett Silver. RC Resources Inc. is also the record holder of the patented and unpatented mining claims comprising the project.

            Our proposed development of Rock Creek will occur in several phases. The first phase is a two year evaluation program, estimated to cost between $25 million to $30 million, to define the economic and technical viability of the project. The evaluation program will include the development of an evaluation adit to collect additional technical information on the deposit, additional infill drilling to establish and confirm reserve and resource estimates, geotechnical design studies and bulk sampling of the mineralization for use in metallurgical testing. The evaluation program is subject to receipt of permits and approvals from the various federal and state agencies having jurisdiction over the project. The Corporation will also be required to satisfy grizzly bear mitigation and reclamation bonding requirements, design and construct a water treatment facility, and upgrade and improve the road leading to the proposed evaluation adit site.

            The permitting process is complex. The Rock Creek deposit is partially located on United States Forest Service (the “Forest Service”) land (within the Kootenai National Forest) and under the Cabinet Mountains Wilderness Area, and federal and state approval is required to explore and develop it. In 2001, the Forest Service issued a final environmental impact statement (“final EIS”) under the National Environmental Policy Act (“NEPA”). In 2003, the Forest Service and the Montana Department of Environmental Quality (the “DEQ”) issued a joint administrative decision approving our proposed plan of operations at Rock Creek (the “Record of Decision”). The Record of Decision was based primarily on the findings in the Final EIS and a companion biological opinion (the “Biological Opinion”) issued by the U.S. Fish and Wildlife Service (“USFWS”) in 2003 pursuant to the requirements of the Endangered Species Act (“ESA”). The project has been challenged by several regional and national conservation groups, culminating in a November 2011 decision by the Ninth Circuit Court of Appeals affirming a Montana federal district court decision that upheld the Biological Opinion against ESA challenges but remanded the final EIS to the Forest Service to address several NEPA procedural deficiencies. We are currently working with the Forest Service to develop a supplemental EIS to comply with the district court’s decision.

            Other Properties. We also own two unpatented claim groups, the Vermillion River and the Sims Creek properties, which comprise approximately 1,660 acres and are located approximately 25 miles southeast of Rock Creek. Limited drilling was conducted by the previous owner of the Vermillion River claim group. The Sims group is untested. These claims are held by Revett Exploration, Inc., a wholly-owned Montana subsidiary of Revett Silver. In addition, we own approximately 673 acres of fee land at Rock Creek that will be used primarily for mitigation as the project is developed. This land and other proposed holdings that are not essential to our day to day mining operations are held by Revett Holdings, Inc., a wholly-owned Montana subsidiary of Revett Silver.

            The Copper and Silver Markets. Copper and silver are internationally traded metals whose prices are determined by global economic conditions of supply and demand.

            Historically, copper prices have been volatile. The following table sets forth the average annual prices of copper on the London Metal Exchange since 2008, as reported by the exchange. During this period, average annual copper prices have ranged from a low of $2.34 per pound in 2009 to a high of $4.00 per pound in 2011.

LME Average Cash Official Price (US$/Pound)

2012	2011	2010	2009	2008
3.61	4.00	3.42	2.34	3.15

            We believe copper prices will remain favorable in the long term because of the continued lack of investment in exploration and mine development during the past decade. This has resulted in low to modest growth rates in supplies, compared to increasing consumption rates in the developed economies of North America and Europe, and rapid industrialization and emergence of consumer product markets in countries such as China and India.

            Silver prices are also highly volatile. The following table illustrates the average annual London Bullion Market Association Silver Fix since 2008. These average annual prices have ranged from a low of $14.38 per ounce in 2009 to a high of $35.11 per ounce in 2011.

London Average Fix (US$/Ounce)

2012	2011	2010	2009	2008
31.15	35.11	20.16	14.38	15.03

            We believe silver prices will remain generally favorable in the long term because of strong demand in the electronics industry and consistent demand from institutions that purchase and hold silver for investment purposes.

Financial Information about Segments.

            Our operations comprise a single business segment, located in the United States. Information concerning our revenues, profits and losses, and total assets, liabilities and equity for the years ended December 31, 2012, 2011 and 2010 is included in the consolidated financial statements that appear elsewhere in this Circular.

Environmental Matters.

            All mining companies doing business in the United States are subject to a variety of federal, state and local statutes, rules and regulations designed to protect the quality of the air and water, and threatened or endangered species in the vicinity of its mining operations. These include permitting or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements designed to mitigate the effects of discharges into the environment during mining operations, and reclamation or post-operation requirements designed to ensure water quality and to remediate the lands affected by mining activities once commercial operations have ceased. These laws are administered and enforced by various federal and state agencies operating under parallel statutes and regulations. The principal environmental laws affecting our current and proposed operations at Troy and Rock Creek are set forth below:

            The Federal Clean Water Act and the Montana Water Quality Act. The federal Clean Water Act and the Montana Water Quality Act are the principal water quality laws regulating our operations at Troy and Rock Creek. The federal act imposes limitations on water discharges into waters of the United States, including discharges from point sources such as mine facilities, and is administered by the US Environmental Protection Agency. The Montana act imposes similar limitations on discharges into state waters and is administered by the DEQ.

            The Endangered Species Act requires federal agencies to ensure that any action authorized, funded or carried out by such agency is not likely to jeopardize the continued existence of any endangered or threatened species. ESA’s definition of “species” includes any distinct population segment of any vertebrate fish or wildlife that interbreeds when mature. In order to facilitate the conservation of listed species, ESA establishes an interagency consultation process. When a federal agency proposes an action that “may affect” a listed species, which in the case of Rock Creek includes grizzly bears and bull trout, the Forest Service must provide a “biological assessment” of the effects of the proposed action. Unless the USFWS determines that the proposed action will have no adverse effect on listed species, it must review all of the information provided by the action agency, as well as any other relevant information, and prepare a “biological opinion” setting forth the effects of the proposed action. In preparing such an opinion, the USFWS must use the best available scientific and economic data to determine whether the proposed action is likely to jeopardize the species, the amount and extent of any incidental “taking” or harm to the species that may result from the action, and whether it should identify any conservation measures to promote the recovery of the listed species. ESA also provides that, once the interagency consultation process has been initiated, neither the federal agency nor the permit or license applicant (in this case, the Corporation) may make any irreversible commitment of resources with respect to the proposed agency action that would have the effect of foreclosing the formulation or implementation of any reasonable or prudent measures to avoid jeopardizing the listed species.

            As previously noted, the USFWS issued a Biological Opinion in May 2003, which concluded that the proposed development of Rock Creek would not jeopardize the continued existence of grizzly bears or bull trout. The opinion was subsequently challenged by several conservation organizations on ESA grounds in a lawsuit brought in federal district court in Montana and was later remanded to the USFWS for further study. In October 2006 the USFWS issued a revised Biological Opinion reaffirming its earlier decision. The revised opinion was also challenged in federal district court. In May 2010, the district court issued a decision dismissing the groups’ ESA challenge. The conservation groups appealed that dismissal to the Ninth Circuit Court of Appeals, which issued an opinion in November 2011 affirming the district court’s decision and upholding the USFWS’s determination that the mine would entail “no adverse modification” to bull trout critical habitat and would result in “no jeopardy” to grizzly bears.

            The Wilderness Act of 1964 created a National Wilderness Preservation System composed of federally owned areas designated by Congress as “wilderness areas.” Wilderness is generally defined in the Act as “an area where the earth and its community of life are untrammelled by man, where man himself is a visitor who does not remain.” Once included in the system, the Act requires that these areas be administered by the federal department or agency having prior jurisdiction in the system in such a manner as to preserve their wilderness character and leave them unimpaired for future use and enjoyment as wilderness. The Cabinet Mountains Wilderness Area overlays Rock Creek and was included in the National Wilderness Preservation System in 1964. The Wilderness Act does not affect mineral leasing activities conducted prior to 1983, however it does authorize the Secretary of Agriculture (through the Forest Service) to impose such reasonable stipulations as are necessary to protect the wilderness character of the land for the purposes for which they are leased, permitted or licensed. In the case of Rock Creek, these stipulations have been the focus of public opposition to the development of the project.

            The Clean Air Act limits the ambient air discharge of certain materials deemed to be hazardous and establishes a federal air quality permitting program for such discharges.

            The Montana Air Quality Act imposes limitations and permitting requirements similar to those of the Clean Air Act. Hazardous materials are defined in both acts and in their enabling regulations to include various metals. We holds all of the required air quality permits pertaining to its operations at Troy.

            The National Environmental Policy Act and the Montana Environmental Policy Act requires all governmental agencies to consider the impact of major federal actions on the human environment. The state act mandates similar considerations with respect to major state actions. Because Rock Creek is located on federal lands, we were required to prepare and file an EIS outlining the environmental effects of its proposed operations and our plans to limit the effects of Rock Creek’s operations. The final EIS for Rock Creek was issued in 2001, and the Forest Service, the lead government agency on the project, released its Record of Decision on the Corporation’s proposed operating plan in June 2003. The Corporation is working with the Forest Service to develop a supplemental EIS as required by the district court’s May 4, 2010 decision.

            The Federal Comprehensive Environmental Response, Compensation and Liability Act and the Montana Metal Mine Reclamation Act (“CERCLA”) imposes clean-up and reclamation obligations stemming from unlawful discharges into the environment, and establishes significant criminal and civil penalties against those persons who are primarily responsible for such discharges.

            The Montana Metal Mine Reclamation Act (“MMRA”) is similar to CERCLA in principle, but focuses principally on the cleanup and reclamation of mining properties and unlawful discharges from mining operations. CERCLA is jointly administered and enforced by the Environmental Protection Agency and the DEQ. MMRA is administered and enforced by the DEQ.

            The Multiple-Use Sustained Yield Act of 1960 (“MUSYA”) and The National Forest Management Act of 1974 directs the Secretary of the U.S. Department of Agriculture to administer Forest Service and other federal lands in ways that promote multiple uses of these resources (such as outdoor recreation, grazing, timber harvesting and mining) and are protective of watersheds, fish and wildlife, and to implement regulations that are consistent with MUSYA’s objectives.

            The Resource Conservation and Recovery Act was designed and implemented to regulate the disposal of hazardous wastes. It mandates that such wastes be treated, disposed of or stored, and requires those doing so to obtain permits from the Environmental Protection Agency or the authorized state regulatory authority.

Employees.

            We had 63 full-time employees and no part-time employees at December 2, 2013. Fifty-six of these employees work at Troy in production and management capacities, and the remaining seven employees work in management and administrative capacities at our corporate office. None of our employees are represented by a collective bargaining unit.

Properties.

            We acquired our interests in Troy and Rock Creek in February 2005 through our acquisition of Revett Silver. Revett Silver, in turn, acquired Troy and Rock Creek from ASARCO and Kennecott in October 1999 and February 2000. Revett Silver holds Troy through its wholly-owned subsidiary Troy Mine Inc., and it holds Rock Creek through its wholly-owned subsidiary RC Resources Inc. Both properties are located in northwestern Montana. In 2012, we formed two additional subsidiaries of Revett Silver, Revett Exploration Inc., which holds the Sims Creek and Vermillion River mineral claims located in Montana and Revett Holdings Inc., which holds the mitigation lands located in Montana formerly owned by RC Resources Inc.

            Geology. The geology of the region is characterized by a thick sedimentary sequence, Proterozoic in age, containing four major conformable groups: the Lower Belt, Ravalli, Middle Belt Carbonate and Missoula Groups. The Troy and Rock Creek deposits are found within the Ravalli Group, specifically in the Revett Formation. This Formation represents a mature, clastic, metamorphosed sandstone sequence of varying thicknesses with the sulfide mineralization being stratabound and disseminated; minor secondary enriched mineralization also occurs as fracture-fillings. Varying degrees of copper and silver mineralization occurs within favorable beds throughout the Revett Formation (in excess of 2,000 feet thick) as depicted in the following diagram.

            Base and precious metals mineralization is associated with sulfide dissemination within selected portions of the Precambrian Belt Supergroup, and more specifically within the Revett Formation. This type of mineralization, referred to as stratabound disseminated copper deposits, results from the migration of metal-bearing solutions through unconsolidated porous sediments prior to or during diagenesis. Considerable research has been undertaken to understand the genesis of these deposits and determine the fundamental controls on ore distribution. All of the deposits are similar and appear to exhibit lateral metal and mineral zoning which were interpreted to derive from primary ore-forming processes.

            Copper is found in the sulfide minerals bornite and chalcocite, and most often occurs as fine-grained disseminations with concentrations of less than six percent of the total sulfide along fractures, veinlets and bedding planes. The main copper sulfide zones are the chalcocite-chlorite and the bornite-calcite zones. Significant amounts of silver are found in these zones within the copper sulfides and as enriched native silver. The thickness of these zones and their copper and silver grades are generally quite continuous across large areas, while locally there are segments that are thinner or of lower grade. Enveloping the chalcocite-chlorite and bornite-calcite zones are four additional concentric mineral zones that generally have no economic value. The chalcopyrite-ankerite zone is on the proximal side of the ore zones. The other three mineral zones are chalcopyrite-calcite, galena-calcite and pyrite-calcite which are sequentially located on the distal side of the ore zones.

            Physiography, Climate and Infrastructure. The Cabinet Mountains are a rugged, northwest-trending mountain range. Maximum relief in the area ranges from 2,200 feet in the valleys to 7,700 feet at the peaks. The area’s topography is controlled by the underlying rock types and structural features. The talus slopes and hogback ridges of the area are typically formed by the more erosion resistant quartzite and limestone rocks.

            The major land-forming features were created by the Rocky Mountain uplift that was active approximately 60 million years ago, and were subsequently modified by shifts in the earth’s crust, alpine glaciation and alluvial deposits. Topography in the area of the projects has been influenced by Pleistocene-age glaciation. In the northern part of the project area, Pleistocene alpine glaciers carved the landscape into a series of cirques, and horns characterized by nearly vertical cliffs, ledges, steep colluvial slopes and talus fields. Pleistocene-age glaciation scoured some lower elevation areas and created a veneer of glacial deposits. Glacial lake bed deposit, silt and clay accumulations approximately 1,000 feet in thickness were deposited in the low-elevation drainages.

            The climate of the area is characterized by a combination of Pacific maritime and continental climates. The maritime influences are strongest in the winter when relatively warm, moist air from the Pacific Ocean is cooled as it is lifted over the mountains and mixes with colder Arctic air moving south. This results in snowfall with significant accumulations in the higher elevations. Continental influences are more prevalent in the summer with thundershowers during May and June followed by hot, dry weather into mid-September. Annual precipitation totals vary from about 30 inches along the Clark Fork River valley to about 80 inches at the highest elevations in the Cabinet Mountains. Temperatures in the area are moderate. During the summer months, minimum night-time temperatures are in the 50 to 60 degrees Fahrenheit range. Winter cold waves occur, but mild weather is more common. The long-term annual average temperature is about 45 degrees Fahrenheit. The warmest month, July, averages 65 degrees Fahrenheit and the coldest month, January, averages 24 degrees Fahrenheit.

            Troy is located in Lincoln County, Montana which is sparsely inhabited with several rural communities. Libby, the county seat, is located approximately 32 miles northeast of the mine. The mine site is accessed by a seven mile paved mine road which connects to Montana Highway 56, a paved all-weather road connecting Montana Highway 200 to U.S. Highway 2. The copper-silver concentrates from Troy are trucked to a leased load out facility and rail siding in Libby for rail shipment to a port as designated by our concentrate purchaser. The mine is connected to the local power grid managed by a local electric cooperative.

            Rock Creek is located in Sanders County, Montana, approximately five miles northeast of the town of Noxon. Thompson Falls, the county seat, is located approximately 37 miles southeast of Noxon along Montana Highway 200. An active railway line parallels Highway 200 and would connect directly to a copper-silver concentrate load out facility at the project site. Electrical service is available throughout the area including a high voltage power line which passes through the project area. Rock Creek is ideally situated from an infrastructure standpoint as all major services (power, highway, rail and water) are available within four miles of the planned project site.

            The Vermillion River and the Sims Creek properties consist of two unpatented claim groups located approximately 25 miles southeast of Rock Creek.

            The local economy is based primarily on agriculture and tourism and, to a lesser extent, logging and the production of wood products. Unemployment in Lincoln and Sanders Counties is high relative to state and national unemployment rates.

            Development History. Troy and Rock Creek have long histories dating back to 1963 when the Bear Creek Mining Company, a subsidiary of Kennecott Copper Corp., now a subsidiary of Rio Tinto PLC, discovered stratabound copper and silver mineralization in the Cabinet Mountains of northwestern Montana. Over the next two decades, extensive exploration activity delineated both the Troy and Rock Creek deposits. The Troy and Rock Creek deposits share many similarities in geology, geochemistry, and physiology.

            In 1973, ASARCO leased the Troy project from Kennecott and began permitting and development of the Troy mine. Production commenced in August 1981 and continued until April 1993, when operations were placed on care and maintenance due mainly to low metal prices. During the twelve year period of production, the mine produced approximately 4.0 million ounces of silver and 34 million pounds of copper per year.

            ASARCO also acquired the Rock Creek claims from Kennecott in 1973 and commenced an exploration program comprising 121 boreholes. According to a final exploration report prepared by ASARCO in 1989, the Rock Creek deposit contained a mineral resource estimated at 143.76 million tons grading an average of 0.68% copper and 1.65 ounces of silver per ton using a polygonal method.

            In 1982 and 1983, U.S. Borax and Chemical Corporation, also now a subsidiary of Rio Tinto PLC, explored the lateral extensions of Rock Creek deposit on adjacent claims. In 1984 U.S. Borax estimated the mineral inventory of 48 million tons grading 0.54% Cu and 1.66 opt Ag in three satellite zones, referred to as the “Adjacent Properties,” using a polygonal methodology. This mineral inventory and methodology has not been audited. Revett Silver acquired the Adjacent Properties in 2000 as part of the Kennecott transaction.

            Revett Silver subsequently acquired the mineral rights to two other exploration stage stratabound copper/silver prospects located south of, and on trend with Rock Creek, these being the Vermilion River and Sims Creek projects.

            In 2010, Troy Mine Inc. acquired a total 152 unpatented claims from Kennecott located east and north of Troy. These claims expand the Corporation’s holdings by approximately 3,000 acres and provide important new ground for exploration that potentially could extend the mine life of Troy.

            In 2011 RC Resources Inc. acquired 8 unpatented claims (the JE claims) and staked an additional 200 unpatented claims (the Lost Girl claims) northwest of Rock Creek expanding the property position at Rock Creek by approximately 4,000 acres.

            Troy. Troy is an underground “room and pillar” silver and copper mine with a conventional flotation mill located in Lincoln County, Montana. ASARCO developed the mine in 1980 and 1981, at a cost of approximately $100 million. Troy comprises 24 patented lode-mining claims and approximately 511 unpatented lode-mining claims. We re-opened Troy in December 2004 at a cost of approximately $8 million and have operated it since then. Copper concentrate high in silver content is shipped by rail from a load out facility in Libby, Montana under a renewable long term contract. The Troy concentrates typically contain 35% to 40% copper and 80 to 120 troy ounces of silver per ton. The Troy concentrates are considered high grade and clean with no deleterious elements.

            The Troy Deposit. Economically significant mineralization occurs at Troy within a number of distinct stratigraphically adjacent quartzite sub-units. The Upper, Middle and Lower Quartzites are located within the Upper Member of the Revett Formation and the “A”, “C” and “I” Beds are contained in the Lower Member of the Revett Formation. In plan view, the stratiform deposit measures approximately 7,500 feet by 1,800 feet. In the vicinity of the mine, the stratigraphy is generally flat with a shallow dip of four degrees (7% grade).There are two styles of faults in the mine area. Northwest trending faults are brittle-ductile structures with common clay gouge as exemplified by the East Fault. The East Fault displays a close spatial relationship with the copper-silver mineralization. The second type of faults are late brittle and generally open faults with sandy infill, as typified by the Cross Fault which separates the north and south ore bodies. These faults trend east northeast to east southeast and have steep southerly dips. These faults are late structures offsetting the mineralized sedimentary units. The Cross Fault also offsets the East Fault.

            The Troy deposit has been subdivided into three separate mining areas; the North Ore Body (“NOB”), South Ore Body (“SOB”) and the East Ore Body (“EOB”), delineated primarily by the Cross Fault and the East Fault dissecting the mineralized quartzite sub-units (see following diagram). The main mining quartzite sub-unit has been the middle quartzite which averages approximately sixty feet thick. The NOB and SOB are mined in both the Lower and Middle Quartzite while the Middle and Upper Quartzite sub-units are mined in the EOB. No economic copper and silver mineralization was delineated in the Upper Quartzite west of the East Fault and similarly in the Lower Quartzite east of the East Fault (which represents the eastern boundary of the NOB and SOB). The South fault delineates the southern margin of the SOB. All other lateral ore boundaries are assay delimited and do not represent hard geological boundaries. Both the A and C Beds are mined in the South Ore Body.

            The Corporation conducted exploration drilling between 2006 and 2012 that delineated additional mineralization and new ore bodies in the “C Beds” and the “A” and “I” Beds of the South Ore Body. These deposits comprise a portion of Troy’s probable reserves.

Troy Reserve Estimates (December 31, 2012)

			Ag
			Grade	Cu Grade	Contained	Contained
Category	Area	Million Tons	(Opt)	(%)	Ag (Moz)	Cu (Mlbs)
Proven Reserves	North Ore Body	1.38	1.42	0.70	1.95	19.30
	South Ore Body	0.60	1.55	0.81	0.94	9.72
	East Ore Body	0.08	1.26	0.63	0.09	0.95
	Lower Revett - A Bed	0.00	0.00	0.00	0.00	0.00
	Lower Revett - C Bed	0.09	1.54	0.66	0.14	1.19
	Lower Revett - I Bed	0.00	0.00	0.00	0.00	0.00
Total	Proven Reserves	2.14	1.46	0.73	3.12	31.17
Probable Reserves	North Ore Body	0.36	0.62	0.33	0.23	2.36
	South Ore Body	0.00	0.00	0.00	0.00	0.00
	East Ore Body	0.90	1.39	0.60	1.25	10.89
	Lower Revett - A Bed	0.60	0.88	0.26	0.53	3.13
	Lower Revett - C Bed	0.39	0.95	0.31	0.37	2.43
	Lower Revett - I Bed	6.66	0.85	0.28	5.64	36.96
Total	Probable Reserves	8.93	0.90	0.31	8.02	55.77
Proven & Probable	North Ore Body	1.74	1.25	0.62	2.18	21.67
	South Ore Body	0.60	1.55	0.81	0.94	9.72
	East Ore Body	0.98	1.38	0.61	1.35	11.84
	Lower Revett - A Bed	0.60	0.88	0.26	0.53	3.13
	Lower Revett - C Bed	0.48	1.06	0.37	0.51	3.62
	Lower Revett - I Bed	6.66	0.85	0.28	5.64	36.96
Total	Proven & Probable Reserves	11.07	1.01	0.39	11.14	86.94

            The following key factors were used in determining the foregoing reserves:

Key Factors / Parameters	Silver	Copper	Other/Total
Metal Prices (prior 3 year averages)	$28.83	$3.67
NSR Cutoff (Incl. Royalty)			$29.99 / Ton
Mining Recovery			100%
Dilution (Incl. Reserve Calc.)			0%
Metallurgical Recoveries – LOM Avg.	85.86%	84.18%

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Troy Resources Estimate (December 31, 2012)

Category	Area	Million Tons	Ag Grade (Opt)	Cu Grade (%)
Measured Resource	North Ore Body	27.76	1.32	0.66
	South Ore Body	17.65	1.40	0.69
	East Ore Body	3.15	1.13	0.52
	Lower Revett - A Bed	0.78	0.84	0.27
	Lower Revett - C Bed	1.36	1.41	0.60
	Lower Revett - I Bed	0.00	0.00	0.00
Total Measured Resource	Total	50.69	1.33	0.65
Indicated Resource	North Ore Body	0.54	0.62	0.33
	South Ore Body	2.62	0.96	0.27
	East Ore Body	2.73	1.34	0.61
	Lower Revett - A Bed	0.39	0.84	0.27
	Lower Revett - C Bed	0.59	0.95	0.31
	Lower Revett - I Bed	10.00	0.85	0.28
Total Indicated Resource	Total	16.88	0.94	0.33
Measured & Indicated	North Ore Body	28.30	1.31	0.65
	South Ore Body	20.28	1.35	0.63
	East Ore Body	5.88	1.23	0.56
	Lower Revett - A Bed	1.17	0.84	0.27
	Lower Revett - C Bed	1.95	1.27	0.51
	Lower Revett - I Bed	11.50	0.83	0.28
Total Measured & Indicated	Total	67.57	1.24	0.57

Total Inferred (Troy Property)	Lower Revett – I Bed	1.50	0.71	0.30

(Pillars Incl. in Meas. & Ind.)	Total	(49.31)	(1.33)	(0.65)

Total Inferred (JF Property)[1]	Total	11.00	1.40	0.40

(1) Resources listed for the JF Property are a historical estimate within the meaning of National Instrument 43-101 of Canadian Securities Administrators (“NI 43-101”) and are based upon a 1992 ASARCO internal report of 11 million tons grading 0.40% copper and 1.40 ounces per ton of silver. The ASARCO report was prepared before the adoption of NI 43-101 and uses categories other than the ones set out in section 1.2 of NI 43-101. We consider it to be relevant, even though no “Qualified Person”, within the meaning of NI 43-101 has done sufficient work to classify the historical estimate as current mineral resources. We do not treat ASARCO’s historical estimate as current mineral resources and will not do so unless and until we have undertaken additional steps to validate ASARCO’s drilling data either by re-assaying the prior drill core or by supplementing it with new drilling data.

(2) Mineral reserves have not been included in mineral resources.

            The JF property consists of an unpatented claim group located approximately one mile south of Troy. ASARCO conducted a limited drilling program on the property over 20 years ago, consisting of twelve diamond drill holes totaling 12,183 feet and three smaller holes that tested the mineralization out cropping totaling 752 feet. The drill hole spacing ranged from 250 to 700 feet, and revealed copper-silver mineralization in a flat lying north-south trending zone approximately 800 feet wide and approximately one mile long, with an estimated average thickness of 27 feet. The JF deposit remains open on its east, west and south margins.

            Reserve and mineral resource estimates were calculated by Larry Erickson, P. Eng., an employee of the Corporation. Reserve and mineral resource estimates conform to Canadian Standards on Mineral Resources and Mineral Reserves Definitions and Guidelines (“CIM Guidelines”) and NI 43-101 requirements. A ”mineral reserve” is the economically mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study. The study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that may occur when the material is mined. Mineral resource has been subdivided into “measured and indicated” and “inferred” classifications, and mineral reserve has been subdivided into “proven and probable” classifications following the CIM Guidelines. All of the technical information in this Circular has been prepared under the supervision of Mr. Erickson.

            United States investors are cautioned that while the terms “measured mineral resources” and “indicated mineral resources” are recognized by Canadian regulations, the terms are not recognized by the U.S. Securities and Exchange Commission (“SEC”). The SEC describes the equivalent as “mineralized material”. The estimation of mineral resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. United States investors are cautioned not to assume that any part or all of the mineral resources will ever be converted into mineral reserves. United States investors are also cautioned that while the term “inferred mineral resources” is recognized and required by Canadian regulations, it is not recognized by the SEC. The estimation of inferred mineral resources involves a great amount of uncertainty as to their existence and economic feasibility. United States investors are cautioned not to assume that any part or all of the mineral resources will ever be deemed to be mineral reserves.

            Operations. Since recommencing commercial operations in early 2005, we have produced ore at the rate of approximately 3,500 to 4,000 tons per day. The majority of our mine plan is focused on the remaining 30 to 40 foot thick East Ore Body, Lower Quartzites, A Bed, C Bed and I Bed deposits.

TroyMineProduction	2008	2009	2010	2011	2012	Total 2008-12
Mill Production (in thousands oftons))	1,307	1,337	1,363	1,417	1,195	6,619
Grades: Ag (opt)	1.00	1.00	0.87	1.07	1.08	1.01
-Cu (%)	0.43%	0.39%	0.40%	0.46%	0.38%	0.42%
Recovery; Ag (%)	89.8%	84.7%	85.0%	84.9%	86.1%	86.1%
Cu (%)	87.5%	83.2%	81.2%	82.0%	82.5%	83.28%
Production; Ag (oz)	1,179	1,135	1,008	1,291	1,206	5,819
-Cu (lbs)	9,791	8,624	8,794	10,651	8,564	46,424
Cash cost ($/st)	$30.88	$23.13	$24.83	$30.52	$34.59	$28.78

Note: Cash costs are given in dollars per short ton and include all direct site costs, treatment, freight, refining and royalty costs. Cash cost per ton is a non-GAAP measure, however we consider it to be a well understood and widely used performance benchmark in the mining industry.

            As previously noted, we suspended mining operations at Troy in mid-December 2012 due to concerns with underground geotechnical conditions and are currently constructing a decline to the deeper C Bed and previously undeveloped I Bed deposits. We expect it will take approximately twelve months to construct the decline to the C Beds and an additional six months to extend it to the deeper I Bed. We do not expect to resume production of ore until the C Bed has been reached.

            In 2011, we achieved the highest mill throughput and metal production at Troy since the mine was reopened in December 2004. Production increased from 3,277 tons per day in the first quarter to 4,208 tons per day in the fourth quarter averaging 3,957 tons per day for the year. Approximately 40% of the ore was mined from the higher grade C Bed area with the remainder mined mainly from the A Beds and Lower Quartzite areas which are lower grade areas. Metal recoveries were 84.85% for silver and 82.01% for copper.

            Ongoing Troy Exploration. We have been exploring beneath and adjacent to the current workings at Troy for the past several drilling seasons. Our primary target has been stratabound copper/silver mineralization located in the I Bed of the Lower Revett Formation, approximately 1,200 feet stratagraphically below the main ore body at the mine. ASARCO had initially identified mineralization in this bed during drill programs in the 1980s but did not follow up with subsequent drilling due to lower metals prices. We believe ore grade mineralization exists in this and other beds within the Lower Revett Formation, based on the results of our exploratory drilling and the understanding of the upper quartzite units of the Formation we have gained from our exploratory drilling activities at Rock Creek.

            In addition to the “I-Bed” mineralization beneath the current Troy workings, ASARCO discovered and delineated the “JF” copper/silver deposit to the south of the mine. ASARCO reported in an internal report a “Mineral Reserve” for the JF deposit of “11 million tons grading 1.4 ounces per ton of silver and 0.4% copper.” We completed the first phase of drilling and re-assaying of existing core from the ASARCO drill program on the JF property in 2011 and plan to continue a confirmatory drill program on the area between Troy and JF as well as the JF deposit area in 2013. Although the re-assaying of existing core confirmed ASARCO results on the JF property, due to down-hole deviation, the four angle holes drilled in 2012 did not reach the area of mineralization.

            Our longer range goals are to step out from the immediate mine area to explore for additional resources that would allow us to use our existing mine and processing infrastructure. There are promising mineralization trends to the north and east of the Troy Mine, which will be our initial targets. We have been expanding our claim holdings in these areas as well as reviewing prior geophysical and drill data.

            Mine Reclamation Plan. We have posted a performance bond to help meet our reclamation and remediation obligations at Troy once mining operations are concluded. The amount of the bond was $12.9 million as of December 31, 2012, which included $6.5 million in a restricted cash account. A revised reclamation plan was issued by DEQ and the Forest Service during the second half of 2012. We have reviewed the revised reclamation plan and have determined that the overall costs to complete did not change significantly from the original reclamation plan. That said, the revised reclamation bonding requirements have yet been issued. At September 30, 2013, we had accrued a $6.0 million liability relating to our reclamation and remediation obligations at Troy.

            Rock Creek. Rock Creek is a large development-stage stratabound copper and silver deposit located in Sanders County, Montana. The project comprises 99 patented lode-mining claims, 370 unpatented lode-mining claims, 5 tunnel site claims and 85 mill site claims. The patented claims lying within the Cabinet Mountain Wilderness Area convey mineral rights only and the claims lying outside the wilderness area convey both mineral and surface rights. The patented claims were legally surveyed in 1983 and occupy an area of approximately 1,809 acres. All of the Rock Creek mining claims are in good standing. The project also includes 754 acres of fee land associated with project facilities.

            The project is approximately sixteen air miles or forty-five road miles southeast from the Troy Mine. While the ore body lies predominantly under the Cabinet Mountain Wilderness area, the Corporation will access mining operations from outside the wilderness. The project development plan will be very similar to that used at the Troy Mine. The designs for Rock Creek contemplate operations at a rate of 10,000 tons per day, producing on average fifty-two million pounds of copper and six million ounces of silver per year.

            Mineral Resources. The stratigraphy in the vicinity of the Rock Creek Project is nearly identical to that found at the nearby Troy Mine. Bedrock exposed in the area consists primarily of the Revett and St. Regis Formations. In this area, Belt Supergroup rocks are gently folded and cut by several northwest-trending faults. In the vicinity of the deposit, two faults, the Copper Lake and Moran Faults, subdivide the deposit into three segments: The Chicago Peak, St. Paul and North Basin blocks. The more significant portion of the Rock Creek deposit forms an oblong body measuring at least 16,000 feet along the long axis by 7,200 feet along the short axis. The long axis of the copper and silver mineralization is generally oriented along the north-south direction. The copper and silver mineralization occurs within an anticlinal structure, plunging slightly to the northwest. The copper and silver mineralization occurs between elevations of 4,300 and 6,000 feet above mean sea level. Mineralization occurs primarily within quartzite units of the Lower Member of the Revett Formation and subordinately within siltite and argillite sub-units of the lower and middle Revett Formation. The Lower Member of the Revett has been locally subdivided into the same individual units as Troy named the “A” through “I” Quartzite Beds (from top to bottom). The bulk of the mineralization is confined to one layer, but locally there may be up to four vertically stacked, potentially minable layers. The copper and silver mineralization ranges in thickness from six feet up to a maximum of 235 feet, near the Copper Lake Fault. The average thickness is approximately twenty-seven feet.

Rock Creek Resource Estimates (2004)

	Area	Tons	Ag Grade	Cu Grade	Contained Ag	Contained Cu
Resources (1)		(M tons)(2)	(Opt)	(%)	(Moz)	(Mlbs)
Inferred	Chicago Block	78.0	1.45	0.65	113.0	1,025.0
	St. Paul Block	48.0	2.10	0.92	101.0	883.0
	North Basin Block	10.0	1.50	0.57	15.0	114.0
Total Inferred		136.0	1.67	0.72	229.0	2,022.0
(1) Mineral Resources have been categorized in accordance with the classifications defined by the CIM.

(2)    The estimated mineral resources are based upon a technical report dated May 7, 2004, amended as of January 27, 2005, prepared by SRK Consulting, Toronto in accordance with NI 43-101. Dr. Jean-Francois Couture, on behalf of SRK, is the qualified person for this estimate. The estimates were prepared and are based upon a cut-off grade of US$ 10.00 net smelter return per ton calculated at US$ 7.00/oz Ag and US$1.00/lb Cu.

            The Adjacent Properties at Rock Creek are comprised of three unpatented claim groups, Copper Gulch, Horizon Basin and Rock Peak, which cover lateral extensions of the Rock Creek deposit. The prior owners of the Adjacent Properties drilled 36 boreholes into the mineralization of these claims groups and estimated the mineral inventory of 48 million tons grading 0.54% copper and 1.66 ounces per ton of silver in three satellite zones using a polygonal methodology.

Rock Creek Adjacent Properties	Tons (M tons)	Ag Grade (Opt)	Cu Grade (%)	Contained Ag (Moz)	Contained Cu (Mlbs)
Rock Peak	10.9	2.70	0.65%	29.43	141.70
Horizon Basin	4.2	1.80	0.60%	7.56	50.40
Copper Gulch	32.7	1.30	0.50%	42.51	327.00
Total Adjacent Properties – Inferred (1)	47.8	1.66	0.54%	79.50	519.10

(1) Resources listed for the Adjacent Properties at Rock Creek are a “historic estimate” within the meaning of NI 43-101 and are based upon a 1984, U.S. Borax internal report titled an “Economic Analysis of the Rock Peak Project” by W. McGregor & M.D. Regan. This historical mineral resource estimate was prepared before the adoption of NI 43-101 and uses categories other than the ones set out in section 1.2 of NI 43-101. We consider it relevant even though no ”qualified person” within the meaning of NI 43-101 has done sufficient work to classify the historical estimate as current mineral resources. We do not treat U.S. Borax’s historical estimate as current mineral resources and will not do so unless and until we have undertaken additional steps to validate U.S. Borax’s drilling data either by re-assaying the prior drill core or by supplementing it with new drilling data. Consequently, you should not rely upon U.S. Borax’s historical estimate.

            Permitting History and Status. As previously noted in this report, DEQ and the Forest Service jointly issued a Record of Decision in June 2003 approving our proposed plan of operation at Rock Creek. The Record of Decision was based on the final EIS issued in 2001 and a non-jeopardy Biological Opinion issued by the USFWS in May 2003. The final EIS followed six years of public and inter-agency review and comment with subsequent project development modifications and mitigations, as required under NEPA. The Record of Decision was challenged by a number of national and regional conservation groups, and in May 2010 both the Record of Decision and final EIS were remanded back to the Forest Service by the federal district court in Montana for completion of a supplemental EIS to address specified NEPA deficiencies. All of the challenges to the Biological Opinion were dismissed by the federal district court in Montana, a decision that was subsequently upheld by the Ninth Circuit Court of Appeals in November 2011.

            Project Development. We have constructed an office and core storage building at the Rock Creek site. Once we receive all of the necessary permits, we will install remaining infrastructure (including improvements to the access road, power transmission and a water treatment facility) and construct an adit approximately 7,000 feet long to gain access into the deposit. After mineralization is reached (at approximately 3,500 feet), we will collect data to support a full technical and economic feasibility study. This process is expected to take approximately two years and will include both direct development in mineralization and an infill drilling program with a view to establishing proven and probable reserves within a portion of the ore body.

            Assuming the feasibility study is positive, and financing is available, we will then commence construction of the 10,000 tons per day mine and process facility. The longest lead time item will be the development of two parallel adits (approximately 15,500 feet) driven uphill at a 10% grade into the deposit; one for conveyor haulage out of the mine and the other for services and access for men and materials. Other underground construction in waste rock (such as the installation of primary crushing facilities) will be relatively limited since mine development for ore haulage will largely be confined to the ore zone. The processing plant and surface infrastructure will use conventional technology and will be based on the experience we have gained from operating the Troy processing plant. Construction, including development of the service and conveyor adits, is estimated to take about three years.

Legal Proceedings.

            We are not a party to any pending or threatened legal proceedings.

Market for Our Common Equity and Related Stockholder Matters.

            Market Information. The following table sets forth the high and low closing prices per share, denominated in Canadian dollars, for our common stock for the first three quarters of 2013 and each quarter of 2012 and 2011 as reported on the Toronto Stock Exchange. The prices reflect inter-dealer prices without regard to retail mark-ups, markdowns or commissions, and do not necessarily reflect actual transactions. As of December 2, 2013, the Federal Reserve Bank of New York noon buying rate was $0.9375 Canadian dollars per U.S. dollar.

	2013		2012
	Low	High	Low	High
First Quarter	(Cdn) $1.80	(Cdn) $2.72	(Cdn) $4.06	(Cdn) $5.10
Second Quarter	(Cdn) $0.68	(Cdn) $2.10	(Cdn) $3.21	(Cdn) $4.20
Third Quarter	(Cdn) $0.68	(Cdn) $1.44	(Cdn) $2.84	(Cdn) $3.85
Fourth Quarter	(Cdn) $ N/A	(Cdn) $N/A	(Cdn) $2.70	(Cdn) $3.84

2011
	Low	High
First Quarter	(Cdn) $3.62	(Cdn) $3.76
Second Quarter	(Cdn) $3.63	(Cdn) $6.13
Third Quarter	(Cdn) $3.68	(Cdn) $5.22
Fourth Quarter	(Cdn) $3.43	(Cdn) $5.39

            Shareholders. Revett Minerals had 56 shareholders of record as of December 2, 2013.

            Dividends. Revett Minerals has not declared or paid any cash or stock dividends on its common shares since its inception, and does not anticipate declaring or paying any cash or stock dividends in the foreseeable future.

            Securities Authorized for Issuance under Equity Incentive Plans. The following table sets forth information as of December 2, 2013 concerning securities authorized for issuance pursuant to our equity compensation plans.

Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise of	Weighted average exercise	under equity compensation plans
	outstanding options, warrants	price of outstanding options,	(excluding securities reflected
Plan Category	and rights	warrants and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,282,000	$3.38	1,744,539

Selected Financial Data.

            The table below presents our selected historical consolidated financial data as of and for each of the five years ended December 31, 2012, 2011, 2010, 2009 and 2008. The selected historical consolidated financial data as of and for the two years ended December 31, 2012 is derived from our audited consolidated financial statements, which have been audited by KPMG, LLP, and the selected historical consolidated data for the three years ended December 31, 2010 is derived from our audited consolidated financial statements, which have been audited by KPMG LLP Canada, each an independent registered public accounting firm, and are incorporated by reference into this Circular from our Annual Report on Form 10-K for the year ended December 31, 2012. The selected historical consolidated financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference into this Circular from our Annual Report on Form 10-K for the year ended December 31, 2012. Our financial statements included in and incorporated by reference into this Circular have been prepared in accordance with U.S. GAAP. Amounts are expressed in thousands of dollars, except share and per share amounts.

	As at December 31
	(expressed in thousands of dollars)
	2012	2011	2010	2009	2008
Balance Sheet Data:
Current assets	$34,785	$35,449	$16,385	$7,779	$5,992
Property, plant and equipment	64,357	57,602	57,444	56,086	63,228
Restricted cash	6,533	6,519	6,498	6,633	7,597
Other assets	2,295	3,780	931	1,370	1,125
Total assets	$107,970	$103,350	$81,258	$71,868	$77,942

Current liabilities	$6,268	$7,621	$5,737	$8,382	$10,470
Long-term debt	1,289	408	768	2,572	579
Reclamation and remediation liability	5,598	7,955	7,946	8,166	7,526
Warrant derivative liability	93	1,170	5,876	-	-
Future income taxes	5,942	3,943	-	-	5,917
Temporary equity	-	-	676	676	1,076
Total liabilities	$19,190	$21,097	$21,003	$19,796	$25,568
Non-controlling interest	-	-	-	-	5,253
Shareholders' equity	88,780	82,253	60,255	52,072	47,121
Total liabilities and shareholders’ equity	$107,970	$103,350	$81,258	$71,868	$77,942

	For the Years Ended December 31,
	(expressed in thousands of dollars, except share and per share amounts)
	2012	2011	2010	2009	2008
Income Statement Data:
Revenue	$59,211	$70,111	$47,004	$33,092	$39,487
Cost of sales	42,541	42,262	34,385	32,115	40,727
Depreciation and depletion	2,645	2,519	2,642	2,686	1,864
Exploration and development	3,956	1,752	702	343	2,120
General and administrative	6,781	7,055	4,044	2,833	5,578
Gain on change in reclamation liability	(3,032)	(666)	-	-	-
Accretion of reclamation	675	675	694	640	590
Total expenses	$53,566	$53,597	$42,467	$38,617	$50,879
Other income (expenses):	239	1,487	(5,118)	(386)	(674)
Income (loss) before income taxes
and non-controlling interest	5,884	18,001	(581)	(5,911)	(12,066)
Net income (loss) for the period	4,085	13,496	(614)	(3,673)	(6,690)
Deficit, beginning of period	(2,494)	(14,777)	(14,163)	(10,490)	(3,800)
Retained earnings (deficit)	$1,591	$(2,494)	$(14,777)	$(14,163)	$(10,490)

Per Share Data:
Basic income (loss) per share	$0.12	$0.36	$(0.02)	$(0.15)	$(0.45)
Fully diluted income (loss) per share	$0.10	$0.31	$(0.02)	$(0.15)	$(0.45)
Weighted average number of shares outstanding:
Basic	34,315,008	33,803,368	27,928,475	21,260,952	14,996,511
Fully diluted	35,316,954	35,257,668	27,928,475	21,260,952	14,996,511
Dividends paid during the period	-	-	-	-	-

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

            Explanatory Note: The following discussion of our financial condition and results of operation should be read in conjunction with our consolidated audited financial statements and notes as at December 31, 2012 and 2011 and the years ended December 31, 2012, 2011 and 2010, and our unaudited interim financial statements and notes for the three and nine months ended September 30, 2013, which are set forth elsewhere in this Circular and include the accounts of Revett Minerals and its wholly-owned subsidiary Revett Silver, and the accounts of Revett Silver’s wholly owned subsidiaries, Troy Mine, Inc., RC Resources Inc., Revett Exploration, Inc. and Revett Holdings, Inc. These financial statements have been prepared in accordance with United States generally accepted accounting principles.

            Overview. Our principal mining properties are the Troy and Rock Creek. Revett Silver acquired these properties from ASARCO and Kennecott in 1999 and 2000. Troy is an underground silver and copper mine located in Lincoln County, Montana, approximately fifteen miles south of the town of Troy. We reopened Troy in late 2004 and commenced commercial production in January 2005. Production continued until December 2012, when we suspended underground mining and milling operations because of unstable and unsafe ground conditions. In October 2013 we determined we could not resume mining operations using the Lower Quartzite haulage route in the mine, as we originally planned, but would instead have to construct a new development decline to the deeper C Bed and previously undeveloped I Bed deposits. Construction of the decline commenced in November 2013 following receipt of MSHA approval. We believe we can construct the decline through previously unmined areas without incurring the structural issues that have prevented us from resuming production. We estimate it will take us approximately twelve months to construct the decline to the C Bed deposit, and an additional six months to reach the I Bed deposit, at a cost of approximately $12 million. We have adequate cash to meet the initial construction costs but will need additional funds next year in order to complete the decline. We are discussing our financing needs with several interested parties but presently have no agreement, understanding or arrangement with any of them for the provision of the capital we will need to complete the decline and resume production at Troy.

            Rock Creek is a large exploration-stage silver and copper property located in Sanders County, Montana, approximately five miles northeast of Noxon, Montana. We have historically funded our permitting activities at Rock Creek with cash flows from Troy and, to a lesser extent, proceeds received from sales of our common stock. Although not anticipated, the prolonged suspension of commercial production at Troy could have a material and adverse effect on our plans to further evaluate and eventually develop Rock Creek should it prove economically viable to do so.

            Results of Operations.

            Comparison of Three and Nine Months Ended September 30, 2013 and 2012. The table below illustrates certain key operating statistics for Troy for the three months ended September 30, 2013, with a comparison to the same three month period in 2012. As previously noted, the Corporation did not mine or process any ore during the first nine months of 2013.

	Three Months Ended Sept 30,	Three Months Ended Sept 30,
	2013	2012
Tons milled	-	340,893
Tons milled per day	-	3,788
Copper grade (%)	-	0.42
Silver grade (opt)	-	1.18
Copper recovery (%)	-	81.7
Silver recovery (%)	-	86.2
Copper produced (lbs)	-	2,361,915
Silver produced (ozs)	-	348,194

The changes in our financial performance over these two periods are summarized below:

Revenue: During the third quarter 2013 the Corporation had one sale of concentrate from inventory. This revenue was more than offset by the settlement of invoices relating to 2012 sales. During the quarter ended September 30, 2012, the LME price of copper and silver averaged $3.74 per pound and $32.41 per ounce, respectively. Metal sales during the third quarter of 2012 were 2.3 million pounds of copper and 316,241 ounces of silver.

Cost of Sales. Troy suspension-related costs associated with the third quarter 2013 was $2.1 million. In May 2013 the Corporation laid off approximately 50% of the mine site employees in efforts to conserve cash. The 2013 spending reflects the efforts to design a plan to resume mining operations and the construction of an alternative adit to access the mine.

Depreciation and depletion. For the third quarter of 2013, these non-cash charges are significantly lower than the third quarter of 2012. The majority of the plant and equipment at Troy is depreciated using the units-of-production method and the effect of the suspension of mining operations resulted in no depreciation expense for Troy.

Exploration and development. This expense includes $0.1 million for exploration spending at Troy and $0.3 million spending for Rock Creek. The spending in 2013 is much lower than 2012 ($1.2 million) due to efforts to conserve cash during the third quarter of 2013.

General and administration costs. The decrease in the corporate administration costs during the third quarter of 2013 is a result of efforts to conserve cash due to suspension of mining activities at Troy. Executive officers’ salaries and directors’ fees were voluntarily reduced during the second quarter.

Net loss. The net loss for the third quarter 2013 reflects the suspension of mining activities at Troy.

            The table below illustrates certain key operating statistics for Troy for the nine months ended September 30, 2013, with a comparison to the same nine month period in 2012.

	Nine Months Ended Sept 30,	Nine Months Ended Sept 30,
	2013	2012
Tons milled	-	989,902
Tons milled per day	-	3,680
Copper grade (%)	-	0.40
Silver grade (opt)	-	1.11
Copper recovery (%)	-	83.6
Silver recovery (%)	-	86.7
Copper produced (lbs)	-	6,547,233
Silver produced (ozs)	-	950,956

The changes in our financial performance over these two periods are summarized below:

Cost of Sales. Troy suspension-related costs associated with the first nine months of 2013 was $10.4 million. The 2013 spending reflects efforts to design a plan and construct an adit to resume mining operations at Troy, while 2012 spending reflects regular Troy mine operations.

Depreciation and depletion. For 2013, these non-cash charges are significantly lower than 2012. The majority of the plant and equipment at Troy is depreciated using the units-of- production method and the effect of the suspension of mining operations resulted in no depreciation expense for Troy.

Exploration and development. This expense includes $0.1 million for exploration spending at Troy and $0.9 million spending for Rock Creek for 2013. The spending in 2013 is lower than 2012 ($3.2 million) due to a temporary decreased emphasis on exploration Troy and the lower spending related to completing the Supplemental Environmental Impact Statement for Rock Creek.

General and administration costs. The decrease in the corporate administration costs during 2013 is a result of efforts to conserve cash due to suspension of mining activities at Troy.

Net loss. The net loss for 2013 reflects the suspension of mining activities at Troy, along with the non-cash write off of deferred loan fees ($0.6 million) and the write down of the available for sale securities ($1.0 million).

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            The following table summarizes our financial results by quarter:

	2011	2012	2012	2012	2012	2013	2013	2013
	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q
Cu Production (million lbs)	2.4	2.2	1.9	2.4	1.0	-	-	-
Ag Production (000’s ozs)	300	292	278	348	161	-	-	-
Total Sales (millions)	$21.9	$19.2	$13.5	$19.4	$7.2	$0.2	$0.0	$(0.1)
Cash Flow from Operations before changes in working capital (1) (millions)	$9.1	$7.5	$3.5	$7.5	$(0.2)	$(4.7)	$(3.9)	$(2.1)
Net Income (loss) (millions)	$5.6	$3.7	$(2.2)	$4.4	$(1.8)	$(4.1)	$(4.1)	$(0.6)
EPS- Basic	$0.17	$0.11	$(0.7)	$0.13	$(0.05)	$(0.12)	$(0.12)	$(0.02)
EPS- Fully diluted	$0.16	$0.10	$(0.7)	$0.12	$(0.05)	$(0.12)	$(0.12)	$(0.02)
Cash and Cash Equivalents & Short term Investments (millions)	$25.2	$28.7	$30.0	$32.6	$28.3	$21.0	$15.0	$12.1
Total Assets ending (millions)	$103.4	$109.9	$108.6	$115.6	$108.0	$100.2	$92.7	$91.2
Total liabilities (millions)	$21.1	$24.1	$22.4	$24.7	$19.2	$15.1	$11.1	$10.0
Total Equity (millions)	$82.3	$85.8	$86.2	$90.9	$88.8	$85.1	$81.7	$81.2

(1) This is a non-GAAP measurement. These amounts reflect the net cash flow from Troy before capital spending, equipment payments and changes in working capital.

            Comparison of Years Ended December 31, 2012 and 2011. During 2012 the most significant events affecting our financial performance were reductions in mill throughput at Troy resulting from limited access to certain areas of the mine (due to unusually high spring water runoffs) and the suspension of mining activities late in the fourth quarter because of underground geotechnical conditions. The changes in our financial performance over these two periods are summarized below:

Revenues. Our revenues decreased in 2012 because of lower production and a lower price of copper and silver as compared to 2011. For 2012, the average price of copper was $3.61 per pound ($4.00 in 2011) and the average price of silver was $31.15 per ounce ($35.11 in 2011). This unfavorable pricing variance, coupled with a 28% decrease in payable copper production and a 11% decrease in payable silver production resulted in a 16% decrease in revenues for 2012 as compared to 2011.

Cost of Goods Sold. Our cost of goods sold during 2012 increased by $0.3 million to $42.5 million, a 1% increase when compared to 2011. The increase in cost of goods sold is primarily the result of higher bio-diesel prices, increased labor costs and higher repairs and maintenance costs.

Gain on Change in ARO Liability. The gain on change in ARO liability estimate is a result of two factors: An increase in the Troy mine life (from 2019 to 2020) due to increasing the ore reserves during 2012, and changes made to the reclamation requirements by the regulatory agencies in 2012. The most significant change made to the reclamation requirements is that we are no longer required to build and operate a water treatment plant. As a result, we were required to reduce the estimated ARO liability from $8.0 million to $5.6 million as at December 31, 2012.

Other Expenses. Other expenses recorded during the year included the non-cash accretion for reclamation and remediation liability of $0.7 million (unchanged from 2011), exploration and development expenditures at Troy and Rock Creek of $4.0 million (compared to $1.8 million in 2011), and a $0.6 million gain (compared to $1.3 million gain in 2011) reflecting the change in fair value of the warrant derivatives from prior year end.

Troy Production. Troy produced 7,555,215 pounds of copper in concentrate and 1,112,089 ounces of silver in concentrate in 2012 compared to 10,651,495 pounds of copper in concentrate and 1,291,009 ounces of silver in concentrate in 2011. Lower copper and silver production in 2012 is a result of a 16% decrease in mill throughput and lower copper grades.

Troy Milling Throughput. Milling throughput at Troy for 2012 was 1,194,871 tons of ore (3,588 tons per day). Metal grades for copper during the year were lower due primarily to decreased production in the C Bed mine area.

General and Administrative Costs. The 21% increase in administration costs in 2012 was due primarily to higher ongoing legal fees, increased donations for northwest Montana charitable organizations and increased emphasis in investor/shareholders relations.

            The following table compares our key operating statistics for the twelve months ended December 31, 2012 compared to the same periods in 2011 and 2010:

Years Ended
Item	December 31, 2012	December 31, 2011	December 31, 2010
Tons milled	1,194,871	1,416,572	1,362,890
Tons milled per day	3,588	3,957	3,807
Copper grade	0.38 percent	0.46 percent	0.40 percent
Copper recovery	82.53 percent	82.02 percent	81.16 percent
Copper production	7,555,215 pounds	10,651,495 pounds	8,794,445 pounds
Copper sold (payable)	7,304,096 pounds	10,157,018 pounds	8,499,831 pounds
Silver grade	1.08 ounces per ton	1.07 ounces per ton	0.87 ounces per ton
Silver recovery	86.08 percent	84.85 percent	85.05 percent
Silver production	1,112,089 ounces	1,291,009 ounces	1,008,089 ounces
Silver sold (payable)	1,010,752 ounces	1,136,843 ounces	927,442 ounces

            Expenses pertaining to Rock Creek totaled $2.3 million during the year ended December 31, 2012 ($0.8 million in 2011), and were comprised of legal fees of approximately $0.2 million; consulting fees of approximately $1.8 million; and public relations and miscellaneous expenditures of approximately $0.3 million, including funding of ongoing grizzly bear mitigation.

            Comparison of Years Ended December 31, 2011 and 2010. During 2011 the most significant events affecting our financial performance was the increase in the price of copper and silver, and higher metals production. Metal prices will continue to be the most significant factor influencing our operations going forward. The following are highlights of the changes over these two periods:

Revenues. Our revenues increased in 2011 because of higher production and a significant increase in the price of copper and silver as compared to 2010. For 2011, the average price of copper was $4.00 per pound ($3.42 in 2010) and the average price of silver was $35.11 per ounce ($20.16 in 2010). This favorable pricing variance, coupled with a 21% increase in payable copper production and a 28% increase in payable silver production due to higher throughput and ore grades resulted in a 49% increase in revenues for 2011 as compared to 2010.

Cost of Goods Sold. Our cost of goods sold during 2011 increased by $7.9 million to $42.2 million, a 23% increase when compared to 2010. The increase in cost of goods sold is primarily the result of higher mill production, increased labor costs due to the production incentive bonuses, a 4% increase in treatment and refining costs, increases in health and general insurance costs and higher royalty and mining taxes due to increased revenues.

Other Expenses. Other expenses recorded during the year included the non-cash accretion for reclamation and remediation liability of $0.7 million (unchanged from 2010), exploration and development expenditures at Troy and Rock Creek of $1.8 million (compared to $0.7 million in 2010), a $1.3 million gain reflecting the change in fair value of the warrant derivatives from prior year end and net other income of $0.2 million (compared to a net other expense of $0.5 million in 2010).

Troy Production. Troy produced 10,651,495 pounds of copper in concentrate and 1,291,009 ounces of silver in concentrate in 2011 compared to 8,794,445 pounds of copper in concentrate and 1,008,089 ounces of silver in concentrate in 2010. Higher silver and copper production in 2011 is a result of mining higher ore grades and a 4% improvement in mill throughput.

Troy Mill Throughput. Mill throughput at Troy for 2011 was 1,416,572 tons of ore (3,957 tons per day), which was approximately 4% higher than 2010. Metal grades for silver and copper during the year were higher due primarily to increased production in the C Bed mine area.

General and Administrative Costs. The 25% increase in administration costs in 2011 was due primarily to fees and costs related to obtaining a listing on a major US stock exchange, higher ongoing legal fees, increased donations to northwest Montana charitable and community organizations, and increased emphasis on our investor and shareholders relations.

Mine Safety Disclosures.

            Our operations at Troy are subject to health, safety and other standards imposed under the Federal Mine Safety and Health Act of 1977 (“FMSHA”) and regulations promulgated thereunder. FMSHA is administered by the Mine safety and Health Administration (“MSHA”).

            During the year ended December 31, 2012, MSHA issued 38 citations pursuant to Section 104 of FMSHA for violations of mandatory health or safety standards that could, in the agency’s opinion, significantly and substantially contribute to mine safety or health hazard. MSHA proposed penalties of $48,619 for the violations.

            There were no mining fatalities at Troy during the year ended December 31, 2012 or the first nine months of 2013, nor did MSHA issue written notice pursuant to Section 104(e) of FMSHA alleging any pattern of violations of mandatory health or safety standards or the potential for such a pattern. MSHA did not issue any order pursuant to Section 104(b) of FMSHA. There were three imminent danger orders issued under Section 107(a) of FMSHA during the year. We are a party to nine pending appeals before the Federal Mine Health Safety Review Commission as of September 30, 2013.

            Liquidity and Capital Resources.

            Our liquidity position is directly related to the level of concentrate production, the cost of this production and the provisional and final prices received for the copper and silver in concentrate that is sold. During 2012, commodity prices in general and copper/silver prices decreased by 10% for copper and 11% for silver. At December 31, 2012, we had working capital of $28.5 million (compared to working capital of $27.8 million at the end of 2011). We raised $0.6 million in 2012 through the issue of shares and from the exercise of stock options and warrants. At September 30, 2013, we had working capital of $13.5 million inclusive of cash and short-term investments of $12.1 million.

            Capital spending in 2012 totaled $9.4 million of which $2.7 million was financed by capital leases and a note payable. The most significant area of capital spending was related to mine development in the East Ore Body and the North C Beds Ore Body areas. The Corporation purchased a haul truck ($1.3 million), a wheel loader ($0.4 million) and a jumbo drill ($1.0 million).

            Capital spending in 2011 totaled $2.7 million. The primary capital spending was for the development of bore raises for the C Bed area of Troy, which was $0.8 million. Other acquisitions included claim purchases around Troy , access road improvements and a CAT Road Grader for improved mine productivity.

            Capital spending in 2010 totaled $4.9 million of which $0.3 million was financed by a capital lease. The primary capital spending was for the development of access to the C Bed area of Troy, which was $3.9 million.

            Financing Activities.

            During the year ended December 31, 2012, we issued 20,335 common shares valued at $0.1 million to directors as compensation, issued an additional 72,000 common shares upon the exercise of outstanding stock options resulting in cash proceeds of $0.1 million, and issued 280,836 common shares upon the exercise of outstanding warrants for cash proceeds of $0.4 million.

            During the year ended December 31, 2011, we issued 275,000 common shares with a fair value of $1.2 million to acquire a right to convert certain shares into a 2% royalty interest on future Rock Creek production. During the year, we also issued 13,052 common shares valued at $0.1 million to directors as compensation, issued an additional 405,000 common shares upon the exercise of outstanding stock options resulting in cash proceeds of $0.6 million, and issued 248,280 common shares upon the exercise of outstanding warrants for cash proceeds of $0.5 million.

            On January 13, 2010, we completed a private placement of 722,780 common shares to one of our shareholders pursuant to an existing participation rights agreement. We realized gross proceeds of Cdn$1.2 million in the transaction.

            In March 2010, we issued 166,836 common shares to settle accrued payables to employees and directors in the amount of $0.4 million.

            In August 2010, we issued 2,908,545 units for net proceed of $3.9 million. Each unit consisted of one common share and one-half of a warrant, with each whole warrant exercisable into one common share at Cdn $1.75 per share, exercisable until August 24, 2013. We also issued 8,281 warrants and paid $0.02 million cash as a finders fee.

            During the year ended December 31, 2010, we issued 691,500 common shares upon the exercise of stock options previously granted to employees and consultants, resulting in gross proceeds of $0.5 million.

            During the year ended December 31, 2010, 3,492,500 warrants were exercised resulting in proceeds of $2.7 million. $2.0 million of these proceeds were used to fully repay a note payable.

            Off-Balance Sheet Arrangements.

            Royal Gold, Inc. holds a 3% gross smelter royalty on a defined area of production from Troy and a 1% net smelter royalty on production from Rock Creek pursuant to the terms of an amended royalty agreement dated October 13, 2009.

            We entered into a $20.0 million revolving credit agreement with Societe Generale in December 2011. The agreement was subsequently amended in December 2012. The credit facility is subject to interest at the London Interbank Offered Rate plus 350 basis points for an initial three year term, and may be increased to $30.0 million under specified circumstances. Revett Silver Company is the designated borrower under the facility. Revett Minerals and Revett Silver’s Troy Mine, Inc., RC Resources Inc., Revett Exploration, Inc. and Revett Holdings, Inc. subsidiaries guarantee the facility. Draws under the credit facility may be in the form of revolving credit loans or letters of credit. The credit facility is collateralized by first priority liens and security interests in the properties and assets comprising Troy and by Revett Minerals’ pledge of the outstanding common stock of Revett Silver. We have paid a commitment fee and transaction costs of $0.9 million which will be amortized over the term of this credit facility. No funds had been drawn under the facility and no silver or copper price hedging was in place as of December 31, 2012. Based upon the suspension of mining operations at Troy , we and Societe Generale agreed in late February 2013 to suspend the facility.

            Tabular Disclosure of Contractual Obligations. The following table sets forth information as of December 31, 2012 concerning our known debt obligations, royalty obligations, capital lease obligations and reclamation obligations.

	Payments Due by Period
	(expressed in thousands of dollars)
Contractual Obligation	Total	< 1 Year	1 to 3 Years	3 to 5 Years	> 5 Years
Accrued liabilities	$5,277	$5,277	$0	$0	$0
Capital lease and note payable obligations	$2,391	$1,040	$1,351	$0	$0
Operating leases	$354	$354	$0	$0	$0
Long-term reclamation costs	$10,750	$0	$0	$0	$10,750
Total contractual obligations	$18,772	$6,671	$1,351	$0	$10,750

            Our long term debt at December 31, 2012 consisted of capital lease and note payable obligations related to the purchase of equipment used at Troy.

            Proposed Transactions. There were no proposed transactions at September 30, 2013 or December 31, 2012.

            Principal Risks and Uncertainties. As is described elsewhere in this Circular, We suspended mining operations at Troy in December 2012 due to unstable and unsafe ground conditions, and determined in October that our original plan to resume production using the Lower Quartzite haulage route was not feasible. We are currently constructing a decline through unmined areas in order to gain access to the deeper C Bed and previously undeveloped I Bed deposits, a process that is estimated to take at least twelve months, at a cost of approximately $12 million. We currently do not have sufficient funds to complete construction of the decline. And while we believe we can complete the decline and resume production without encountering additional structural problems or difficulties, that may prove not to be the case.

            As is also described elsewhere in this Circular, our proposed development of Rock Creek was challenged on environmental grounds by several regional and national environmental organizations. Although we have generally been successful in addressing most of the environmental challenges to our operations, including the environmental groups’ ESA claims, which were resolved in our favor in November 2011, we cannot predict with any degree of certainty whether future challenges or impediments will arise. Rock Creek is the more significant of our two mining assets; continued court challenges will inevitably delay us from proceeding with our planned development and a successful challenge could prevent us from developing the project at all. If we are successful in defending these challenges, we still must comply with a number of requirements and conditions as development progresses, failing which we could be denied the ability to continue with our proposed activities at Rock Creek. We are also subject to other significant risks. (See the section of this Circular entitled “Risk Factors”)

            Critical Accounting Estimates. Our significant accounting policies are presented in the notes to our audited financial statements, which appear elsewhere in this Circular. As described in these notes, we are required to make estimates and assumptions that affect the reported amounts and related disclosures of assets, liabilities, revenue and expenses. Our estimates are based on our experience and our interpretation of economic, political, regulatory and other factors that influence our business prospects. These estimates have a significant effect on the financial statements and actual results may differ significantly from our estimates.

            We believe the most critical estimates pertain to future metal prices, our estimates of proven and probable reserves at Troy, the valuation of mineral property, plant and equipment, and the estimate of the final reclamation and closure obligations at Troy. These estimates required us to make assumptions that were highly uncertain at the time the accounting estimates were made, and changes in them are reasonably likely to occur from time to time. The major critical accounting estimates include but are not limited to the following:

            Future Metal Prices. The value of our more significant assets and liabilities are determined principally by prevailing metals prices and estimates. Prevailing metals prices are also a significant determinant in the cost and carrying value of our property, plant and equipment, inventories, future tax assets and liabilities, certain of our accounts receivable and the fair value of hedging contracts. Metal prices, historically, have been very volatile with recent prices being near their highs for the last decade and these prices have influenced our property, plant and equipment carrying values and the estimates of reserves. We can offer no assurance that prices will continue at the levels experienced for the past few years. Changes in metal prices may result in changes in the value of derivatives and other financial instruments recognized in impairment charges on mineral property, plant and equipment and write down of inventories to net realizable value.

            Embedded Financial Derivatives. Some of our assets and liabilities may contain embedded derivatives for which no corresponding market value may be readily determined. This includes the estimates of future copper and silver prices in the pricing mechanism through which we sell our copper concentrate (what we refer to as the open quotational period). We make estimates of the fair value of these instruments using quoted forward metal prices.

            Mineral Resources and Reserves, and the Carrying Values of Mineral Properties, Plant, and Equipment. Mineral resources and reserves are estimated by professional geologists and engineers in accordance with recognized industry, professional and regulatory standards. Reserve estimates are based on future metal prices, future operating costs, mill throughput and various technical, geological, engineering, and construction parameters. Changes in any of these factors could cause a significant change in the resources and reserves estimated, which, in turn, could have a material effect on the carrying value of mineral property, plant and equipment.

            We have completed a life of mine undiscounted cash flow analysis of Troy based upon our most recent proven and probable ore reserves, expected production rates and costs, and estimated revenues (which are in turn based on estimated metal prices for copper and silver of $3.67 per pound and $28.83 per ounce, respectively, in 2013, and $3.67 per pound and $28.83 per ounce, respectively, for years thereafter until the end of the mine life. The projected undiscounted cash flows to be generated exceeded the carrying costs of Troy, and no write-down was required at December 31, 2012. However, these estimates are based on significant assumptions. While we have analyzed external and internal data in arriving at these assumptions, and while we believe they are reasonable, it is possible future conditions may change and that these changes could result in different assumptions which might result in an impairment of the carrying value of our mineral property, plant and equipment.

            We capitalize costs related to the acquisition of property and mineral rights, construction of production facilities and the development of mine infrastructure. Costs of permitting, evaluation and feasibility are capitalized upon completion of an analysis which demonstrates the economic viability of the mineral deposit. Drilling and related costs incurred on sites without an existing mine and on areas outside the boundary of a known mineral deposit that contains proven and probable reserves are accounted for as exploration expenditures and are expensed as incurred. Drilling and related costs incurred to define and delineate a residual minerals deposit that has not previously been classified as a proven or probable reserve at a development stage or production stage mine will only be capitalized when management determines there is sufficient evidence that the expenditure will result in a future economic benefit to the Corporation in the accounting period when the expenditure is made. Diversity of practice exists among participants in the mining industry regarding the accounting treatment of these costs. Some mining companies elect not to capitalize drilling and related costs to convert mineral resources to reserves at their development or productions stage properties, but, instead, treat them as expenses.

            Management evaluates whether there is sufficient geologic and economic certainty to convert a mineral deposit into a proven or probable reserve based upon the known geology and metallurgy, existing or planned mining and processing facilities, and existing operating permits and environmental programs. Prior to capitalizing such costs, management must determine there is a probable future economic benefit to the Corporation, the Corporation has or can obtain the economic benefit and control access to it, and the transaction or event giving rise to the economic benefit has already occurred. Once commercial production has commenced, these costs are amortized using the units-of-production method based on proven and probable reserves. Production facilities and equipment are stated at cost and are depreciated using the straight-line or units-of-production method at rates sufficient to depreciate the assets over their estimated useful lives, not to exceed the life of the mine to which the assets relate. Vehicles and office equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives of three to six years. Maintenance and repairs are charged to operations as incurred. Betterments of a major nature are capitalized. When assets are retired or sold, the costs and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in the statement of operations. The carrying value of property, plant and equipment is dependant on the rates used for depreciation and depletion, which themselves are estimates.

            Concentrate Receivables and Revenue. We sell our copper in concentrate based upon our own assays of metal content, moisture content and the estimated dry weight of the copper-silver concentrate loaded in rail cars. These weight and assay estimates are subject to final confirmation by the receiving smelter and are subject to change. In addition, we record the anticipated revenue to be received from the sale of each concentrate shipment based upon our determination of the weight and assays of each shipment and in accordance with the contract to which the sale relates. Preliminary payments are thus based upon copper and silver prices that are determined prior to the date of the provisional invoice, whereas the final price received is determined by quoted metal prices in periods subsequent to the date of the provisional invoice. Changes in these estimates or in metal prices could result in a significant change to the results from operations.

            Reclamation and Remediation Obligations. We have a legal obligation to reclaim our mineral properties and have estimated the cost of these obligations in accordance with current standards of applicable laws and regulations. These estimates are reviewed by third party consultants and government authorities. In arriving at these estimates, we must also estimate the timing and magnitude of future payments for remediation work, as well as prevailing rates of interest during the remediation period, in order to determine its periodic accretion and the depreciation expense. There were no material changes in our estimates of final reclamation and remediation obligations during 2012, 2011 and 2010, however, the end of mine life of Troy in 2012 did change from 2019 to 2020, which necessitated changes in the depreciation and accretion charges relating to the asset retirement obligation. We cannot predict the effect of a material increase in these estimates on our financial position.

            Stock-Based Compensation Expense. We grant stock options to employees, directors and service providers. We use the Black-Scholes option pricing model to estimate a value for these options. This model requires management to make estimates of the expected volatility of our common stock, the expected term of the option to exercise, the expected future forfeiture rate, and future interest rates. Changes in these estimates and the conditions underlying the grants of options could cause a significant change in the stock-based compensation expense charged in any period.

            Valuation Allowances for Future Income Taxes. We are required to make estimates of the valuation allowances for future income taxes. This requires us to estimate whether we will attain certain levels of future taxable income and thereby avail ourselves, or lose, estimated tax assets. These estimates require us to estimate future metal prices, future operating costs and production levels; which are themselves subject to a high degree of uncertainty.

            Financial and Other Instruments. We have in the past and may in the future, engage in hedging activities in order to protect the price of copper and silver that we have produced or will produce in future periods. These hedging activities are limited to less than 50% of our planned production in any one month.

            We are required by applicable accounting standards to fair value (i.e., mark to market) the amount of the accounts receivable that has been shipped and provisionally priced, but for which final prices have not yet been determined. At each month end, we then adjust our revenue to account for future prices. In order to do this, we must estimate the future prices that will prevail when the final prices are determined. We use future contract prices in effect as at the end of each month to estimate these prices. At December 31, 2012, we had 1.5 million pounds of copper and 0.2 million ounces of silver that had not been final priced; and the mark to market value of these receivables was a liability of $0.6 million.

            Forward sales with the Corporation’s customer that have not been shipped have been designated as normal purchase and sales by applicable accounting standards and are not marked to market. As at December 31, 2012, we had contracts outstanding to sell 0.3 million pounds of copper at an average price of $4.00 per pound. These contracts matured in January 2013 and February 2013. Accordingly, the effects of these contracts are accounted for in the period they are settled.

Quantitative and Qualitative Disclosures About Market Risk.

            Our earnings and cash flow are significantly affected by changes in the market price of copper and silver. The prices of both metals can fluctuate widely and are influenced by numerous factors such as demand, production levels, and world political and economic events and the strength of the US dollar relative to other currencies. During the past eighteen years the average annual price of copper has ranged from a low of $0.71 per pound to a high of $4.00 per pound. Average annual silver prices over this same period have ranged from a low of $3.95 per ounce to a high of $35.11. Should the price of copper or silver decline substantially, the value of Troy and Rock Creek could fall dramatically and the future operation of Troy and the future exploration and development at Rock Creek could both be at risk.

            A substantial portion of our cash and short-term investments are invested in certificates of deposit or high quality government and corporate fixed income securities, all of which are denominated in US dollars. With the uncertainty in the financial markets the value of these fixed income securities could change. At September 30, 2013, approximately $2.0 million of our cash equivalents were in the form of certificates of deposit issued by a major Canadian chartered bank, denominated in U.S. dollars.

Financial Statements and Supplementary Data.

            The consolidated balance sheets of the Corporation as of December 31, 2012 and 2011, and consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for the years ended December 31, 2012 and 2011 included in this report have been audited by KPMG LLP, Boise Idaho, independent registered public accountants. Such financial statements have been prepared in accordance with United States generally accepted accounting principles.

            The consolidated statement of operations and comprehensive income (loss), shareholders’ equity and cash flows for the one year period ended December 31, 2010, included in this report have been audited by KPMG LLP, Vancouver, Canada, independent registered public accountants. Such financial statements have been prepared in accordance with United States generally accepted accounting principles.

            The consolidated balance sheet of the Corporation as of September 30, 2013, and the consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for the three and nine-month periods then ended included in this report are unaudited but in the opinion of management of the Corporation contain all required disclosures.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

            There were no changes in or disagreements with the registrant’s accountants on accounting and financial disclosure during the year.

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Directors, Executive Officers and Corporate Governance.

            Directors and Executive Officers. The names, ages, business experience (for at least the past five years) and positions of our directors and executive officers as of December 2, 2013 are set out below. The Corporation’s board of directors consisted of five members at such date. All directors serve until the next annual meeting of shareholders or until their successors are elected or appointed, and qualified. The board of directors appoints the executive officers annually.

Director or Executive Officer	Age	Position with the Corporation

John G. Shanahan (1) (5)	53	President, Chief Executive Officer and Director

Kenneth S. Eickerman	55	Chief Financial Officer

Douglas Miller	59	Vice-President of Operations

Monique Hayes	47	Corporate Secretary

Timothy R. Lindsey (1) (2) (3) (5)	60	Chairman of the Board of Directors

Albert F. Appleton (1) (2) (4)	68	Director

Larry M. Okada (2) (3) (4)	63	Director

John B. McCombe (3) (4) (5)	52	Director
___________________
(1)	Member of the Environmental Committee of the board of directors
(2)	Member of the Compensation Committee of the board of directors
(3)	Member of the Audit Committee of the board of directors
(4)	Member of the Governance and Nominating Committee of the board of directors
(5)	Member of the Safety Committee of the board of directors

            Biographies of Corporate Directors and Executive Officers.

            John G. Shanahan. Mr. Shanahan was appointed President and Chief Executive Officer in October 2008. Prior to becoming CEO, he was the chairman of the board of directors, from 2005 until April 2009. Mr. Shanahan’s background is in commodity price risk management. He has held senior management positions with Barclays Capital, Rothschild Inc., Pasminco Ltd, and Australian Mining and Smelting. He is also a director of Mediterranean Resources Ltd. and Condor Blanco Mines Ltd. Mr. Shanahan holds a bachelor of commerce degree from the University of Melbourne (Australia), a graduate diploma in Systems Analysis and Design from the Royal Melbourne Institute of Technology (Australia), and an MBA degree from the Columbia School of Business.

            Kenneth S. Eickerman. Mr. Eickerman was appointed Chief Financial Officer in December 2008. Prior to joining Revett Silver as an officer in April 2005, Mr. Eickerman was Controller of Mustang Line Contractors, Inc. (from May 2002 to March 2005), and Controller and Treasurer of Apollo Gold, Inc. (from February 1999 to May 2002). Before that, he worked in various finance capacities for Pegasus Gold, Inc. Mr. Eickerman graduated from Washington State University and is a certified public accountant licensed in the State of Washington.

            Douglas Miller. Mr. Miller was appointed Vice President of Operations in October 2012 and is responsible for overseeing operations at Troy and development plans at Rock Creek. He joined the Corporation in 2004. Mr. Miller graduated from Montana Tech with a degree in Mining Engineering in 1978 and has over thirty years of experience in operating producing mines. Prior to joining the Corporation, he worked at ASARCO, both in its Northwest Mining Department (at the Galena, Coeur, and Troy mines) and in its Eastern Mining Department (as the manager of five zinc mines in Tennessee).

            Monique Hayes. Ms. Hayes was appointed Corporate Secretary in December 2010. She has over seven years of investor relations experience in the mining industry and over ten years of general advertising, communications and brand management experience. Prior to joining Revett Silver in March 2009, Ms. Hayes worked for Sterling Mining, Public Dialog Direct, WhiteRunkle Advertising and Studio Interactive, working on several national accounts including AT&T Wireless, Bell Atlantic and NordicTrack. She attended City University where she studied business management, brand strategy and communications.

            Timothy R. Lindsey. Mr. Lindsey has over thirty years of technical and executive leadership in energy and mineral exploration, production and business development in the U.S., Canada, Africa, Europe, Latin America, the CIS and Asia-Pacific. Early in his career he worked as an exploration geologist on several base-metal projects. From 1975 until 2003, Mr. Lindsey held various senior management positions with Marathon Oil in both U.S. and International exploration and production. He was employed by The Houston Exploration Company from 2003 to 2005 as Senior Vice President. From March 2005 to the present, Mr. Lindsey has been a Principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. He has served on both public and private company boards and currently serves (since 2006) as a director for Daybreak Oil and Gas. Mr. Lindsey received a Bachelor of Science in geology from Eastern Washington University and completed graduate studies in economic geology at the University of Montana. He also completed the Advanced Executive Program at Northwestern University and is a member of several professional associations. Mr. Lindsey was appointed a Director and Chairman of the Board in April 2009.

            On February 27, 2009 Challenger Energy Corporation, with whom Mr. Lindsey was formerly affiliated as a director, obtained an order for protection from its creditors under the Companies’ Creditors Arrangement Act (Canada). The company successfully emerged from creditor protection on September 15, 2009 under a plan of arrangement and corporate merger.

            On October 15, 2010, Canadian Sahara Energy Inc., with whom Mr. Lindsey was affiliated as an officer and a director, filed a Notice of Intention to File a Proposal under the Bankruptcy and Insolvency Act (Canada), the equivalent of a voluntary bankruptcy filing in the United States. The company filed the notice in order to stay legal proceedings in another court involving title to a disputed oil and gas asset located in North Africa, not because it owed any funds to creditors or persons with whom it did business. The company expects to emerge from bankruptcy with a certification of full performance once its reorganization proposal is accepted by its sole creditor and the Canadian courts.

            Albert F. Appleton. Mr. Appleton has been an international environmental and public finance consultant since 2005, and is also an Associate Adjunct Professor at the Cooper Union in New York City, teaching environmental sustainability, and a Senior Fellow at the Cooper Union Institute for sustainable design. From 1994 to 2005, he was a Senior Fellow of Infrastructure at the New York City Regional Plan Association, and from 1990 to 1993 was Commissioner of the New York City Department of Environmental Protection and Director of the New York City Water and Sewer System, where he was noted for his innovations in watershed protection, water conservation and water resource management and finance. Mr. Appleton is a graduate of Gonzaga University (Spokane, Washington) and Yale Law School. He has been a Director since June 2010 and is Chairman of the Environmental Committee.

            Larry M. Okada. Mr. Okada is a Chartered Accountant in British Columbia and Alberta, and a Certified Public Accountant in Washington State, and has extensive public finance and accounting experience with Deloitte & Touche, Staley Okada & Partners, and PricewaterhouseCoopers LLP. Mr. Okada is currently a member of the Institute of Chartered Accountants of British Columbia. He has been a Director since January 2010 and is Chairman of the Audit Committee.

            John B. McCombe. Mr. McCombe has over 25 years of operating experience in North American and international mining and mineral processing operations. Mr. McCombe was, until November 2012, the Chief Operating Officer of Dalradian Resources Inc. Prior to that, he held a senior position at IAMGOLD Corporation. From 1983 to 1995 he held various mine and mill supervisory positions at Dickinson Mines’ (now Goldcorp) Red Lake operation, and from 1995 to 2005 he was responsible for global operations at Breakwater Resources. Mr. McCombe graduated from Queen’s University in 1983 with a Bachelor of Science in Mining Engineering and is a Registered Professional Engineer and a member of the Canadian Institute of Mining and Metallurgy. He has been Director since November 2010 and is Chairman of the Safety Committee.

            Corporate Governance Practices and Policies.

            The Corporation’s corporate governance practices and policies are administered by the board of directors and by committees of the board appointed to oversee specific aspects of the Corporation’s management and operations, pursuant to written charters and policies adopted by the board and such committees.

            Independence of the Board. The Corporation’s board of directors is comprised of five directors, four of whom are independent based on the definition of independence under NI 58-101 and section 803A of the NYSE MKT Company Guide. The independent directors are Timothy R. Lindsey, Larry Okada, Albert F. Appleton and John B. McCombe. The non-independent director is John G. Shanahan, who also serves as the Corporation’s president and chief executive officer. The independent directors meet outside the presence of management and Mr. Shanahan prior to or during most regularly scheduled meetings of the board. During the year ended December 31, 2012, the board of directors met seven times and the independent members of the board met separately three times.

            The following directors are also directors of other reporting issuers (or their Canadian equivalent), as indicated:

Name	Issuer
Timothy R. Lindsey	Daybreak Oil and Gas, Inc. (DBRM.OB)
Larry Okada	Alto Ventures Ltd. (TSXV) Forum Uranium Corp. (TSXV) Rokmaster Resources Corp. (TSXV) Northisle Copper & Gold Inc. (TSXV)
John G. Shanahan	Mediterranean Resources Ltd. (TSX, Frankfurt) Condor Blanco Mines Ltd. (ASX, Frankfurt)

            Board Meetings. The board of directors is headed by a chairman, a position that is currently held by Mr. Lindsey. The following table sets forth the attendance record of each director for all board of director meetings held since the beginning of the Corporation’s fiscal year ended December 31, 2012:

Name	Number of Board Meetings Attended
Timothy R. Lindsey	7 out of 7
Larry Okada	6 out of 7
Albert F. Appleton	7 out of 7
John G. Shanahan	7 out of 7
John B. McCombe	6 out of 7

            The board of directors does not have a policy as to director attendance at the Corporation’s annual meetings. Two directors were present at the Corporation’s 2012 annual meeting.

            Board Charter. The board of directors has adopted a charter that among other things defines the role of the board as overseeing, directly and through its committees, the business and affairs of the Corporation, which are conducted by its officers and employees under the direction of the chief executive officer. In so doing, the board of directors acts at all times with a view to the best interests of the Corporation. The board of directors discharges its responsibilities directly and through five standing committees, these being the Compensation Committee, the Audit Committee, the Corporate Governance and Nominating Committee, the Environmental Committee and the Safety Committee.

            The board of directors has reviewed and approved the mandate, structure and composition of each of these committees. The board of directors has also reviewed the board’s leadership structure and concluded that it is appropriate, having regard to the fact that the Corporation has an independent chairman. One of the functions of the board of directors is to assess the major risks facing the Corporation and to review and monitor the manner in which those risks are managed.

            Position Descriptions. The board of directors has adopted a position description for the chairman of the board and the chair of each standing committee of the board. The chairman of the board is responsible for chairing all meetings of directors in a manner that promotes meaningful discussion, providing leadership to the board to enhance the board’s effectiveness, managing the board, acting as a liaison between the board and management to promote a professional and constructive culture and, at the request of the board, representing the Corporation to external groups such as shareholders and other stakeholders, including community groups and governments. The chairs of the Audit Committee, the Compensation Committee, the Environmental Committee, the Safety Committee and the Corporate Governance and Nominating Committee are responsible for overseeing the discharge of the duties specified in each committee’s charter.

            The board of directors has also adopted a position description for the chief executive officer, whose primary role is to effectively and efficiently manage the Corporation, meet the board’s priorities, goals and objectives, and do so with a view toward the best interests of the Corporation.

            Orientation of New Directors and Continuing Education. New directors are given a comprehensive orientation package when they are first elected or appointed to the board. From time to time, corporate officers and legal, financial and other experts are invited to attend board meetings to describe matters in their areas of expertise. In addition, the directors visit each of the Corporation’s material properties upon their election or appointment, and periodically thereafter. Under the board’s charter, management is responsible for providing an orientation and education program for new directors. Part of the mandate of the Corporate Governance and Nominating Committee is to confirm that procedures are in place to provide new directors with an appropriate orientation to both the Corporation and their responsibilities and duties as directors and to provide directors with appropriate continuing education opportunities.

            Ethical Business Conduct. The Corporation is committed to fostering and maintaining a culture of high ethical standards and compliance, and has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code can be found on the Corporation’s website at www.revettminerals.com. The Corporation monitors compliance with the code by requiring each director, officer and employee to review and understand the code and acknowledge that they will comply with the code. The Corporation has also adopted other policies consisting of a disclosure and insider trading policy and a whistle blower policy.

            In accordance with the CBCA, directors who are a party to, or are a director or an officer of a person which is a party to, a material contract or material transaction or a proposed material contract or proposed material transaction are required to disclose the nature and extent of their interest and not to vote on any resolution to approve the contract or transaction. In addition, in certain cases, an independent committee of the board may be formed to deliberate on such matters in the absence of the interested party.

            Committees of the Board

Corp. Gov. &
	Audit	Compensation	Safety	Environmental	Nominating
Director	Committee	Committee	Committee	Committee	Committee
John G. Shanahan			X	X
Timothy R. Lindsey	X	Chair	X	X
Albert F. Appleton		X		Chair	X
Larry M. Okada	Chair	X			Chair
John B. McCombe	X		Chair		X
2012 Meetings	4	1	4	4	1

            Audit Committee.

            Composition and Responsibilities. The Audit Committee is comprised of three or more members of the board of directors who are independent and operates pursuant to a charter adopted by the board. The charter generally authorizes the committee to assist the board in overseeing the Corporation’s financial reporting, financial control, risk management and shareholder communications. The Committee is responsible for:

  recommending the independent auditors for appointment or re-appointment by shareholders and reviewing the appropriateness and reasonableness of the proposed audit fees;

  overseeing the work of the independent auditors, including the resolution of disagreements between management and the independent auditors concerning financial reporting;

  obtaining timely reports from the independent auditors describing, among other things, critical accounting policies and practices and alternative treatments of information that were discussed with management;

  reviewing and, if appropriate, recommending board of director approval of the Corporation’s annual audited financial statements, quarterly interim unaudited financial statements, management discussion and analysis, earnings news releases and any other audited or unaudited financial information contained in public disclosure documents, prior to their filing or dissemination;

  reviewing and approving the Corporation’s hiring policies regarding current or former partners or employees of the Corporation’s current or former independent auditors;

  confirming that the independent auditors have submitted a formal statement relating to the objectivity and independence of the independent auditors;

  overseeing any related party transactions entered into by the Corporation; and

  performing such other activities as are consistent with the Audit Committee’s charter and governing law that the committee or the board of directors deem necessary or appropriate.

In fulfilling its responsibilities, the Audit Committee is authorized to conduct any investigation appropriate to its responsibilities and, may request the attendance of the independent auditors, as well as any officer of the Corporation, or the Corporation’s outside counsel, at any meeting of the committee or to meet with any members or advisors to the committee. The committee has unrestricted access to the books and records of the Corporation, and is authorized to retain special legal, accounting or other consultants or experts to assist it. The committee is further empowered to review and assess the adequacy of its mandate annually and submit any proposed revisions to the board of directors for approval.

            The composition of the Audit Committee and its members are required to meet all applicable legal, regulatory and listing requirements, including applicable securities laws and regulations, the listing requirements of the Toronto Stock Exchange and NYSE MKT, and applicable provisions of the CBCA.

            Each member of the committee is required to be independent within the meaning of National Instrument 52-110 adopted by the Canadian securities administrators and to meet the independence requirements of Rule 10A-3 adopted under the Securities Exchange Act of 1934. In addition, each member of the committee is required to be financially literate within the meaning of National Instrument 52-110 and meet the financial literacy requirements of the NYSE MKT. At least one member must be an “audit committee financial expert” within the meaning of Regulation S-K adopted under the Securities Exchange Act of 1934.

            The Audit Committee meets no less often than quarterly. A minimum of two and at least 50% of the members of the committee present either in person or by telephone constitute a quorum for the conduct of committee business. Whenever a vacancy occurs, the remaining members may exercise all of their powers and responsibilities of the committee so long as a quorum of the committee members remains in office. Matters voted upon by the committee are decided by a majority of votes cast at the meeting. The committee may also take action in lieu of a meeting with the unanimous written consent of all the members. All decisions or recommendations of the committee require board of director approval prior to implementation. The committee is required to keep a written record of its meetings, which are also submitted to the board.

            Current Members. The Audit Committee is presently comprised of Mr. Okada, Mr. Lindsey and Mr. McCombe, with Mr. Okada serving as chairman. During the year ended December 31, 2012, the committee met four times. Each committee member was present at each such meeting. A copy of the Corporation’s Audit Committee charter can be found on the Corporation’s website at www.revettminerals.com.

            Pre-approval Policy. The Audit Committee has adopted a policy regarding the provision of services by its independent auditors. This policy requires the pre-approval of the Audit Committee for all permitted audit, audit-related and non-audit services. It also specifies a number of services that may not be provided by the Corporation’s independent auditors, including all services prohibited by law from being provided by the independent auditors. Unless a service has received general pre-approval from the Audit Committee, it will require specific pre-approval by the Audit Committee. When specific pre-approval is required, the Audit Committee has delegated the authority to the Chair of the Audit Committee so long as the fees involved do not exceed $50,000.

            Audit Committee Report.

            The board of directors has adopted a charter for the Audit Committee that sets out the committee’s mandate, organization, powers and responsibilities. The Audit Committee charter complies with Rule 10A-3 and the requirements of the NYSE MKT.

            In the course of providing its oversight responsibilities regarding the 2012 financial statements, the Audit Committee reviewed the 2012 audited financial statements which appear in the Corporation’s Annual Report to shareholders on Form 10-K, with management and the Corporation’s independent auditors. The Audit Committee reviewed accounting principles, practices and judgments as well as the adequacy and clarity of the notes to the financial statements.

            Since the commencement of the Corporation’s most recently completed fiscal year, the board of directors has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an independent auditor. The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services.

            The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement on Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication with Those Charged with Governance.

            The Audit Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable standards for auditors of public companies.

            In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report to shareholders on Form 10-K for the year ended December 31, 2012. The board concurred with the committee’s recommendation.

Submitted by the members of the Audit Committee
Larry Okada (Chairman)
Timothy R. Lindsey
John B. McCombe

            Compensation Committee.

            Composition and Responsibilities. The purpose of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to compensation. Specifically, the mandate specifies that the compensation committee is responsible for:

  overseeing the development and administration of competitive policies, including policies dealing with compensation and benefits, in order to attract and retain employees of the highest standards;

  reviewing the results of the evaluation of the performance of other senior officers by the chief executive officer and in consultation with the chief executive officer making recommendations to the board of directors concerning compensation arrangements for individual senior officers and directors;

  conducting and reporting to the board regarding an annual performance review of the chief executive officer, including a review of the corporate goals and objectives relevant to the compensation of the chief executive officer, an evaluation of the performance of the chief executive officer in light of those goals and objectives and determination of the chief executive officer’s compensation based on this evaluation;

  reviewing and making recommendations to the board of directors regarding the Corporation’s equity incentive plans and reviewing appropriateness of the allocation of benefits under the plan;

  adopting and reviewing a comprehensive statement of senior officer compensation philosophy and administering the Corporation’s compensation program in accordance with it; and

  reviewing and staying abreast of the Corporation’s management succession program for senior officer positions.

            The Compensation Committee meets at least annually to consider and make recommendations to the board of directors. Typically, the chief executive officer of the Corporation makes recommendations to the committee concerning individual salary levels, incentive bonuses, and other forms of compensation for all of the senior officers other than himself, which are then reviewed and submitted to the full board for approval. The Compensation Committee makes its own determination concerning the chief executive officer’s salary, bonus and other types of compensation. The Compensation Committee also reviews the adequacy and form of director compensation on an annual basis. In general the Compensation Committee strives to ensure the Corporation’s compensation is competitive with that of its peers, reflects the performance of the Corporation, and is aligned with the interest of the Corporation’s shareholders. In carrying out its mandate, the Compensation Committee is authorized to hire independent counsel and advisors as it determines to carry out its duties. The Compensation Committee also prepares an annual report regarding executive compensation.

            Current Members. The Compensation Committee is presently comprised of Mr. Lindsey, Mr. Appleton and Mr. Okada, with Mr. Lindsey serving as chairman. The committee met one time during the year ended December 31, 2012. Each committee member was present at each such meeting. A copy of the Corporation’s Compensation Committee charter can be found on the Corporation’s website at www.revettminerals.com.

            Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 2012 (a) no executive officer of the Corporation served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Corporation’s Compensation Committee; (b) no executive officer of the Corporation served as a director of another entity, one of whose executive officers served on the Corporation’s Compensation Committee; and (c) no executive officer of the Corporation served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Corporation.

            The Compensation Committee did not retain any outside consultants or advisors during the year ended December 31, 2012.

            Corporate Governance and Nominating Committee.

            Composition and Responsibilities. The Corporate Governance and Nominating Committee is comprised of three or more members of the board of directors. The primary functions of the committee are to assess the effectiveness of the board as a whole, the committees of the board and its individual members, periodically review and assess the Corporation’s governance practices, review and assess the qualifications of nominees to the board, and orient new directors as to the Corporation and their responsibilities and duties as directors. For the year ending December 31, 2013, the chairman of the board will evaluate director performance either by interviewing each director or by having each director complete and submit a written questionnaire.

            The Corporate Governance and Nominating Committee is responsible for establishing the qualifications and skills necessary for members of the board of directors (as well as the skills and competencies the board needs as a whole) and procedures for identifying possible nominees who meet the criteria. In discharging these responsibilities, the Corporate Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board and to maintain a balance of knowledge, experience and capability.

            In the case of incumbent directors, the Corporate Governance and Nominating Committee reviews their overall service to the Corporation, including the number of meetings attended, their level of participation, the quality of their performance and any relationships or transactions that might impair their independence. In the case of new director candidates, which includes director candidates recommended by security holders pursuant to the notification requirements of the Corporation’s bylaws, the Corporate Governance and Nominating Committee would also consider whether the nominee is independent within the meaning of NI 58-101 and NI 52-110 and for NYSE MKT purposes, which determination is based upon applicable NYSE MKT listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Neither the Corporate Governance and Nominating Committee nor the board of directors paid any fees to any third party to assist in the process of identifying or evaluating director candidates during the year ended December 31, 2012.

            Current Members. The Corporate Governance and Nominating Committee is presently comprised of Mr. Appleton, Mr. Okada and Mr. McCombe, with Mr. Okada serving as chairman. The committee met one time during the year ended December 31, 2012. Each committee member was present at each such meeting. A copy of the Corporation’s Corporate Governance and Nominating Committee charter can be found on the Corporation’s website at www.revettminerals.com.

            Environmental Committee.

            Composition and Responsibilities. The Environmental Committee is comprised of three directors, one of whom is designated by the board of directors to serve as chair, and assists the board in overseeing environmental stewardship. The Environmental Committee has been established to assist the board in its oversight of environmental issues. The responsibilities of the Environmental Committee are to:

  establish and recommend goals, policies and programs relative to environmental issues and any changes in or additions to such goals, policies and programs;

  make inquiries of management concerning compliance with applicable laws, rules, regulations and standards of corporate conduct relative to environmental issues;

  receive reports on the nature and extent of compliance or any non-compliance with environmental policies, programs and applicable legislation and establish plans to correct deficiencies, if any, and to report to the board of directors on the status of such matters;

  review with management the following items as they relate to environmental matters: (i) the Corporation’s policies with respect to risk assessment and risk management; (ii) the Corporation’s major financial risk exposures; (iii) the steps management has taken to monitor and control such exposures; (iv) the effect of relevant regulatory initiatives and trends; and (v) all material claims, demands and legal proceedings against the Corporation;

  review with management the Corporation’s record of performance on environmental matters, along with any proposed actions based on the record of performance; and

  apprise the Audit Committee of significant changes in financial risk exposures or potential disclosure issues relating to environmental matters.

            Current Members. The Environmental Committee is presently comprised of Mr. Shanahan, Mr. Appleton and Mr. Lindsey, with Mr. Appleton serving as chairman. The committee met four times during the year ended December 31, 2012. Each committee member (other than Mr. Appleton who attended three meetings) was present at each such meeting.

            Safety Committee.

            Composition and Responsibilities. The Safety Committee is comprised of three directors, one of whom is designated by the board of directors to serve as chair, and assists the board in overseeing safety performance and goals. The Safety Committee has been established to assist the board in its oversight of occupational safety issues. The responsibilities of the Safety Committee are to:

  establish and recommend goals, policies and programs relative to safety issues and any changes in or additions to such goals, policies and programs;

  make inquiries of management concerning compliance with applicable laws, rules, regulations and standards of corporate conduct relative to safety issues;

  receive reports on the nature and extent of compliance or any non-compliance with safety policies, programs and applicable legislation and establish plans to correct deficiencies, if any, and to report to the board of directors on the status of such matters;

  review with management the following items as they relate to safety matters: (i) the Corporation’s policies with respect to risk assessment and risk management; (ii) the Corporation’s major financial risk exposures; (iii) the steps management has taken to monitor and control such exposures; (iv) the effect of relevant regulatory initiatives and trends; and (v) all material claims, demands and legal proceedings against the Corporation;

  review with management the Corporation’s record of performance on safety matters, along with any proposed actions based on the record of performance; and

  apprise the Audit Committee of significant changes in financial risk exposures or potential disclosure issues relating to safety matters.

            Current Members. The Safety Committee is presently comprised of Mr. Shanahan, Mr. McCombe and Mr. Lindsey, with Mr. McCombe serving as chairman. The committee met four times during the year ended December 31, 2012. Each committee member was present at each such meeting.

            Communications to the Board.

            Shareholders may communicate directly with the board of directors or any director by writing to the board or a director in care of the corporate secretary at Revett Minerals Inc., 11115 East Montgomery, Suite G, Spokane Valley, Washington 99206” or by faxing their written communication to the corporate secretary at (509) 891-8901. Shareholders may also communicate to the board of directors or any director by calling the corporate secretary at (509) 921-2294. The corporate secretary will review any communication before forwarding it to the board or director, as the case may be.

Executive Compensation.

Summary Compensation Table. The following table summarizes the compensation for the fiscal years ended December 31, 2012, 2011 and 2010, of the Corporation’s principal executive officer, principal financial officer and two other executive officers as of December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
John G. Shanahan(3) President and Chief Executive Officer	2012 2011 2010	322,500 300,000 285,000	87,000 60,500 -	90,345 134,540 47,550	- - 100,000(7)	499,845 495,040 432,550
Kenneth S. Eickerman(3) Chief Financial Officer	2012 2011 2010	139,500 135,000 128,560	12,000 27,500 -	36,138 67,270 15,850	- - 30,698(7)	187,638 229,770 175,108
Douglas Miller(3) Vice President of Operations	2012 2011 2010	153,331 140,000 140,000	41,500 29,000 -	45,173 67,270 25,360	- - 18,667(7)	240,004 236,270 184,027
Monique Hayes(3) Corporate Secretary	2012 2011 2010	86,625 82,500 73,834	22,000 16,500 -	36,138 67,270 15,850	- - -	144,763 166,270 89,684
Carson Rife (3)(4)(5) Vice President and Chief Operating Officer	2012 2011 2010	223,655 200,000 183,231	51,500 40,500 -	54,207 100,905 47,550	- 1,398 (4) 52,064(4)(7)	329,362 342,803 282,845
Douglas Ward(6) Vice President of Corporate Development	2012 2011 2010	- - 181,834	- - -	- - 15,850	- - -	- - 197,684
____________________________
(1)	2010 bonuses relate to performance during that year, but were awarded in March 2011. 2011 bonuses relate to performance during that year, but were awarded in April 2012.
(2)

Options awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 11 to the Corporation’s consolidated financial statements for the year ended December 31, 2012. There were no forfeitures of option awards for the years shown.

(3)

Reflects salary compensation paid to each of the named individuals during the periods reported. See “Employment Agreements with Executive Officers” for information concerning the named individuals’ base salaries for the year ended December 31, 2012.

(4)	Amounts shown for Mr. Rife under “All other Compensation” include an automobile expense allowance of $1,398.
(5)	Mr. Rife resigned from the Corporation on April 30, 2012.
(6)	Mr. Ward resigned from the Corporation on November 30, 2010.
(7)	Amounts shown reflect the value of common shares received during the year.

            Grants of Plan-Based Awards. The following table sets forth information concerning equity incentive plan awards that were granted to the Corporation’s principal executive officer, principal financial officer and two other executive officers during the year ended December 31, 2012. None of the persons depicted in the table received stock awards or non-equity incentive plan awards during the year. None of such incentive plan awards are contingent on the achievement of performance goals.

Grants of Plan-Based Awards
		Estimated Future Payouts under			Other		Grant
		Equity Incentive Plan Awards			Option	Exercise	Date
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Awards (#)	Price ($)	Value ($)
John G. Shanahan	4/2/2012	-	n/a	n/a	50,000	4.18	90,345
Kenneth S. Eickerman	4/2/2012	-	n/a	n/a	20,000	4.18	36,138
Monique Hayes	4/2/2012	-	n/a	n/a	20,000	4.18	36,138
Douglas Miller	4/2/2012	-	n/a	n/a	25,000	4.18	45,175

            Outstanding Equity Awards at Fiscal Year-End. The following table sets forth information concerning the outstanding equity awards at December 31, 2012 held by the Corporation’s principal executive officer, principal financial officer and two other executive officers:

Outstanding Equity Awards at Fiscal Year-End
	Equity Incentive Plan Awards:
	Number of Securities		Number of Securities
	Underlying		Underlying
	Unexercised Options		Unexercised	Average	Option
	Exercisable	Un-exercisable	Unearned Options	Exercise Price	Expiration
Name	(#)	(#)	(#)	($)	Dates
John G. Shanahan	175,000	0	0	2.84	2014-2017
Kenneth S. Eickerman	50,000	0	0	4.09	2015-2017
Monique Hayes	40,000	0	0	4.58	2016-2017
Douglas Miller	61,000	0	0	4.47	2015-2017

            Options Exercised in Last Fiscal Year. There were no stock options exercised by Corporation officers during the year ended December 31, 2012.

            Employment Agreements with Executive Officers. Each of the Corporation’s four executive officers has entered into an employment agreement with Revett Silver. Each agreement is for a term of three years and is renewable annually thereafter, and each provides for the payment of salary and medical and other fringe benefits, the award of stock options, and severance payments in the event the executive officer’s employment is terminated without cause, upon the occurrence of a change in control event, or other than for good reason. A “change in control” event occurs under the agreements when a person or entity beneficially acquires 25 percent or more of voting securities, or when, in a contested election of directors, the persons who were directors immediately prior to the election contest cease to constitute a majority of the board of directors. “Good reason” is defined in the agreement to include a material change in the executive officer’s duties and responsibilities, a reduction in his salary or medical and other fringe benefits or, following a change in control, the Corporation’s failure to enter into a replacement employment agreement with the executive officer that is reasonably satisfactory to him.

            The employment agreement with Mr. Shanahan is dated January 1, 2010 and provides for an annual base salary of $300,000, subject to periodic adjustments. If Mr. Shanahan’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Shanahan may terminate the agreement unilaterally upon one month’s notice.

            The employment agreement with Mr. Eickerman is dated May 30, 2007, as amended January 16, 2010, and provides for an annual base salary of $135,000, subject to periodic adjustment. If Mr. Eickerman’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Eickerman may terminate the agreement unilaterally upon one month’s notice.

            The employment agreement with Mr. Miller is dated April 1, 2004, as amended September 1, 2009 and October 1, 2012. It provides for an annual base salary of $160,000, subject to periodic adjustment. If Mr. Miller’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Miller may terminate the agreement unilaterally upon one month’s notice.

            The employment agreement with Ms. Hayes is dated December 1, 2010 and provides for an annual base salary of $82,500, subject to periodic adjustment. If Ms. Hayes’s employment is terminated without cause, she is entitled to eighteen months of salary and twelve months of benefits. If she is terminated following a change of control event or other than for good reason, she is entitled to 36 months of salary and twelve months of benefits. Ms. Hayes may terminate the agreement unilaterally upon one month’s notice.

            Compensation of Directors. The following table sets forth information concerning the compensation of the Corporation’s directors for the fiscal year ended December 31, 2012. Mr. Shanahan was also an executive officer of the Corporation during the year.

Director Compensation
			All Other
	Fees	Option Awards(1)	Compensation	Total
Name	($)	($)	($)	($)
John G. Shanahan	0	0	0	0
John B. McCombe	45,750	90,435	0	136,085
Albert F. Appleton	77,462	90,435	20,000(2)	187,897
Timothy R. Lindsey	193,087	90,435	125,000(3)	408,522
Larry M. Okada	83,587	90,435	0	174,022

____________________________
Notes:

(1)

Options awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 11 to the Corporation’s consolidated financial statements for the year ended December 31, 2012.

(2)	Includes cash award of $10,000 and common shares which had a value as of the date of issuance of $10,000.
(3)	Includes cash award of $50,000 and common shares which had a value as of the date of issuance of $75,000.

            Effective April 1, 2012, director compensation was modified as follows: (1) annual retainer for each director other than Mr. Shanahan of $25,000; (2) additional annual retainer for the Chairman of the Board of $150,000; (3) $15,000 for the chair of each of the Audit Committee and Environmental Committee, $10,000 for the chair of the Safety Committee and $7,500 for the chair of each of the Compensation Committee and Corporate Governance and Nominating Committee. In addition to the above, directors other than Mr. Shanahan are entitled to receive meeting attendance fees ($1,000 per in-person board meeting, $750 per telephonic board meeting and $500 per committee meeting) and are entitled to be reimbursed for travel expenses incurred in connection with their attendance at board and committee meetings.

            The amounts paid to the Chairman of the Board in 2012 were in recognition of the critical role that he has played since assuming the position of Chairman of the Board in community relations and government affairs. The fees to be paid to the Chairman of the Board in future will be reviewed if the Chairman ceases to fulfil such a role. The additional amount paid to Mr. Appleton in 2012 was in recognition of ongoing and additional work as a member of the board of directors.

            Stock Option Plans.

            The Corporation maintains an equity incentive plan (the “Plan”) that provides for the issuance of stock options, stock appreciation rights and shares of common stock in satisfaction of amounts owing for services. The Plan was adopted by the Corporation’s shareholders on June 19, 2007, was amended on June 16, 2009, and again on June 21, 2011 and is administered by the Compensation Committee and by the board of directors. The material provisions of the Plan and other relevant information are as follows:

  Directors, executive officers, employees and consultants to the Corporation including its subsidiaries are eligible to participate in the Plan.

  A maximum of 6,500,000 common shares (representing approximately 18% of the issued and outstanding common shares of the Corporation as of the date hereof), are available for issuance under the Plan.

  Options for the purchase of a total of 3,282,000 common shares (representing approximately 10% of the issued and outstanding common shares of the Corporation as of the date of hereof) have been granted and are outstanding under the Plan.

  The maximum number of common shares with respect to which grants may be made to any one individual under the Plan, together with any common shares reserved for issuance to such individual under any other stock option plan or arrangement, may not exceed 5% of the number of outstanding common shares of the Corporation. In addition, the maximum number of common shares with respect to which grants may be made to insiders under all share compensation arrangements at any time may not exceed 10% of the issued and outstanding common shares of the Corporation and the maximum number of common shares issued to insiders, within a one year period, under all share compensation arrangements may not exceed 10% of the issued and outstanding common shares of the Corporation.

  The purchase price or exercise price of a common share reserved for issuance pursuant to options granted under the Plan is determined by the board of directors, taking into account any applicable rules of the Toronto Stock Exchange. However, in no event can the price be less than the closing price of the common shares on the Toronto Stock Exchange on the trading date immediately preceding the date of grant.

  A stock appreciation right may be granted under the Plan at the time an option is granted, or any time during the term of an option, and upon exercise of a stock appreciation right, the related option is cancelled to the extent unexercised, and the holder is entitled to receive payment of an amount equal to the difference between the then current market price and the exercise price. Payment of the appreciated value of the common share may be solely in cash, in common shares, or a combination thereof, in the discretion of the Compensation Committee and the board of directors. Upon exercising an option, any related stock appreciation right is cancelled. No stock appreciation rights have been granted as of the date hereof.

  Options vest at such times as the Compensation Committee or the board of directors determine at the time of grant, provided that, subsequent to the time of grant, the Compensation Committee or the board of directors may in their discretion permit an optionee to exercise any or all unvested options.

  No option can have a term of more than ten years measured from the date of grant.

  Each option must specify the effect of termination of employment on the holder’s right to exercise the option. With respect to those options that have been granted as of the date hereof, the termination of an optionee’s employment for cause or his or her resignation for other than good reason terminates any unexercised options he or she may hold. If an optionee's employment is terminated for reasons other than for cause or because of death or disability, or if an optionee resigns for good reason, then the unexercised options generally may be exercised for a period of one year following termination, but in no event after the expiry date of the option, subject to the discretion of the board of directors to amend such provisions provided such amendment is not detrimental to the holder.

  Options granted pursuant to the Plan are non-assignable otherwise than by will or the laws of descent and distribution.

            On June 19, 2007, the shareholders of the Corporation approved an amendment to the Plan that clarified the nature of amendments that may be made to the Plan with and without obtaining shareholder approval. The board of directors may at any time, subject to the provisions below, amend, suspend or terminate the Plan, or any portion thereof, or awards or grants made thereunder provided that no change in any award or grant previously made may be made which would impair the rights of the optionee or grantee thereunder without the consent of the affected optionee or grantee. Without limiting the generality of the foregoing, the board of directors may make the following types of amendments to the Plan or awards or grants made thereunder without shareholder approval:

  amendments of a ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

  amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange);

  amendments respecting administration of the Plan;

  any amendment to the vesting provisions of the Plan or any option;

  any amendment to the early termination provisions of the Plan or any option, whether or not such option is held by an insider, provided such amendment does not entail an extension beyond the original expiry date;

  any amendment to the termination provisions of the Plan or any option, other than an amendment extending the term of an option, provided any such amendment does not entail an extension of the expiry date of such option beyond its original expiry date;

  the addition or modification of any form of financial assistance by the Corporation;

  the addition or modification of a cashless exercise feature, payable in cash or common shares, whether or not there is a full deduction of the number of underlying common shares from the Plan reserve; and

  any other amendments, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

Shareholder approval is required for the following types of amendments to the Plan or awards or grants made thereunder:

  increases to the number of common shares issuable under the Plan, including an increase to a fixed maximum number of common shares or a change from a fixed maximum number of common shares to a fixed maximum percentage;

  any amendment which reduces the exercise price of an option or a cancellation and re- grant at a lower price less than three months after the related cancellation;

  any amendment extending the term of an option beyond its original expiry date;

  any amendment broadening any limits imposed on non-employee director participation under the Plan;

  any amendment respecting transferability or assignability of awards or options under the Plan, other than for normal estate settlement purposes; and

  amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

            Compensation Committee Report. The Compensation Committee is pleased to present the following Compensation Committee report: We have reviewed and discussed the Compensation Discussion and Analysis set forth in this Circular. Based upon review of the discussion herein, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Circular.

Respectfully submitted, members of the Compensation Committee
Timothy R. Lindsey (Chairman)
Albert F. Appleton
Larry Okada

Compensation Discussion and Analysis.

            Compensation Philosophy and Policies. The Corporation’s executive compensation program is designed to attract and retain the best possible executive talent and to provide an economic framework to compensate executives and senior management to meet the Corporation’s business goals and objectives. Base compensation is comprised of salary and an annual stock option award. Incentive, or bonus compensation, is based upon overall corporate performance for the previous financial year and adjusted for specific individual performance. Incentive compensation is issued as either cash or stock, or a combination of both.

            The key elements to executive base compensation is an annual base salary along with an annual stock option award. The level of overall base compensation is predicated on the position held, the executive officer’s experience, and the market for executive talent. Executive officers and senior management of the Corporation are eligible to receive bonus compensation in the form of cash and/or stock. Bonus compensation is reviewed by the Compensation Committee at the end of each financial year and is based primarily on the following criteria for both the Corporation and individual’s overall performance:

Criteria	Relative
Importance

Safety Performance	40%
Production/Resource Management	20%
Cash Flow/Profitability	20%
Share Price/Market Performance	20%

            Typically, the principal executive officer of the Corporation makes recommendations to the Compensation Committee concerning individual annual base salary levels and incentive bonuses which are then reviewed and submitted to the full board of directors for approval. The Compensation Committee makes its own recommendation concerning the principal executive officer’s base salary, incentive bonus and other types of compensation. The board of directors has traditionally maintained base compensation at levels roughly in line with those of other companies within a peer group.

            The Compensation Committee and board of directors awarded cash bonuses during the year ended December 31, 2012, to the persons and in the amounts set forth in the executive compensation table that appears elsewhere in this Circular. These bonuses were given in recognition of Corporation and individual performance during the 2012 financial year.

            Compensation of the Principal Executive Officer. Mr. Shanahan’s annual base salary is currently $330,000. During the year ended December 31, 2012, Mr. Shanahan was awarded 50,000 stock options with an exercise price of $4.18 per share. These stock options are immediately vested, expire on April 1, 2017 and had a Black–Scholes fair value of $90,345 at the time the stock options were issued. In addition, Mr. Shanahan received a bonus of $87,000 for 2012.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

            Equity Compensation Plan Information. The following table sets forth certain information concerning options that have been granted pursuant to the Plan as of December 31, 2012.

Revett Minerals Inc. Incentive Stock Option Plans
Number of
	Shares to be	Weighted average	shares available
	issued upon	exercise price of	for issuance under
Stock Option Plan	exercise	outstanding options	plan at FY end
	(#)	($)	(#)
Revett Minerals Equity Incentive Plan	2,452,000	$ 3.86	2,623,539

            Security Ownership of Certain Beneficial Owners. The following table sets forth as of December 2, 2013 the names and address of, and number of shares beneficially owned by persons other than our directors and executive officers who are known to us to own more than five percent (5%) of the Corporation’s outstanding common shares. At such date, 34,596,387 common shares were outstanding. An additional 3,282,000 common shares were issuable at such date pursuant to presently exercisable options.

Name and Address of Owner	Class of Security	Amount and Nature of Beneficial Ownership (all direct unless otherwise noted)	Percent of Class

Silver Wheaton Corp. 666 Burrard Street, Suite 3400 Vancouver, British Columbia V6C 2X8	common stock	5,285,979	14.0%

Trafigura Beheer B.V. Van Heuven Goedhartlaan 937 1187 LD Amsterlveen P.O. Box 74135 1070 BC Amsterdam, The Netherlands	common stock	3,666,667	9.7%

Wexford Capital LP 411 West Putnam Ave., Suite 125. Greenwich, Connecticut 06830	common stock	1,752,703	5.1%

            Security Ownership of Management. The following table sets forth as of December 2, 2013 the names of, and number of common shares of the Corporation beneficially owned by our directors and executive officers, and the number of common shares owned by our directors and officers as a group.

Amount and Nature of
Beneficial Ownership
Name of Director or Officer	Class of Security	(all direct unless otherwise noted)	Percent of Class

John G. Shanahan	common stock	661,482 (1)	1.3%
Kenneth S. Eickerman	common stock	82,278 (2)	less than 1%
Douglas Miller	common stock	97,666 (3)	less than 1%
Monique Hayes	common stock	61,000 (4)	less than 1%
Timothy R. Lindsey	common stock	1,006,941 (5)	2.8%
Albert F. Appleton	common stock	153,393 (6)	less than 1%
Larry M. Okada	common stock	191,004 (7)	less than 1%
John B. McCombe	common stock	151,004 (8)	less than 1%
All directors and officers as a group (8 persons)	common stock	2,404,768 (9)	6.9%
_______________________
(1)	Consists of 446,482 common shares and presently exercisable options to purchase 215,000 common shares.
(2)	Consists of 12,278 common shares and presently exercisable options to purchase 70,000 common shares.
(3)	Consists of 6,666 common shares and presently exercisable options to purchase 91,000 common shares.
(4)	Consists of 1,000 common shares and presently exercisable options to purchase 60,000 common shares.
(5)	Consists of 791,941 common shares and presently exercisable options to purchase 215,000 common shares.
(6)	Consists of 23,393 common shares and presently exercisable options to purchase 130,000 common shares.
(7)	Consists of 1,004 common shares and presently exercisable options to purchase 190,000 common shares.
(8)	Consists of 1,004 common shares and presently exercisable options to purchase 150,000 common shares.
(9)	See notes (1) through (8), above.

            Changes in Control. The Corporation does not know of any arrangement, the operation of which may at a subsequent date result in a change in control of the Corporation.

Certain Relationships and Related Transactions, and Director Independence.

            Related Party Transactions. Trafigura AG has a contract to purchase the silver and copper concentrates produced at Troy. Trafigura Beheer B.V., which is affiliated with Trafigura AG, is the beneficial owner of more than five percent of our outstanding common shares, and is therefore a related party. Trafigura AG paid us $52 million for these concentrates during the nine months ended December 31, 2012; it did not pay us anything during the comparable period in 2013, owing to the fact that we produced no concentrate at Troy during the period. We believe the terms and conditions of our contract with Trafigura AG are neither more favorable nor less favorable than the terms and conditions we could have obtained from unrelated concentrate purchasers.

Principal Accounting Fees and Services.

            Audit Fees. During the fiscal year ended December 31, 2012 and 2011, KPMG LLP, Boise Idaho, our independent registered public accounting firm, billed the Corporation $285,000 and $275,000, respectively, for professional services rendered by such firm for the audit of the Corporation’s consolidated financial statements and for reviewing certain of the Corporation’s periodic filings with the SEC.

            During the fiscal years ended December 31, 2012 and 2011, KPMG LLP, Vancouver, British Columbia, our former independent registered public accounting firm, billed the Corporation nothing and Cdn $21,000, respectively, for professional services rendered by such firm for the audit of the Corporation and for reviewing certain of the Corporation’s periodic filings with the SEC.

            Audit-Related Fees. During the fiscal years ended December 31, 2012 and 2011, KPMG LLP did not perform or bill the Corporation for any other audit related services.

            Tax Fees. During the fiscal years ended December 31, 2012 and 2011, KPMG LLP did not perform or bill the Corporation for any tax compliance, tax advice or tax planning services.

            All Other Fees. During the fiscal years ended December 31, 2012 and 2011, KPMG LLP did not perform or bill the Corporation for any other services.

RISK FACTORS

            You should carefully consider the risks and uncertainties described below, together with all of the other information and risks included in, or incorporated by reference into this Circular, including our consolidated financial statements and the related notes thereto incorporated by reference into this Circular from our Annual Report on Form 10-K for the year ended December 31, 2012, before making a decision whether to vote for the proposal described in this Circular.

            The following risk factors and other information in this Circular contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information within the meaning of applicable Canadian legislation. This summary does not discuss all aspects of U.S. or Canadian tax consequences that may apply in connection with the domestication. In addition, please note that other tax consequences may arise under applicable law in other countries. If any of the following events or developments described below actually occur, the business, financial condition or operating results of Revett Mining Company, Inc. could be materially harmed. This could cause the trading price of its common stock to decline, and you may lose all or part of your investment.

Risks Relating to the Domestication

            If the IRS does not agree with our calculation of the “all earnings and profits amount” attributable to a shareholder’s shares in the Corporation, Revett Mining Company Inc.’s stockholders may owe income taxes as a result of the domestication. We believe that the domestication will qualify as a tax-free reorganization for U.S. federal income tax purposes and that based upon a review of our earnings and profits, no U.S. shareholder should be subject to U.S. federal income tax as a result of the domestication. Based on a review of information available to us, we believe that Revett Minerals Inc. has a deficit in “earnings and profits.” As a result, no U.S. shareholder should have a positive “all earnings and profits amount” attributable to such shareholder’s common shares, and therefore no U.S. shareholder should be required to include any such amount in income as a result of the domestication.

            Based on our limited activity at the holding company level and the size of our existing earnings and profits deficit, we do not believe that a U.S. shareholder should have a positive “all earnings and profits” amount attributable to such shareholder’s shares in the Corporation. However, if the IRS does not agree with our calculation of the “all earnings and profits amount,” a shareholder may be subject to adverse U.S. federal income tax consequences on the domestication. Any U.S. shareholder who owns, directly or indirectly, 10% or more of the combined voting power of all classes of our common stock at the time of the domestication will have to recognize income, categorized as dividend income for U.S. federal income tax purposes, equal to the “all earnings and profits amount,” within the meaning of Treasury Regulation Section 1.367(b) -2, allocable to such U.S. shareholder’s shares in the Corporation. Any U.S. shareholder who owns less than 10% of the combined voting power of all classes of our common shares and whose shares have a fair market value of $50,000 or more on the date of the domestication will, assuming the deemed dividend election is made by such U.S. shareholder, have income in an amount equal to the lesser of the gain, if any, on the domestication or “all earnings and profits amount” attributable to his shares in Revett Minerals Inc. U.S. shareholders who own less than 10% of the combined voting power of all classes of our shares and whose shares have a fair market value below $50,000 are not subject to tax on the domestication. For additional information on the U.S. federal income tax consequences of the domestication, see “United States Federal Income Tax Consequences”.

            The rights of our shareholders under Canadian law will differ from their rights under Delaware law, which will, in some cases, provide less protection to shareholders following the domestication. Upon consummation of the domestication, our shareholders will become stockholders of a Delaware corporation. There are material differences between the CBCA and the DGCL and our current and proposed charter and bylaws. For example, under Canadian law, many significant corporate actions such as amending a corporation’s articles of incorporation or consummating a merger require the approval of two-thirds of the votes cast by shareholders, whereas under Delaware law, a majority of the total voting power of all of those entitled to vote may approve the matter. Furthermore, shareholders under Canadian law are entitled to dissent and appraisal rights under a number of extraordinary corporate actions, including an amalgamation with another unrelated corporation, certain amendments to a corporation’s articles of incorporation or the sale of all or substantially all of a corporation’s assets; under Delaware law, stockholders are entitled to dissent and appraisal rights for certain specified corporate transactions such as mergers or consolidations. If the domestication is approved, shareholders may be afforded less protection under the DGCL than they had under the CBCA in certain circumstances. See “The Domestication – Comparison of Shareholder Rights”.

            The proposed domestication will result in additional direct and indirect costs whether or not it is completed.

            The domestication will result in additional direct costs. We will incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the domestication. The domestication will also temporarily divert the attention of our management and employees from the day-to-day management of the business to a limited extent.

            The amount of corporate tax payable by us will be affected by the value of our property on the date of the domestication. For Canadian tax purposes, on the date of the domestication we will be deemed to have a year end and will also be deemed to have sold all of our property and received the fair market value for those properties. We do not expect that we will be subject to any Canadian taxation on this deemed disposition. However, we will be subject to an additional corporate emigration tax equal to 5% of the amount by which the fair market value of our property, net of liabilities, exceeds the paid-up capital of our issued and outstanding shares. We have completed certain calculations of our tax accounts with the assistance of professional advisors, and assuming the fair market value of our property reflects the market price of our stock, a stock price of $2.25 per common share and that the exchange rate of the Canadian dollar to the U.S. dollar is CDN $1.00 equals $0.97, the domestication would not result in the imposition of any corporate emigration tax. That said, we likely would be subject to the corporate emigration tax if the price of our common shares increased or the exchange rate were to change significantly. Further, it is possible that the Canadian federal tax authorities may not accept our valuations or calculations of our tax accounts, which may result in additional taxes payable as a result of the domestication. As is customary, when a Canadian federal tax liability depends largely on factual matters, we have not applied to the Canadian federal tax authorities for a ruling on this matter and do not intend to do so.

            We are of the view that our principal undertaking will be carrying on an active mining business rather than an investment business for purposes of the proposed “foreign investment entity” tax rules under the Tax Act. As such, we should not qualify as a foreign investment entity, and Canadian resident shareholders should not be adversely affected by the proposed tax rules applicable to a foreign investment entity. However, the determination of whether or not we are a foreign investment entity must be made on an annual basis at the end of each taxation year.

Other Risks of Our Business

            Operations at Troy are currently suspended. In mid-December 2012, we suspended underground mining operations at Troy because of unstable and unsafe ground conditions in the mine. Following the suspension, we installed geophone monitoring devices and worked with MSHA and our geotechnical consultants to inspect the mine and develop alternate travel and haulage routes that bypassed affected areas. We undertook these measures believing we could safely resume operations using these alternate routes. We continued to assess these conditions for the first nine months of 2013, but concluded in October that we could not use the existing haulage route and would instead have to construct a deeper decline to the C Bed and previously undeveloped I Bed deposits if we were to resume mining operations at Troy. We commenced construction of the decline in November 2013 following receipt of MSHA approval. We estimate the construction will take a minimum of twelve months to complete, at a cost of approximately $12 million. We have sufficient funds to commence construction of the new decline and are in the process of determining how we will finance the balance of the construction costs. These construction costs and resulting delays will materially and adversely affect our business and financial condition until mining operations can be resumed.

            Copper and silver prices fluctuate markedly. Our operations are significantly influenced by the price of copper and silver. Copper and silver prices fluctuate widely and are affected by numerous factors that are beyond our control, such as the strength of the United States dollar, global and regional industrial demand, and the political and economic conditions of major producing countries throughout the world. Since 1990, world average copper prices have fluctuated from a low of $0.71 per pound in 2002 to a high of $4.00 per pound in 2011, and world average annual silver prices have fluctuated from a low of $3.95 per ounce in 1992 to a high of $35.11 per ounce in 2011.

            There are other formidable risks to mining. We are subject to all of the risks inherent in the mining industry, including industrial accidents, labor disputes, environmental related issues, unusual or unexpected geologic formations, cave-ins, surface subsidence, flooding, power disruptions and periodic interruptions due to inclement weather. These risks could result in damage to or destruction of our mineral properties and production facilities, personal injury, environmental damage, delays, monetary losses and legal liability. In addition, we are subject to competition for new minerals properties, management and skilled miners from other mining companies, many of which have significantly greater resources than we do. We also have no control over changes in governmental regulation of mining activities, the speculative nature of mineral exploration and development, operating hazards, fluctuating metal prices and inflation and other economic conditions.

            Legal challenges could prevent us from ever developing Rock Creek. Our proposed development of Rock Creek has been challenged by several regional and national conservation groups at various times subsequent to the Forest Service’s initial issuance of a Record of Decision approving our plan of operation in 2003. Some of these challenges have alleged violations of a variety of federal and state laws and regulations pertaining to our permitting activities at Rock Creek, including the Endangered Species Act, the National Environmental Policy Act, the 1872 Mining Law, the Federal Land Policy Management Act, the Wilderness Act, the National Forest Management Act, the Clean Water Act, the Clean Air Act, the Forest Service Organic Act of 1897 and the Administrative Procedural Act. Although we have generally successfully addressed these challenges, we were directed by a federal district court in May 2010 to produce a supplemental EIS to address NEPA procedural deficiencies identified by the court. We cannot predict with any degree of certainty how possible future challenges will be resolved. Rock Creek is potentially the more significant of our two mining assets. New court challenges to the supplemental EIS and a revised Record of Decision may delay us from proceeding with our planned development at Rock Creek. If we are successful in completing the supplemental EIS and defending any challenges, we still must comply with a number of requirements and conditions as development progresses, failing which we could be denied the ability to continue with our proposed activities at Rock Creek.

            Our reclamation liability at Troy could be substantial. Our financial obligations with respect to the reclamation, restoration and closure of Troy are presently covered by a $12.9 million surety bond which includes $6.5 million in a restricted cash account. In late 2012, DEQ and the Forest Service issued a new EIS and Record of Decision pertaining to the Troy reclamation. We do not presently know whether the revised reclamation plan will increase our bonding costs. Laws governing the closure of mining operations in Montana have become more stringent since Troy was first placed into production. These factors could result in the imposition of a higher performance bond. Our reclamation liability at Troy is not limited by the amount of the performance bond itself, the bond serves only as security for the payment of these obligations. We would necessarily have to pay for any substantial increase in actual costs over and above the maximum allowed under the bond.

            We presently do not have the financial resources to complete the construction of the new decline at Troy or to develop Rock Creek. Although we are confident we can procure financing, we presently do not have sufficient funds to complete the construction of a new decline to the C Bed and deeper I Bed deposits at Troy. We also do not have sufficient cash to develop a mine or begin mining operations at Rock Creek should it prove feasible to do so.

            The Rock Creek mineral resources are not equivalent to reserves. This Circular includes information concerning the estimated size of our mineral resource at Rock Creek. Since no ore has been produced from Rock Creek, these estimates are preliminary in nature. This Circular also includes information concerning mineral resources at Troy. Although we believe these amounts are significant, it does not mean the mineral resource can be economically mined. A mineral resource is not equivalent to a commercially mineable ore body or “proven reserves” or “probable reserves” under standards promulgated by the United States Securities and Exchange Commission, or SEC, principally because they are less certain and not necessarily amenable to economic development. We will not be able to determine whether Rock Creek contains a commercially mineable ore body until our evaluation program has been completed and we have obtained a final, economic and technical feasibility study that will include an analysis of the amount of ore that can be economically produced under then-prevailing market conditions. United States shareholders are cautioned that the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” as used herein are not recognized by the SEC. The estimation of mineral resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. United States shareholders are cautioned not to assume that mineral resources will ever be converted into reserves.

FORWARD-LOOKING STATEMENTS

            From time to time, we may publish “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and forward-looking information within the meaning of applicable Canadian securities legislation. We generally identify forward-looking statements and information with the words “plan,” “expect,” “anticipate,” “estimate,” “may,” “will,” “should” and similar expressions. We base these forward-looking statements and information on our current expectations and projections about future events.

            We caution readers that a variety of factors could cause our actual results to differ materially from those discussed in, or implied by, these forward-looking statements and information. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: (i) the resumption of mining at Troy; (ii) the tonnage, grade and economic feasibility of developing these deeper deposits; (iii) geotechnical and safety concerns associated with the decline and continued mining operations; (iv) the volatility of prices for copper and silver; (v) fluctuations in interest rates; (vi) changes in regulatory requirements which could affect the cost and method of doing business; (vii) domestic and international economic conditions; and (viii) legal developments affecting the mining industry and us, including legal developments pertaining to our efforts to permit and develop Rock Creek. Many factors could cause our actual results, performance or achievements to be materially different from any results, performance or achievements that may be expressed or implied by such forward-looking statements, including those set forth under the headings “Risk Factors” and “Information Concerning the Corporation”. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements or information prove incorrect, actual results may vary materially from those described in this Circular as intended, planned, anticipated, believed, estimated or expected. We do not intend, and do not assume, any obligation to update these forward-looking statements or information.

THE SPECIAL MEETING

Solicitation of Proxies

            This Circular is forwarded to our shareholders in connection with the solicitation of proxies by our management for use at our special meeting of shareholders (the “Special Meeting”) to be held on January 24, 2014, at 9:00 a.m. (Spokane Valley, Washington time) at our executive offices, 11115 East Montgomery, Suite G, Spokane Valley, Washington and at any adjournments thereof for the purposes set forth in the Notice of Special Meeting, which accompanies this Circular. This Circular is dated December __, 2013 and is first being mailed to shareholders on or about December __, 2013.

            The record date for the determination of shareholders entitled to receive notice of the Special Meeting is December 16, 2013. In accordance with the provisions of the CBCA, we will prepare a list of the common shareholders as of the record date, all of whom will be entitled to vote their common shares to approve the special resolution for the domestication and the certificate of incorporation of Revett Mining Company, Inc. (Proposal 1 in the Notice of Special Meeting) and any other matter properly submitted for shareholder vote at the Special Meeting.

            It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees by telephone or email. The cost of such solicitation, estimated to be approximately $100,000, will be borne by us.

            No person is authorized to give any information or to make any representations other than those contained in this Circular and, if given or made, such information or representations should not be relied upon as having been authorized by us. The delivery of this Circular shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this Circular. Except as otherwise stated, the information contained in this Circular is given as of December 2, 2013.

Our Common Shares

            Our shareholders are entitled to one vote at all meetings of shareholders for each common share held as of the record date for the meeting. As of the record date for the Special Meeting, 34,596,387 common shares were issued and outstanding.

            Under the CBCA, the affirmative vote, whether in person or by proxy, of at least two-thirds of the votes cast by the holders of common shares at the Special Meeting is required to approve the change in jurisdiction, if a quorum is present. A quorum constitutes not less than one-third of our total outstanding common shares.

Appointment and Revocation of Proxies

            John G. Shanahan and, failing him, Timothy R. Lindsey, have been appointed by the board of directors to serve as proxies for the shareholders at the Special Meeting.

            Shareholders have the right to appoint persons, other than Mr. Shanahan and Mr. Lindsey, who need not be shareholders, to represent them at the Special Meeting. To exercise this right, the shareholder may insert the name of the desired person in the blank space provided in the form of proxy accompanying this Circular or may submit another form of proxy.

            Proxies must be deposited in the manner and by the time specified in the Notice of Special Meeting.

            Common shares represented by properly executed proxies will be voted by the persons appointed to serve as proxies for the shareholders on any ballot that may be called for, unless the shareholder has directed otherwise, for the proposal to approve the special resolution authorizing the change of jurisdiction and approval of the certificate of incorporation of Revett Mining Company, Inc. (Proposal 1 in the Notice of Special Meeting).

            Each form of proxy confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Special Meeting to which the proxy relates and other matters which may properly come before the Special Meeting. Management knows of no matters to come before the Special Meeting other than the matters referred to in the Notice of Special Meeting. However, if matters which are not known to management should properly come before the Special Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

            A shareholder who has given a proxy has the power to revoke it by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing either at our registered office at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournment thereof, or with the chairman of the Special Meeting on the day of the Special Meeting or any adjournment thereof, or in any other manner permitted by law. A shareholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and depositing it by the time specified in the Notice of Special Meeting or by delivering a written statement revoking the proxy. The written statement must be delivered to the Corporate Secretary of the Corporation at 11115 East Montgomery, Suite G, Spokane Valley, Washington, U.S.A. 99206 no later than 5:00 p.m. (Spokane Valley, Washington time) on the last business day prior to the date of the Special Meeting or any adjournment of the Special Meeting, or to the chairman of the Special Meeting on the day of the Special Meeting or any adjournment thereof.

            Abstentions and broker non-votes will have no effect with respect to the matters to be acted upon at the Special Meeting.

THE DOMESTICATION
(Proposal No. 1 on the Notice of Special Meeting and the accompanying Proxy)

General

            The board of directors is proposing to change our jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware through a transaction called a “continuance” under Section 188 of the CBCA and a “domestication” under Section 388 of the DGCL (collectively referred to as a “domestication” herein), and approve a new certificate of incorporation to be effective on the date of the domestication. We will become subject to the DGCL on the date of our domestication, but will be deemed for the purposes of the DGCL to have commenced our existence in Delaware on the date we originally commenced our existence in Canada. Under the DGCL, a corporation becomes domesticated in Delaware by filing a certificate of corporate domestication and a certificate of incorporation for the corporation being domesticated. The board of directors has unanimously approved our domestication and the related certificate of incorporation of Revett Mining Company, Inc., believes it to be in our best interests, and unanimously recommends approval of the domestication and the approval of the certificate of incorporation of Revett Mining Company, Inc. to our shareholders.

            The domestication will be effective on the date set forth in the certificate of corporate domestication and the certificate of incorporation, as filed with the office of the Secretary of State of the State of Delaware. Thereafter, we will be subject to the certificate of incorporation filed in Delaware, a copy of which is attached to this Circular as Exhibit C. We will be discontinued in Canada as of the date shown on the certificate of discontinuance issued by the Director appointed under the CBCA, which we expect to be the date of domestication in Delaware.

            The domestication will not interrupt our corporate existence or operations or the trading markets of our common shares. Each outstanding common share at the time of the domestication will remain issued and outstanding as a share of common stock of Revett Mining Company, Inc. after our corporate existence is continued from Canada under the CBCA and domesticated in Delaware under the DGCL. The common shares will continue to be listed on the New York Stock Exchange Market Division and the Toronto Stock Exchange under the trading symbol “RVM” and on the Frankfurt Stock Exchange under the trading symbol “37RN.”

            We will continue to be subject to the rules and regulations of these exchanges and the obligations imposed by each securities regulatory authority in Canada and the United States, including the SEC. In addition, we will continue to file periodic reports with the SEC pursuant to the Exchange Act. Upon our domestication, our board of directors intends to adopt bylaws, copies of which are attached to this Circular as Exhibit D. A copy of Section 190 of the CBCA addressing dissenters’ rights in connection with the continuance is attached to this Circular as Exhibit E.

Principal Reasons for the Domestication

            We are pursuing the domestication for a number of reasons, the foremost being that we have no significant presence in Canada. Our corporate offices and operations are located in the United States, most of our shareholders reside there, and the principal market for our common shares is the New York Stock Exchange Market Division. Despite these strong connections with the United States, we believe we are not uniformly perceived by investors, lenders or potential strategic partners as a U.S. company. Our board of directors believes that the absence of a clear U.S. identity may prevent us from maximizing the opportunities and relationships with investors, lenders and potential partners, many of whom prefer to engage in business with a U.S. entity.

            Our board of directors chose the State of Delaware to be our domicile because the DGCL expressly accommodates continuances under Section 188 of the CBCA and because the provisions of the DGCL, specifically those dealing with the duties and obligations of directors of a Delaware corporation, have been interpreted by a substantial body of case law in the Delaware courts. We believe the domestication will unambiguously establish us as a U.S. corporation and help us achieve our strategic goals.

            In considering its recommendation in favor of the domestication, our board of directors weighed the estimated tax liability to us arising from this transaction. See “The Domestication – United States and Canadian Income Tax Considerations.” With the assistance of professional advisors, we have reviewed our assets, liabilities, paid-up capital and other tax balances. Assuming that the market price of our common shares does not exceed $2.25 per share and that the exchange rate of the Canadian dollar to the U.S. dollar is CDN $1.00= $0.97, we do not anticipate incurring any Canadian income taxation from the domestication. Accordingly, due to the recent decline in the share price of the Common Shares resulting from the suspension of mining operations at Troy, this potential tax liability would be substantially less than it would have been if the domestication had occurred in the past several years.

Effects of the Domestication

            There are material differences between Canadian corporate law and Delaware corporate law with respect to shareholders rights, and Delaware law may offer shareholders more or less protection depending on the particular matter. A detailed overview of the material differences is set forth below.

            Applicable Law. As of the effective date of the domestication, our legal jurisdiction of incorporation will be Delaware, and we will no longer be subject to the provisions of the CBCA. All matters of corporate law will be determined under the DGCL. We will retain our original incorporation date in Canada as our date of incorporation for purposes of the DGCL.

            Assets, Liabilities, Obligations, Etc. Under Delaware law, as of the effective date of the domestication, all of our assets, property, rights, liabilities and obligations immediately prior to the domestication will continue to be our assets, property, rights, liabilities and obligations. Canadian corporate law will cease to apply to us on the date shown on the certificate of discontinuance to be issued by the Director appointed under the CBCA, which we expect to be the date of domestication in Delaware. We will be thereafter become subject to the obligations imposed under Delaware corporate law.

            Business and Operations. The domestication, if approved, will effect a change in the legal jurisdiction of incorporation as of the effective date of the domestication, but our business and operations will remain the same.

            Officers and Directors. Our board of directors currently consists of five members: John G. Shanahan, John B. McCombe, Albert Appleton, Timothy R. Lindsey and Larry M. Okada. These directors will continue to serve as directors from and after the effective date of the domestication. Immediately following the domestication, our officers will also be unchanged. Our officers are John G. Shanahan (President and Chief Executive Officer), Kenneth S. Eickerman (Treasurer and Chief Financial Officer), Douglas Miller (Vice President of Operations) and Monique Hayes (Corporate Secretary).

Treatment of Outstanding Capital Stock and Options

            The existing share certificates representing our common shares will continue to represent the same number of the same class of our common stock after the domestication without any action on your part. You will not be required to exchange any share certificates. We will only issue new certificates to you representing shares of capital stock of Revett Mining Company, Inc. upon a transfer of your shares or at your request. Holders of our outstanding options will continue to hold the same securities, which will remain exercisable for an equivalent number of shares of the same class of common stock of Revett Mining Company, Inc., for the equivalent exercise price per share, without any action by the holder.

Shareholder Approval

            The domestication is subject to various conditions, including approval of the special resolution authorizing the domestication and the approval of the certificate of incorporation of Revett Mining Company, Inc. by our shareholders at the Special Meeting. A copy of the special resolution is attached to this Circular as Exhibit A. Under the CBCA, the change of jurisdiction requires affirmative votes, whether in person or by proxy, of at least two-thirds of the votes cast by the holders of our common shares at the Special Meeting where a quorum, or not less than one-third of our total outstanding common shares is present in person or by proxy. Assuming we receive the requisite shareholder approval for the domestication, our board of directors will retain the right to terminate or abandon the domestication if it determines that consummating the domestication would be inadvisable or not in our best interests, or if all of the respective conditions to consummation of the domestication have not occurred. There are no time limits on the duration of the authorization resulting from a favorable shareholder vote.

Regulatory and Other Approvals

            The change of jurisdiction is subject to the authorization of the director appointed under the CBCA. The director is empowered to authorize the change of jurisdiction if, among other things, he is satisfied that the change of jurisdiction will not adversely affect our creditors or shareholders.

            Subject to the authorization of the continuance by the director appointed under the CBCA and the approval of our shareholders, we anticipate that we will file a certificate of corporate domestication and a certificate of incorporation with the Secretary of State of the State of Delaware pursuant to the DGCL promptly following the Special Meeting, and that we will be domesticated in Delaware on the effective date of such filings. Promptly thereafter, we intend to give notice to the director appointed under the CBCA that we have been domesticated under the laws of the State of Delaware and request that the director appointed under the CBCA issue us a certificate of discontinuance bearing the same date as the date of effectiveness of our certificate of corporate domestication and certificate of incorporation by the Secretary of State of the State of Delaware.

Comparison of Shareholder Rights

            The principal attributes of our capital stock before and after domestication are comparable, however, there will be material differences in the rights of our shareholders under Delaware law as described below.

            General. On the effective date of the domestication, we will be deemed for purposes of the DGCL to have been incorporated under the laws of the State of Delaware from our inception and we will be governed by the Delaware certificate of incorporation filed with the certificate of corporate domestication. Differences between Canadian corporate law and Delaware corporate law and between our current articles of incorporation and bylaws and the proposed Delaware certificate of incorporation and bylaws will result in various changes in the rights of our shareholders. The following summary comparison highlights provisions of applicable Canadian corporate law and our current Canadian articles of incorporation and bylaws and Delaware corporate law and the proposed certificate of incorporation and bylaws of Revett Mining Company, Inc. The proposed certificate of incorporation and bylaws of Revett Mining Company, Inc. are attached to this Circular as Exhibit C and Exhibit D, respectively.

            Capital Structure. Under our current Canadian articles of incorporation, we presently have the authority to issue an unlimited number of common shares, no par value per share, and an unlimited number of preferred shares, no par value per share, issuable in series. Under our proposed Delaware certificate of incorporation, Revett Mining Company, Inc. will have the authority to issue a total of 125,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, no par value per share, and 25,000,000 shares of preferred stock, no par value per share. Under Canadian law, there is no franchise tax on our authorized capital stock. Pursuant to Delaware law, Revett Mining Company, Inc. will initially be required to pay an annual corporate franchise tax of approximately $38,150 in order to maintain its good standing as a Delaware corporation. The amount of that annual franchise tax could change if Revett Mining Company, Inc.’s capital structure changes.

            Shareholder Approval; Vote on Extraordinary Corporate Transactions. Canadian law generally requires a vote of shareholders on a greater number and diversity of corporate matters than Delaware law, such as a corporate name change, a creation of a new class of shares or an increase or decrease of the minimum or maximum number of directors. Furthermore, many matters requiring shareholder approval under Canadian law must be approved by a special resolution of not less than two-thirds of the votes cast by shareholders who voted on those matters. In some cases, such as an amendment to the articles of a corporation that affects classes of shares differently, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, whether or not shares of such class or series otherwise carry the right to vote.

            Under the DGCL, the affirmative vote of the holders of two-thirds of the outstanding stock entitled to vote thereon (or the affirmative vote of the holders of a majority of such outstanding stock, if a statement to that effect was included in the articles at the time they were initially filed or is included in an amendment to the articles approved by the affirmative vote of the holders of two-thirds of the then outstanding stock entitled to vote thereon) is required to authorize any merger, share exchange, consolidation, dissolution or sale of all or substantially all of the assets of the corporation, except that, unless required by its certificate of incorporation: no authorizing shareholder vote is required to approve a plan of merger or share exchange if (i) the articles of incorporation of the surviving corporation will not differ from the corporation’s articles (other than certain inconsequential differences), (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the transaction will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the transaction, (iii) the number of voting shares outstanding immediately after the transaction plus the number of voting shares issuable as a result of the transaction, either by conversion or upon the exercise of rights and warrants issued pursuant to the transaction, will not exceed by more than 20 percent the total number of voting shares of the surviving corporation outstanding immediately before the transaction, and (iv) the number of participating shares (defined to mean shares that entitled their shareholders to participate without limitation in dividends) outstanding immediately after the transaction plus the number of participating shares issuable as a result of the transaction, either by the conversion or upon the exercise of rights and warrants issued pursuant to the transaction, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the transaction. In certain cases, a plan of merger or share exchange is also required to be approved separately by the holders of a class or series of shares.

            Amendments to the Governing Documents. Under Canadian law, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders voting on the resolution. If the proposed amendment would affect a particular class of securities in certain specified ways, the holders of shares of that class would be entitled to vote separately as a class on the proposed amendment, whether or not the shares otherwise carried the right to vote. The CBCA allows the directors to make, amend or repeal any by-law. When directors make, amend or repeal a by-law, they are required under the CBCA to submit the change to shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the by-law, the amendment or the repeal with the approval of a majority of the votes cast by shareholders who voted on the resolution.

            Under the DGCL, the board of directors must first recommend the amendment to the articles of incorporation to the shareholders unless the board determines that, because of conflict of interest or other special circumstances, it cannot make a recommendation. Unless a greater level of approval is required by the articles or by the board (which can condition its submission of a proposed amendment on any basis), the amendment must be approved by (i) a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters’ appraisal rights and (ii) a majority of the votes cast by any other voting group entitled to vote on the amendment.

            The DGCL also provides that the board of directors may amend or repeal a corporation’s bylaws unless the articles of incorporation reserve the power exclusively to the shareholders in whole or in part or unless the shareholders, in amending, adding or repealing a particular bylaw, provide expressly that the board may not amend or repeal that bylaw. The foregoing notwithstanding, the shareholders may amend or repeal a corporation’s bylaws even though the bylaws may also be amended or repealed by the board of directors. The proposed bylaws of Revett Mining Company, Inc. are consistent with these DGCL provisions.

            Place of Meetings. The CBCA provides that meetings of shareholders must be held at the place within Canada provided in the bylaws or, in the absence of such provision, at the place within Canada that the directors determine. A meeting of shareholders may be held at a place outside of Canada if the place is specified in the articles of incorporation or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. Our articles provide that meetings of shareholders may be held in any location within Canada or the United States as shall be determined by our directors.

            The DGCL provides that meetings of the stockholders be held at any place in or outside of Delaware designated by, or in the manner provided in, the certificate of incorporation or bylaws. The proposed bylaws of Revett Mining Company, Inc. provide that meetings of the stockholders will be held at any place designated by the board of directors.

            Quorum of Shareholders. The CBCA provides that, unless the bylaws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. The current bylaws provide that holders of shares representing, in the aggregate, not less than one third of the shares entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, will constitute a quorum at that meeting.

            Under the DGCL, the certificate of incorporation or bylaws may specify the required quorum, but generally a quorum may consist of not less than one-third of the total voting power. The proposed bylaws of Revett Mining Company, Inc. provide that the holders of not less than one third of the voting power of the outstanding shares entitled to vote at the meeting shall constitute a quorum at a meeting of stockholders.

            Call of Meetings. The CBCA provides that a special meeting of shareholders may be called by the directors. In addition, the holders of not less than five percent of our issued voting shares may requisition the directors requiring them to call and hold a special meeting for the purposes stated in the requisition.

            The DGCL provides that a special meeting of the stockholders may be called by the board of directors or by any person or persons as may be authorized by the certificate of incorporation or bylaws. The proposed bylaws of Revett Mining Company, Inc. provide that a special meeting of stockholders may be called by the directors, by the chairman or by the president and chief executive officer.

            Shareholder Consent in Lieu of Meeting. Under the CBCA, shareholders can take action by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution. Under the DGCL, unless otherwise limited by the certificate of incorporation, stockholders may act by written consent without a meeting if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action. The proposed bylaws of Revett Mining Company, Inc. specifically allow the shareholders to take action by written resolution.

            Director Election, Qualification and Number. The CBCA provides for the election of directors by a majority of votes cast at an annual meeting of shareholders. Our proposed bylaws allow for the election of directors by a plurality of votes cast at an annual meeting of shareholders. The CBCA states that a distributing corporation must have no fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates. Additionally, at least one fourth of the directors must be Canadian residents unless the corporation has fewer than four directors, in which case at least one director must be a Canadian resident.

            The DGCL has no similar requirements, however, the governance standards of the New York Stock Exchange Markets Division require a majority of a listed company’s directors to be independent, and the governance standards of the Toronto Stock Exchange require at least two independent directors. The proposed bylaws of Revett Mining Company, Inc. prescribe a minimum of three and a maximum of eleven directors.

            Fiduciary Duty of Directors. Directors of a corporation incorporated under the CBCA have fiduciary obligations to the corporation. The CBCA requires directors of a Canadian corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

            The fiduciary obligations of directors of corporations incorporated or organized under the DGCL are more expansive and run not just to the corporation but to the corporation’s shareholders. These obligations fall into two broad categories: duty of care and a duty of loyalty. The duty of care requires a director to act in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she believes to be in the best interests of the corporation. It is qualified by the business judgment rule, which protects a disinterested director from personal liability to the corporation and its shareholders if the director acted in good faith, was reasonably informed and rationally believed the action taken was in the best interests of the corporation. The duty of loyalty requires directors to exercise their powers in the interests of the corporation and not in the directors own interest or in the interest of another person (including a family member) or organization. Stated more simply, the duty of loyalty precludes directors from using their corporate position to make a personal profit or gain, or for other personal advantage.

            Personal Liability of Directors. The CBCA prescribes circumstances where directors can be liable for malfeasance or nonfeasance. Certain actions to enforce a liability imposed by the CBCA must be brought within two years from the date of the resolution authorizing the act at issue. A director will be deemed to have complied with his fiduciary obligations to the corporation under the CBCA if he relied in good faith on:

  financial statements represented to him by an officer or in a written report of the auditors fairly reflecting the financial condition of the corporation; or

  a report of a person whose profession lends credibility to a statement made by the professional person.

            The CBCA also contains other provisions limiting personal liability of a corporation’s directors.

            The personal liability of a director under the DGCL for breach of his or her fiduciary duty is expansive and can be established by the corporation, through a derivative action brought on behalf of the stockholders, or by an aggrieved stockholder, in a separate action. The proposed certificate of incorporation of Revett Mining Company, Inc. seeks to limit such personal liability, however these limitations are not be effective with respect to the following proscribed conduct under the DGCL:

  any breach of the director’s duty of loyalty to the corporation or its stockholders;

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  an unlawful payment of a dividend or an unlawful stock purchase or redemption; and

  any transaction from which the director derived an improper personal benefit.

     Indemnification of Officers and Directors. Under the CBCA and pursuant to our current bylaws, we will indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us. In order to qualify for indemnification such directors or officers must:

  have acted honestly and in good faith with a view to the best interests of the corporation; and

  in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his conduct was lawful.

            We currently have indemnity agreements in place for all of our directors and officers, and we carry liability insurance for our and our subsidiaries’ officers and directors. These agreements will continue following the domestication.

            The CBCA also provides that such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and otherwise meets the qualifications for indemnity described above.

            Delaware law permits a corporation to indemnify its present or former directors and officers, employees and agents made a party, or threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person:

  acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and

  with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

            In a derivative action, or an action by or in the right of the corporation, the corporation is permitted to indemnify directors, officers, employees and agents against expenses actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. However, in such a case, no indemnification shall be made if the person is adjudged liable to the corporation, unless and only to the extent that, the court in which the action or suit was brought or the Chancery Court of the State of Delaware shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability to the corporation.

            The DGCL allows the corporation to advance expenses before the resolution of an action, if in the case of current directors and officers, such persons agree to repay any such amount advanced if they are later determined not to be entitled to indemnification. The proposed bylaws of Revett Mining Company, Inc. generally provide for mandatory indemnification and advancement of expenses of our directors and officers to the fullest extent permitted under the DGCL; provided, however, that directors and officers shall not be entitled to indemnification for actions initiated by such parties unless the board of directors authorizes such action. Following the domestication, Revett Mining Company, Inc. will carry liability insurance for its and its subsidiaries’ officers and directors.

            Derivative Actions. Under the CBCA, a complainant, who is defined as either a present or former registered holder or beneficial owner of a security of a corporation or any of its affiliates; a present or former director or officer of a corporation or any of its affiliates; the Director appointed under the CBCA; or any other person who, in the discretion of a court, is a proper person to make an application under the CBCA relating to shareholder remedies, may apply to the court for the right to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or to intervene in an existing action to which they are a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the entity. Under the CBCA, the court must be satisfied that:

  the complainant has given proper notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action;

  the complainant is acting in good faith; and

  it appears to be in the interest of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

            Under the CBCA, the court in a derivative action may make any order it sees fit including orders pertaining to the control or conduct of the lawsuit by the complainant or the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.

            Similarly, under Delaware law a stockholder may bring a derivative action on behalf of the corporation to enforce a corporate right, including the breach of a director’s duty to the corporation. Delaware law requires that the plaintiff in a derivative suit be a stockholder of the corporation at the time of the wrong complained of and remain so throughout the duration of the suit; that the plaintiff make a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile; and that the plaintiff is an adequate representative of the other stockholders.

            Dissenters’ Rights. The CBCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and demand payment for the fair value of their shares. Dissent rights exist when there is a vote upon matters such as:

  any amalgamation with another corporation (other than with certain affiliated corporations);

  an amendment to our articles of incorporation to add, change or remove any provisions restricting the issue, transfer or ownership of shares;

  an amendment to our articles of incorporation to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

  a continuance under the laws of another jurisdiction;

  a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and

  a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation.

            However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

            The DGCL grants the holder of any class or series of shares to dissent from and obtain payment of the fair value of his shares with respect to any plan of merger to which the corporation is a party (other than mergers with certain subsidiary corporations) requiring shareholder approval; any plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; the sale or exchange of all or substantially all of the property of the corporation other than in the normal course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan through which all of the net proceeds of sale will be distributed to the shareholders within one year; an amendment to the articles that materially and adversely affects the dissenting shareholder because it (i) alters or abolishes a preferential right, (ii) creates, alters or abolishes a right in respect of redemption, (iii) alters or abolishes a preemptive right, (iv) excludes or limits the right of shares to be voted on any matter or to accumulate votes, or (v) reduces the number of shares owned by a shareholder to a fractional share if the fractional share so created is to be acquired for cash; and any corporate action taken pursuant to a shareholder vote to the extent the articles, bylaws or a resolution of the board provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

            Oppression Remedy. Under the CBCA, a complainant has the right to apply to a court for an order where an act or omission of the corporation or an affiliate effects a result, or the business or affairs of which are or have been conducted in a manner, or the exercise of the directors’ powers are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation. On such application, the court may make any interim or final order it thinks fit, including an order restraining the conduct complained of.

            The DGCL does not contain a similar remedy, although causes of action seeking to obtain comparable remedies can be asserted against a corporation and its affiliates under any of several common law theories.

            Business Combinations. Section 203 of the DGCL provides, with some exceptions, that a Delaware corporation may not engage in any business combination with a person, or an affiliate or associate of such person, who is an interested stockholder for three years from the time that person became an interested stockholder unless:

  the board of directors approved the transaction before the “interested stockholder” obtained such status;

  upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of a Delaware corporation’s outstanding voting stock at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and are also officers and (ii) employee stock plans in which the participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in the tender or exchange offer; or

  on or subsequent to such date, the business combination or merger is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by two-thirds of the holders of the outstanding common stock not owned by the “interested stockholder.”

            A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock.

            A corporation may, at its option, exclude itself from the coverage of Section 203 by an appropriate provision in its certificate of incorporation. The proposed certificate of incorporation of Revett Mining Company, Inc. does not contain such an exclusion from Section 203 of the DGCL.

            There is no comparable provision relating to business combinations under the CBCA, but restrictions on business combinations do exist under applicable Canadian securities laws.

            Examination of Corporate Records. Under the CBCA, shareholders, creditors and their personal representatives may examine certain corporate records, such as the securities register and a list of shareholders, and any other person may do so on payment of a reasonable fee. Each such person must provide an affidavit containing specific information. A list of shareholders or information from a securities register may not be used except in connection with an effort to influence the voting of shareholders of the corporation, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

            Under Delaware law, for any proper purpose, shareholders have the right to inspect, upon written demand under oath stating the purpose for such inspection, the corporation’s stock ledger, list of stockholders and other specified books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person’s interest as a stockholder.

            Anti-Takeover Effects. Some powers granted to companies under Delaware law may allow a Delaware corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

  implement a staggered board of directors, which prevents an immediate change in control of the board;

  require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

  only allow the board of directors to call a special meeting of stockholders, which may deny a raider the ability to call a meeting to make disruptive changes;

  eliminate stockholders’ action by written consent, which would require a raider to attend a meeting of stockholders to approve any proposed action by the corporation;

  remove a director from a staggered board only for cause, which gives some protection to directors on a staggered board from arbitrary removal;

  provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a raider, would control vacant board positions;

  provide for supermajority voting in some circumstances, including mergers and certificate of incorporation amendments; and

  issue “blank check” preferred stock, which may be used to make a corporation less attractive to a raider.

            The proposed certificate of incorporation and bylaws of Revett Mining Company, Inc. include the following provisions, which may discourage a hostile takeover attempt:

  a requirement that stockholders provide prior notice to nominate directors;

  prohibitions on the ability of stockholders to call a special meeting of stockholders;

  provisions that give the board of directors the authority to determine the number of directors and fill vacancies on the board of directors; and

  provisions that give the board of directors the authority to issue preferred stock having rights, privileges, limitations and other characteristics that are established by the board of directors without shareholder approval.

Proposed Certificate of Incorporation and Bylaws of Revett Mining Company, Inc.

            We have included provisions in the proposed certificate of incorporation and bylaws of Revett Mining Company, Inc. that do not simply reflect the default provisions of Delaware law. They are as follows:

            “Blank-Check” Preferred Stock Issuance Authority for Board of Directors. Under Delaware law, the powers, preferences and rights, and the qualifications, limitations or restrictions in respect of any series of preferred stock must be set forth in the certificate of incorporation, or, if authority is vested in the board of directors by the certificate of incorporation, in the resolutions providing for the issuance of such series of preferred stock. The proposed certificate of incorporation of Revett Mining Company, Inc. contains a provision granting its board of directors the authority to fix by resolution the rights, preferences, limitations and other characteristics in respect of any series of preferred stock.

            Increase or Decrease In Amount of Authorized Stock. Under Delaware law, the holders of outstanding shares of a class of stock are entitled to vote as a class on a proposed amendment to increase or decrease the number of authorized shares of such class unless the certificate of incorporation provides that such number of shares may be increased or decreased by the affirmative vote of holders of a majority of the voting power of the outstanding stock entitled to vote.

            The proposed certificate of incorporation of Revett Mining Company, Inc. contains such a provision and requires the vote of the holders of a majority of the voting power of all of its outstanding stock entitled to vote to increase or decrease the aggregate number of authorized shares of any class of stock.

            Bylaws. Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, the holders of a majority in voting power of the shares present at a meeting of stockholders have the power to adopt, amend or repeal the bylaws of the corporation. In addition, if the certificate of incorporation so provides, the board of directors also has the power to adopt, amend or repeal the bylaws. The proposed certificate of incorporation of Revett Mining Company, Inc. provides that the board of directors has the power to make, alter or repeal the bylaws. Additionally, the proposed bylaws of Revett Mining Company, Inc. provide that a majority in outstanding voting power of the shares entitled to vote shall have the power to adopt, amend or repeal the bylaws.

            Stockholder Action by Written Consent. Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders representing a majority of the outstanding voting power of a corporation entitled to vote on a matter may act by written consent. The proposed certificate of incorporation of Revett Mining Company, Inc. will allow action by written consent of the stockholders.

            Presentation of Nominations and Proposals at Meetings of Stockholders. The DGCL does not specify whether or how stockholders can nominate directors or submit other proposals for consideration at meetings of stockholders. The proposed bylaws of Revett Mining Company, Inc. contain procedures governing stockholder nominations To nominate an individual to the board of directors of Revett Mining Company, Inc. at an annual or special stockholders meeting, or to present other proposals at an annual meeting, a stockholder must provide advance notice to Revett Mining Company, Inc., in the case of an annual meeting, not fewer than 90 days nor more than 120 days prior to the first anniversary of the date of Revett Mining Company, Inc.’s annual meeting for the preceding year and, in the case of a special meeting, not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

            Number of Directors. Under Delaware law, the number of directors is fixed by, or in the manner provided in, the bylaws of a corporation, unless the certificate of incorporation fixes the number of directors. The proposed bylaws of Revett Mining Company, Inc. provides that the number of directors must be set by a resolution adopted by a majority of the authorized number of directors. The proposed bylaws of Revett Mining Company, Inc. provide that the number of directors on the board of directors may not be less than three nor more than eleven.

            Vacancies and Newly Created Directorships. Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office unless the certificate of incorporation or the bylaws otherwise provide. The proposed bylaws of Revett Mining Company, Inc. provide that any vacancies and newly created directorships on the board of directors may be filled by a majority of the directors then in office.

Dissent Rights of Shareholders

            Section 190 of the CBCA is reprinted in its entirety as Exhibit E to this Circular. Shareholders may exercise their dissent rights in connection with the proposal to approve the continuance (Proposal 1 in the Notice of Special Meeting).

            If you wish to dissent and do so in compliance with Section 190 of the CBCA, you will be entitled to be paid the fair value of the shares you hold if the continuance occurs. Fair value is determined as of the close of business on the day before the continuance is approved by shareholders.

            If you wish to dissent, you must send us your written objection to the continuance at or before the Special Meeting. If you vote in favor of the continuance, you in effect lose your rights to dissent. If you abstain or vote against the continuance, you preserve your dissent rights if you comply with Section 190 of the CBCA.

            However, it is not sufficient to vote against the continuance or to abstain. You must also provide a separate dissent notice at or before the Special Meeting. If you grant a proxy and intend to dissent, the proxy must instruct the proxy holder to vote against the continuance in order to prevent the proxy holder from voting such shares in favor of the continuance and thereby voiding your right to dissent. Under the CBCA, you have no right of partial dissent. Accordingly, you may only dissent as to all your shares.

            Under Section 190 of the CBCA, you may dissent only for shares that are registered in your name. In many cases, people beneficially own shares that are registered either:

  in the name of an intermediary, such as a bank, trust company, securities dealer, broker, trustee, administrator of self-administered registered retirement savings plans, registered retirement income funds, registered educational savings plans and similar plans and their nominees; or

  in the name of a clearing agency in which the intermediary participates, such as CDS Clearing and Depository Services Limited or The Depository Trust Company.

            If you want to dissent and your shares are registered in someone else’s name, you must contact your intermediary and either:

  instruct your intermediary to exercise the rights of dissent on your behalf (which, if the shares are registered in the name of a clearing agency, will require that the shares first be re-registered in your intermediary’s name); or

  instruct your intermediary to re-register the shares in your name, in which case you will have to exercise your rights of dissent directly.

            In other words, if your shares are registered in someone else’s name, you will not be able to exercise your rights of dissent directly unless the shares are re-registered in your name. A dissenting shareholder may only make a claim under Section 190 of the CBCA with respect to all of the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder. We are required to notify each shareholder who has filed a dissent notice when and if the continuance has been approved. This notice must be sent within ten days after our shareholders approve the continuance. We will not send a notice to any shareholder who voted to approve the continuance or who has withdrawn his dissent notice.

            Within 20 days after receiving the above notice from us, or if you do not receive such notice, within 20 days after learning that the continuance has been approved, you must send us a payment demand containing:

  your name and address;

  the number of common shares you own; and

  a demand for payment of the fair value of your shares.

            Within 30 days after sending a payment demand, you must send to us directly at our corporate address, 11115 East Montgomery Drive, Suite G, Spokane Valley, Washington 99206, or to our transfer agent, Computershare Investor Services Inc., the certificates representing your common shares. If you fail to send us a dissent notice, a payment demand or your share certificates within the appropriate time frame, you forfeit your right to dissent and your right to be paid the fair value of your shares. The Corporation or its transfer agent will endorse on your share certificates a notice that you are a dissenting shareholder and will return the share certificates to you.

            Once you send a payment demand to us, you cease to have any rights as a shareholder. Your only remaining right is the right to be paid the fair value of your common shares. Your rights as a shareholder will be reinstated if:

  you withdraw your payment demand prior to an offer being made by us;

  we fail to make you an offer of payment and you withdraw the dissent notice; or

  the continuance does not happen.

            Within seven days of the later of the effective date of the continuance or the date we receive your payment demand, we must send you a written offer to pay for your shares. This must include a written offer to pay you an amount considered by our board of directors to be the fair value of your shares accompanied by a statement showing how that value was determined. The offer must include a statement showing the manner used to calculate the fair value. Each offer to pay shareholders must be on the same terms. We must pay you for your shares within ten days after you accept our offer. Any such offer lapses if we do not receive your acceptance within 30 days after the offer to pay has been made to you.

            If we fail to make an offer to pay for your shares, or if you fail to accept the offer within the specified period, we may, within fifty days after the effective date of the continuance, apply to a court to fix a fair value for your common shares. If we fail to apply to a court, you may apply to a court for the same purpose within a further period of twenty days. You are not required to give security for costs in such a case.

            All dissenting shareholders whose shares have not been purchased will be joined as parties and bound by the decision of the court. We are required to notify each affected dissenting shareholder of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel. The court may determine whether any person who is a dissenting shareholder should be joined as a party. The court will then fix a fair value for the shares of all dissenting shareholders who have not accepted a payment offer from us. The final order of a court will be rendered against us for the amount of the fair value of the shares of all dissenting shareholders. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting shareholder and appoint an appraiser to assist in the determination of a fair value for the shares.

            THIS IS ONLY A SUMMARY OF THE DISSENTING SHAREHOLDER PROVISIONS OF THE CBCA. THEY ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT IF YOU WANT TO AVAIL YOURSELF OF YOUR RIGHTS THAT YOU SEEK YOUR OWN LEGAL ADVICE. FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF THE CBCA MAY PREJUDICE YOUR RIGHT OF DISSENT. SECTION 190 OF THE CBCA IS ATTACHED HEREIN AS EXHIBIT E AND IS INCORPORATED HEREIN BY REFERENCE.

Accounting Treatment of the Domestication

            Our domestication as a Delaware corporation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at carrying value. Accordingly, the assets and liabilities of Revett Mining Company, Inc. will be reflected at their carrying value to us. Any of our shares that we acquire from dissenting shareholders will be treated as an acquisition of treasury stock at the amount paid for the shares.

United States and Canadian Income Tax Considerations

            The domestication may have income tax consequences in both the United States and Canada. The material tax consequences of the domestication to us and our current shareholders are summarized below.

United States Federal Income Tax Consequences.

            The following discussion sets forth certain material United States federal income tax consequences of the domestication to Revett Minerals Inc., the Canadian corporation (hereinafter referred to as the “Corporation”), and the U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) of its common shares, as well as certain of the expected material federal income and estate tax consequences of the ownership and disposition of the shares of common stock of Revett Mining Company, Inc., the Delaware corporation. Legal conclusions contained in this section, unless otherwise noted, are the opinion of Randall | Danskin, P.S., U.S. tax counsel to the Corporation.

            This discussion does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules. In particular, this description of United States tax consequences does not address the tax treatment of special classes of holders, such as banks, insurance companies, tax-exempt entities, financial institutions, broker-dealers, persons holding shares of our capital stock as part of a hedging or conversion transaction or as part of a “straddle,” United States expatriates, holders who acquired their common shares in the Corporation pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan and holders who exercise dissent rights. We assume in this discussion that you hold our capital stock as a capital asset within the meaning of the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on current provisions of the Code, United States Treasury Regulations, judicial opinions, published positions of the United States Internal Revenue Service, or the IRS, and other applicable authorities, all as in effect on the date of this Circular and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not give a detailed discussion of any state, local or foreign tax considerations. We urge you to consult your tax advisor about the United States federal tax consequences of acquiring, holding, and disposing of the capital stock of the Corporation and Revett Mining Company, Inc., as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty.

            As used in this summary, the term “U.S. Holder” means a beneficial owner of our capital stock that is for United States federal income tax purposes:

  a citizen or resident of the United States;

  a corporation (including any entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  an estate the income of which is taxable in the United States regardless of its source; or

  a trust, the administration of which is subject to the primary supervision of a United States Court and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

            If a partnership (including for this purpose any other entity, either organized within or without the United States, that is treated as a partnership for United States federal income tax purposes) holds the shares, the tax treatment of a partner as a beneficial owner of the shares, generally will depend upon the status of the partner and the activities of the partnership. Foreign partnerships also generally are subject to special United States federal income tax documentation requirements. A beneficial owner of our capital stock who is not a U.S. Holder is referred to below as a “Non-U.S. Holder.”

            Code Section 368 Reorganization Provisions. The change in our place of incorporation will constitute a reorganization within the meaning of Code Section 368(a)(1)(F), which we refer to as an F Reorganization, and generally will not represent a taxable transaction to the Corporation for United States federal income tax purposes, provided that holders of not more than 1% of the Corporation’s common shares entitled to vote on the transaction elect to exercise their dissenters’ rights (“Dissenting Shareholders”). Under IRS guidance, if holders of less than 1% of the Corporation’s common shares entitled to vote on the domestication exercise their dissenters rights, the domestication would qualify as an F Reorganization.

            If the domestication does not qualify as an F Reorganization for the reason stated above, it will qualify as a tax-free transaction to the Corporation under Code Section 368(a)(1)(D) of the Code, which we refer to as a D Reorganization, unless the Corporation is required to use an amount of its assets to satisfy claims of Dissenting Shareholders which would prevent the Corporation from transferring substantially all of its assets to Revett Mining Company, Inc. Historically, for advance ruling purposes, the IRS defines “substantially all” to mean 70% of the fair market value of gross assets, and at least 90% of the fair market value of net assets of such entity. In determining if Revett Mining Company, Inc. acquires “substantially all” of the assets of the Corporation, payments of cash by the Corporation to Dissenting Shareholders will not be considered assets acquired by Revett Mining Company, Inc. The Corporation will satisfy the “substantially all” test unless it is required to pay to Dissenting Shareholders more than 30% of the fair market value of its gross assets and more than 10% of the fair market value of its net assets. The Corporation believes that the amount it may be required to pay to Dissenting Shareholders will not prevent it from transferring “substantially all” of its assets to Revett Mining Company, Inc. within the meaning of the IRS ruling guidelines. The Corporation believes based on all relevant facts that the domestication qualifies as a tax-free reorganization. To the extent that the domestication would not qualify as a tax-free reorganization based on the tests set forth above, the board of directors of The Corporation will abandon the domestication. However, to the extent the Corporation owns any United States real property interests, as that term is defined in Code Section 897(c)(1), the Corporation will recognize gain to the extent consideration received by the Corporation for such interest exceeds the Corporation’s adjusted tax basis in such interest, regardless of whether the transaction qualifies as an F Reorganization or a D Reorganization.

            In the event the domestication does not qualify as either an F Reorganization or a D Reorganization, a U.S. Holder would recognize gain or loss with respect to his common shares of the Corporation equal to the difference between the shareholder’s basis in his shares of the Corporation and the fair market value, as of the effective time of the domestication, of the Revett Mining Company, Inc. shares. In such event, a shareholder’s aggregate basis in the Revett Mining Company, Inc. shares would equal its fair market value and such shareholder’s holding period would begin the day after the domestication.

            Effects of Code Section 367. Code Section 367 applies to certain non-recognition transactions involving foreign corporations. When it applies, Code Section 367 has the effect of imposing income tax on U.S. Holders in connection with transactions that would otherwise be tax free. Code Section 367 would apply to the domestication under the circumstances discussed below.

            U.S. Holders who own, directly or by attribution, 10% or more of the voting power of the Corporation’s common shares, which we refer to as a 10% Shareholder, would be required to recognize as dividend income the “all earnings and profits amount”, which we refer to as the “all earnings and profits amount”, as determined under Section 1.367(b) -2 of the United States Treasury Regulations, attributable to their shares in the Corporation.

            A U.S. Holder that is not a 10% Shareholder is not required to include the “all earnings and profits amount” attributable to such U.S. Holder’s shares in the Corporation in income. Instead, absent making an election discussed below to include the ‘all earnings and profits amount” attributable to such U.S. Holder’s shares in the Corporation in income, which we refer to as a Deemed Dividend Election, such U.S. Holder must recognize gain, but will not recognize any loss, on his or her shares if such shares have a fair market value of $50,000 or more on the date of the exchange and the fair market value of Revett Mining Company, Inc. stock received in the exchange exceeds the U.S. Holder’s tax basis of the shares of the Corporation surrendered in the exchange. However, such U.S. Holder can make the Deemed Dividend Election to include in income as a dividend the “all earnings and profits amount” attributable to the shares owned by such U.S. Holder in the Corporation If a U.S. Holder makes such an election, then such holder does not recognize any gain on the exchange.

            A Deemed Dividend Election can be made only if the company gives the U.S. Holder the information which provides the “all earnings and profits amount” for such holder and the U.S. Holder elects and files certain notices with such holder’s federal income tax return for the year in which the exchange occurred. U.S. Holders should consult with their own tax advisors regarding whether to make the Deemed Dividend Election and, if advisable, the appropriate filing requirements with respect to this election.

            A U.S. Holder that is not a 10% Shareholder and owns shares in the Corporation with a fair market value of less than $50,000 on the day of the exchange is not subject to tax on the domestication.

            The term “all earnings and profits amount” as defined under Treas.Reg.§1.367(b) -2(d) means the net positive earnings (if any) of a foreign corporation that are determined according to principles substantially similar to those applicable to domestic corporations, but taking into account the adjustments under the provisions of Code §312(k) relating to the computation of depreciation, Code §312(n) relating to adjustments to earnings and profits for certain items that more closely conform to economic gain or loss, and the miscellaneous provisions under Code §964 relating to foreign taxes and foreign corporation’s earnings and profits. Code §964 and §986, and the regulations thereunder, contain the rules for adjusting earnings and profits under foreign GAAP to U.S. GAAP and U.S. tax accounting, as well as rules for determining the currency in which earnings must be computed for U.S. tax purposes.

            Based on all available information, we believe that no U.S. Holder should have a positive “all earnings and profits amount” attributable to such U.S. Holder’s shares of the Corporation, and accordingly no U.S. Holder, neither a 10% Shareholder nor a U.S. Holder that is not a 10% Shareholder and who makes a Deemed Dividend Election, should be required to include any such amount in income on the domestication. Our belief with respect to the “all earnings and profits amount” results from detailed calculations performed by a nationally recognized accounting firm based on information provided to them by us. The Corporation’s earnings and profits for this purpose were calculated in conformity with the relevant provisions of the Code and the Treasury Proposed and Final Regulations in force as of the date of this Circular, the current administrative rulings and practices of the IRS and judicial decisions as they relate to those statutes and regulations. As a result, we believe that no U.S. Holder should be required to include any such amount in income as a result of the domestication. However, no assurance can be given that the IRS will agree with us. If it does not, a U.S. Holder may be subject to adverse U.S. federal tax consequences.

            Passive Foreign Investment Company Considerations. In addition to the discussion under the heading “Effects of Code Section 367” above, the domestication might be a taxable event to U.S. Holders if the Corporation is or ever was a passive foreign investment company, or a PFIC, under Section 1297 of the Code, provided that Section 1291(f) of the Code is currently effective.

            Generally, a foreign corporation is a PFIC if 75% or more of its gross income for a taxable year is passive income or if, on average for such taxable year, 50% or more of the value of its assets held by the corporation during a taxable year produce or are held to produce passive income. Passive income includes dividends, interest, rents and royalties, but excludes rents and royalties that are derived in the active conduct of a trade or business and that are received from an unrelated person, as well as interest, dividends, rents and royalties received from a related person that are allocable to income of such related person other than passive income. For purposes of these rules, the Corporation would be considered to own the assets of and recognize the income of any subsidiary corporations as to which it owns 25% or more of the value of their outstanding stock, in proportion to such ownership. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. Holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that stockholder. The Corporation believes that it is not and has never been a PFIC. Accordingly, the domestication should not be a taxable event for any U.S. Holder based on an application of the PFIC rules. However, the determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination. Hence, the IRS might not agree that the Corporation is not a PFIC. Further, Randall | Danskin, P.S. expresses no opinion as to whether the Corporation is or is not a PFIC.

            Section 1291(f) of the Code generally requires that, to the extent provided in regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury regulations have been promulgated under this statute. Proposed Treasury regulations were promulgated in 1992 with a retroactive effective date. If finalized in their current form, these regulations would generally require gain recognition by United States persons exchanging common shares of the Corporation for common stock of Revett Mining Company, Inc., if the Corporation were classified as a PFIC at any time during such United States person’s holding period in such stock and such person had not made either a “qualified electing fund” election under Code Section 1295, for the first taxable year in which such U.S. Holder owned shares of the Corporation or in which the Corporation was a PFIC, whichever is later; or a “mark-to-market” election under Code Section 1296. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such stockholders on our undistributed earnings. However, we are unable to predict at this time whether, in what form, and with what effective date, final Treasury Regulations under Code Section 1291(f) will be adopted.

            Basis and Holding Period Considerations. If the domestication is a tax free reorganization within the meaning of Section 368 of the Code, the tax basis of Revett Mining Company, Inc.’s stock received by the shareholder in the exchange will equal his or her tax basis in the Corporation’s shares surrendered in the exchange increased by any gain recognized by such U.S. Holder in the exchange or the “all earnings and profits amount” included in the income of such U.S. Holder. The holding period for the Revett Mining Company, Inc. common stock will be the same as the U.S. Holder’ holding period for the common shares of the Corporation surrendered in the exchange, provided that the shares were held as a capital asset.

            If the domestication is not a tax free reorganization within the meaning of Section 368 of the Code, the tax basis of Revett Mining Company, Inc.’s stock distributed to the U.S. Holder will equal his or her tax basis in the shares surrendered plus any gain recognized. The holding period will begin on the date of the exchange.

            Consequences to Non-U.S. Holders. The exchange of common shares of the Corporation for common stock of Revett Mining Company, Inc. by a Non-U.S. Holder will not be a taxable transaction for such holder for United States federal income tax purposes.

            Dividends. Revett Mining Company, Inc. does not anticipate paying cash dividends on its stock. Were it do so, however, dividends paid to Non-U.S. Holders would generally be subject to withholding of United States federal income tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, provided Revett Mining Company, Inc. has received proper certification (generally on IRS Form W-8BEN) of the application of such income tax treaty. A Non-U.S. Holder that is eligible for a reduced rate of United States federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Pursuant to the income tax treaty between the United States and Canada (the “Treaty”), dividends paid by a United States corporation to a Canadian resident where each qualifies for benefits under the Treaty are subject to United States federal withholding tax at a maximum rate of 15%. Non-U.S. Holders should consult their tax advisors regarding their eligibility for claiming benefits under the Treaty and regarding their particular circumstances to claim a tax credit or tax deduction against their Canadian (or other) tax liability for any United States federal withholding tax.

            Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States or, if provided in an applicable income tax treaty, dividends that are attributable to a Non-U.S. Holder’s permanent establishment in the United States, are not subject to the U.S. withholding tax, but are instead taxed in the manner applicable to U.S. Holders. In that case, we will not have to withhold United States federal withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally on IRS Form W-8ECI). In addition, dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a 30% rate, or a lower rate specified in an applicable income tax treaty.

            Gain on Disposition. A Non-U.S. Holder generally will not be subject to United States federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of stock of Revett Mining Company, Inc. unless any one of the following is true:

  the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable tax treaty requires, attributable to a U.S. permanent establishment maintained by such Non- U.S. Holder;

  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, exchange or other disposition and certain other requirements are met; or

  the stock of Revett Mining Company, Inc. constitutes a United States real property interest by reason of our status as a ”United States real property holding corporation” (which we refer to as a “USRPHC”) for United States federal income tax purposes at any time during the shorter of the period during which such Non-U.S. Holder holds the stock of Revett Mining Company, Inc.; or the five-year period ending on the date such Non-U.S. Holder disposes of the stock of Revett Mining Company, Inc. and, in the event of common stock that is regularly traded on an established securities market for tax purposes, the Non-U.S. Holder held, directly or indirectly, at any time within the five-year period preceding such disposition more than 5% of such regularly traded common stock.

            We do not anticipate that Revett Mining Company, Inc. will become a USRPHC. However, since the determination of USRPHC status in the future will be based upon the composition of its assets from time to time and there are uncertainties in the application of certain relevant rules, there can be no assurance that it will not become a USRPHC in the future.

            U.S. Federal Estate Taxes. Capital stock of Revett Mining Company, Inc. owned or treated as owned by an individual who at the time of death is a Non-U.S. Holder will be included in his or her estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

            Information Reporting and Backup Withholding. A Non-U.S. Holder may have to comply with specific certification procedures to establish that the holder is not a United States person as described above (generally on IRS Form W-8BEN), or otherwise establish an exemption, in order to avoid backup withholding and information reporting tax requirements with respect to our payments of dividends on the stock of Revett Mining Company, Inc.

            The payment of the proceeds of the disposition of stock by a Non-U.S. Holder to or through the United States office of a broker generally will be reported to the IRS and reduced by backup withholding unless the Non-U.S. Holder either certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption and the broker has no actual knowledge to the contrary. Information reporting requirements, but not backup withholding, will also apply to payments of the proceeds from sales of our stock by foreign offices of United States brokers or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

            Backup withholding is not an additional tax. Any amounts that are withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s United States federal income tax liability if certain required information is furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury regulations.

Material Canadian Federal Income Tax Considerations

            The following is a summary of the material Canadian federal income tax considerations generally applicable to the Corporation and to shareholders of the Corporation in connection with the domestication. The summary applies to the Corporation and to holders of shares who, for the purposes of the Income Tax Act (Canada), or Tax Act, hold shares as capital property, who deal at arm’s length, and are not affiliated, with the Corporation and in the case of a shareholder who is or is deemed to be resident in Canada for purposes of the Tax Act, for whom the Canadian dollar is the functional currency for the purposes of the Tax Act. This summary does not apply to shareholders that are “financial institutions” as defined for the purposes of the “mark-to-market” rules in the Tax Act or in respect of whom the Corporation will, at any time after the domestication, be a “foreign affiliate” for purposes of the Tax Act.

            Legal conclusions contained in this section, unless otherwise noted, are the opinion of Gowling Lafleur Henderson LLP (“Canadian Counsel”) insofar as they relate to matters of Canadian federal income tax law and are dependent on the accuracy of representations made to Canadian Counsel by management of the Corporation for this purpose.

            This summary is based upon the current provisions of the Tax Act, the regulations thereunder, all proposals to amend the Tax Act and the regulations publicly announced by the Department of Finance prior to the date hereof and the current published administrative and assessing practices of the Canada Revenue Agency, or CRA. This summary does not otherwise take into account or anticipate any changes in law, whether by legislative, judicial, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, except as specifically stated below.

            This summary has limited applicability to partnerships, estates, trusts, persons subject to specialized tax treatment such as registered charities or tax-exempt persons, tax deferred retirement savings or other plans, real estate investment trusts or mutual funds. It is strongly recommended that each shareholder consult his or her own tax advisors with respect to the particular tax consequences to them of the domestication, which tax consequences may vary depending upon his or her own particular circumstances.

            The Corporation. Upon the domestication, the Corporation will cease to be a Canadian resident corporation and a “public corporation” for the purposes of the Tax Act. The taxation year of the Corporation that would otherwise have included the time of the domestication will be deemed to end immediately before that time and a new taxation year will be deemed to have begun at that time. In addition, each property owned by the Corporation immediately before the deemed year end will be deemed to have been disposed of for proceeds of disposition equal to the fair market value of the property at that time. The Corporation will be subject to income tax under Part I of the Tax Act on any income and net taxable capital gains arising as a result of the deemed dispositions of its properties. The Corporation will be deemed to have reacquired each such property at the time of its domestication at a cost equal to its deemed proceeds of disposition.

            The Corporation will also be subject to an additional tax under Part XIV of the Tax Act on the amount by which the fair market value, immediately before its deemed year end resulting from the domestication, of all of the property owned by the Corporation exceeds the total of its liabilities and the paid-up capital of all the issued and outstanding shares of the Corporation immediately before the deemed year end. This additional tax is generally payable at the rate of 25 per cent, but will be reduced to 5 per cent under the Canada-United States Income Tax Convention (the “Treaty”) unless it can reasonably be concluded that one of the main reasons for the Corporation becoming resident in the United States was to reduce the amount of such additional tax or Canadian withholding tax.

            The Canadian tax consequences to the Corporation associated with the proposed domestication will be dependent principally upon the valuation of the property of the Corporation, and upon certain Canadian tax amounts, accounts and balances of the Corporation, each as of the time of the domestication. Canadian Counsel is not qualified to opine on such valuations and has relied upon a certificate of management of the Corporation with respect to both such valuations and the Canadian tax amounts, accounts and balances of the Corporation. In particular, management of the Corporation has advised that, in its view and as of the date hereof, the current fair market value of the properties of the Corporation does not materially exceed the tax costs of such properties and that the aggregate of the paid-up capital of the shares and the liabilities of the Corporation equals or is not materially less than the current fair market value of the property of the Corporation (together the “Canadian Tax Differentials”). Provided that the Canadian Tax Differentials at the time of the domestication are as described in this paragraph, the deemed dispositions of the Corporation’s properties that will occur on the domestication will not result in any material taxable income to the Corporation, nor will the domestication result in any material liability for additional tax under Part XIV of the Tax Act.

            Shareholders are cautioned that the Canadian Tax Differentials previously described are not supported by independent valuations, audits, or tax opinions. Furthermore, the CRA may not agree with the Corporation’s determination of fair market value at the relevant time. It is also possible that the fair market value of the Corporation’s property may change between the date hereof and the time of the domestication. Should unforeseen events lead to a potential for greater tax liability than currently expected, the board of directors has the right to not proceed with the domestication.

            Subsequent to the domestication, the Corporation will not be subject to Canadian federal income tax except on its income from business operations that are attributable to a permanent establishment in Canada and on gains from the disposition of “taxable Canadian property” (as defined in the Tax Act) which are not otherwise exempt from Canadian tax under the provisions of the Treaty.

            Shareholders Resident in Canada. The following portion of the summary is applicable to a holder of common shares who is or is deemed to be resident in Canada for purposes of the Tax Act and who will continue to be resident in Canada at all times while such holder holds the shares (a “Resident Shareholder”).

            A Resident Shareholder who is resident in Canada for purposes of the Tax Act will not be considered to have disposed of his or her shares or to have realized a taxable capital gain or loss by reason only of the domestication. The domestication will also have no effect on the adjusted cost base of a Resident Shareholder’s shares.

            Following the domestication, any dividends received by a Resident Shareholder on shares will be included in computing the shareholder’s income as U.S. source non-business income. As described below, such dividends may be subject to U.S. withholding tax. A Resident Shareholder will be entitled to include any U.S. taxes that are required to be withheld on the dividend in computing any deduction or a foreign tax credit under the Tax Act in relation thereto, subject to the detailed rules of the Tax Act. A Resident Shareholder who is an individual will not be entitled to the gross-up and dividend tax credit rules normally applicable to taxable dividends on shares of taxable Canadian corporations. Similarly, a Resident Shareholder that is a corporation will not be entitled to a deduction in respect of any dividends received as it would for dividends received on shares of a taxable Canadian corporation. A Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) will be subject to the rules that can impose an additional refundable tax of 6 2/3% on such dividends.

            The tax treatment under the Tax Act of a disposition or deemed disposition of shares by a Resident Shareholder will not be affected by the domestication and such a disposition arising after the domestication will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the shares immediately before the disposition. One-half of any capital gain (a “taxable capital gain”) realized by a Resident Shareholder on a Share will be included in the Resident Shareholder’s income for the year of disposition. One-half of any capital loss (an “allowable capital loss”) realized is required to be deducted by the Resident Shareholder against taxable capital gains realized in the year of disposition. Any excess of allowable capital losses over taxable capital gains of the Resident Shareholder for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Tax Act.

            Following the domestication, the Corporation will cease to be a public corporation for purposes of the Tax Act. However, Canadian Counsel has been advised that the Corporation intends that the shares continue to be listed on the TSX. Provided that the shares are listed on a designated stock exchange such as the TSX, at the time of the domestication and thereafter, the shares will continue to be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds , deferred profit sharing plans and registered education savings plans.

            Based upon the limited guidance available in respect of the Canadian federal tax treatment of a Resident Shareholder who receives cash for his or her shares following the domestication, the Canadian tax treatment of such a shareholder in such circumstances is not without doubt. However, it is expected that such amounts will constitute proceeds of disposition of shares of such a Resident Shareholder. Accordingly, a dissenting Resident Shareholder would recognize a capital gain (or a capital loss) to the extent that the amount received (excluding any interest awarded by a court), net of reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of the shares to the dissenting Resident Shareholder. Any capital gains or capital losses so realized will be subject to the tax treatment described above. Any interest awarded to a dissenting Resident Shareholder by a court will be included in the Resident Shareholder’s income for Canadian income tax purposes.

            Following the domestication, shares of the Corporation will be “specified foreign property” for the purposes of the foreign property reporting rules in Section 233.3 of the Tax Act. Resident Shareholders should consider the implications of this on their reporting obligations, if any, under these rules.

            Shareholders Not Resident in Canada. The following portion of this summary is applicable to a holder of common shares who, for the purposes of the Tax Act and at all relevant times, (i) has not been, is not and will not be resident or deemed to be resident in Canada and (ii) does not, will not and will not be deemed to use or hold the shares in carrying on a business in Canada (a “Non-resident Shareholder”). Special rules, which are not discussed in this summary, may apply to a holder that is an insurer carrying on business in Canada and elsewhere.

            A Non-resident Shareholder will not be considered to have disposed of his or her shares or to have realized a taxable capital gain or loss by reason only of the domestication. The domestication will also have no effect on the adjusted cost base of a Non-resident Shareholder’s shares for purposes of the Tax Act. After the domestication, dividends paid to a Non-resident Shareholder on shares will not be subject to Canadian withholding tax.

            Non-resident Shareholders will not be subject to Canadian tax on any capital gain arising on the eventual disposition of shares after the domestication because the shares will not be “taxable Canadian property” provided that it continues to be the case that the shares do not derive their value, directly or indirectly, principally from certain Canadian connected property, notably real property located in Canada, Canadian resource property (as defined in the Tax Act) and property used or held in respect of a business carried on in Canada.

            Based upon the limited guidance available in respect of the Canadian federal tax treatment of a Non-resident Shareholder who receives cash for his or her shares following the domestication, the Canadian tax treatment of such a shareholder in such circumstances is not without doubt. However, it is expected that such amounts (other than any interest awarded by a court) paid to a dissenting Non-resident Shareholder would likely constitute proceeds of disposition of his or her shares resulting in a capital gain or capital loss. The treatment of any capital gain so realized by a Nonresident Shareholder will be as described in the preceding paragraph. Any interest awarded to a dissenting Non-resident Shareholder by a court will not be subject to Canadian tax.

DESCRIPTION OF CAPITAL STOCK

            Unless the context provides otherwise, the following description of our capital stock assumes the consummation of the domestication has already occurred. The following description of Revett Mining Company, Inc.’s capital stock is not complete and is subject to and qualified in its entirety by its proposed certificate of incorporation and bylaws, which are attached as Exhibits C and D, respectively, to this Circular, and by the provisions of Delaware law.

            Revett Mining Company, Inc.’s authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 25,000,000 shares of preferred stock, no par value per share.

            Assuming the domestication had occurred on December __, 2013, being the date of this Circular, 34,596,387 shares of common stock would have been issued and outstanding and no shares of preferred stock would have been issued and outstanding.

Common Stock

            Holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders are permitted to vote. Holders of common stock are not entitled to vote on any matters unless expressly permitted under Delaware law. The proposed certificate of incorporation of Revett Mining Company, Inc. provides that, except as otherwise provided by law, the affirmative vote of a majority in voting power of the shares of common stock, present in person or represented by proxy at a meeting at which a quorum is present shall be the act of the stockholders. Delaware law requires the affirmative vote of a majority in voting power of the outstanding shares to authorize certain extraordinary actions, such as mergers, consolidations, dissolutions or an amendment to the certification of incorporation of Revett Mining Company, Inc. There is no cumulative voting for the election of directors. Upon a liquidation, Revett Mining Company, Inc.’s creditors and any holders of preferred stock with preferential liquidation rights will be paid before a distribution to holders of its common stock. The holders of the common stock of Revett Mining Company, Inc. would be entitled to receive a pro rata amount per share of any excess distribution. Holders of common stock have no preemptive or subscription rights. There are no conversion rights, redemption rights, sinking fund provisions or fixed dividend rights with respect to the common stock. All outstanding shares of the common stock are fully paid and nonassessable.

Preferred Stock

            The proposed certificate of incorporation of Revett Mining Company, Inc. empowers the board of directors to issue up to 25,000,000 shares of preferred stock from time to time, in one or more series. The board of directors also may fix the designation, powers, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any series or the designation of the series. Terms selected could decrease the amount of earnings and assets available for distribution to holders of common stock. The rights of holders of the common stock will be subject to the rights of the holders of any preferred shares that may be issued in the future. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock. Although there are no shares of preferred stock currently outstanding and Revett Mining Company, Inc. has no present intention to issue any shares of preferred stock, any issuance could have the effect of making it more difficult for a third party to acquire a majority of Revett Mining Company, Inc.’s outstanding voting stock.

Potential Anti-takeover Effect of Delaware Law, Our Certificate of Incorporation and Bylaws

            Revett Mining Company, Inc. will be subject to the “business combinations” provisions of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested stockholder” for a period of three years after the time of the transaction on which the person became an “interested stockholder,” unless:

  the corporation’s board of directors approved the transaction before the “interested stockholder” obtained such status;

  upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and are also officers and (ii) employee stock plans in which the participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in the tender or exchange offer; or

  on or subsequent to such time, the business combination or merger is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by two-thirds of the holders of the outstanding common stock not owned by the “interested stockholder”.

            A “business combination” is defined to include certain mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years owned 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts.

Listing

            The common stock of Revett Mining Company, Inc. will be listed on the New York Stock Exchange Market Division and the Toronto Stock Exchange under the trading symbol “RVM” and will be listed on the Frankfurt Stock Exchange under the trading symbol “37RN”.

Transfer Agent and Registrar

            The transfer agent and registrar for the common stock of Revett Mining Company, Inc. is Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario. The transfer agent’s fax numbers are (416) 263-9524 and 1-866-249-7775.

INTEREST OF MANAGEMENT IN THE DOMESTICATION

            No person who has been our director or executive officer since the beginning of our last fiscal year nor any of their associates or affiliates has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the domestication other than in their capacities as a director or executive officer.

LEGAL MATTERS

            Certain legal matters relating to the domestication under United States law will be passed upon by Randall | Danskin, Spokane, Washington. Certain legal matters relating to the United States and Canadian tax consequences of the domestication will be passed upon respectively by Randall | Danskin, P.S. and by Gowling Lafleur Henderson LLP, Toronto, Ontario.

EXPERTS

            The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) for the year ended December 31, 2012 included in this Circular have been included in reliance on the reports of KPMG, LLP and KPMG LLP Canada, each an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements as of and for the nine-month period ended September 30, 2013 are unaudited. The unaudited financial statements, in our opinion, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of our results for such periods.

WHERE YOU CAN FIND MORE INFORMATION

            This Circular constitutes part of a registration statement on Form S-4 that we filed with the SEC. You may read and copy this Circular at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this Circular by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Revett Minerals Inc., that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

            We file periodic reports and other documents with the SEC and with Canadian securities regulatory authorities. The documents we file with the SEC are available on EDGAR at www.sec.gov and the documents we file with Canadian securities regulatory authorities are available on SEDAR at www.sedar.com. Additional information about us is also available at these websites. Persons wanting copies of these documents or any other reports we have filed with the SEC or Canadian securities regulatory authorities may obtain them free of charge by writing us at 11115 E. Montgomery Drive., Suite G, Spokane Valley, Washington 99206, Attention: Monique Hayes, or by sending Ms. Hayes an email at Hayes@revettminerals.com.

            Financial information is provided in the Corporation’s comparative annual financial statements and management’s discussion and analysis for the year ended December 31, 2012 and the nine-months ended September 30, 2013 set forth herein.

GENERAL

            The CBCA permits certain eligible shareholders of the Corporation to submit proposals to the Corporation for inclusion in a management information circular for an annual meeting of shareholders. Similar provisions apply under applicable United States proxy rules. If the domestication is not completed, then shareholder proposals for the next annual meeting of Revett Minerals Inc. must be received by January 24, 2014. If the domestication is completed, then shareholder proposals for the next annual meeting of Revett Mining Company, Inc. must be received no more than 90 days prior to such meeting.

DIRECTORS’ APPROVAL

            The contents of and sending of this Circular have been approved by our board of directors.

            DATED AS OF this 3rd day of December, 2013.

/s/ Monique Hayes

Monique Hayes, Secretary

Revett Minerals Inc.
Consolidated Balance Sheets
at September 30, 2013 and December 31, 2012
(expressed in thousands of United States dollars except share and per share amounts)
(Unaudited)

	September 30, 2013	December 31, 2012

Assets
Current Assets
Cash and cash equivalents	$7,385	$18,986
Short-term investments	4,668	9,264
Concentrate settlement and other receivables	203	363
Inventories	4,132	4,512
Deferred income tax asset	182	432
Prepaid expenses and deposits	337	1,228
Total current assets	16,907	34,785

Property, plant, and equipment (net)	64,579	64,357
Restricted cash	6,540	6,533
Available for sale securities	560	1,432
Deferred income taxes	1,947	-
Other long term assets	652	863

Total assets	$91,185	$107,970

Liabilities and shareholders’ equity
Current liabilities
Trade accounts payable	$841	$2,129
Payroll liabilities	595	872
Income, property and mining taxes	1,025	1,975
Other accrued payable	40	301
Current portion of capital lease obligations and note payable	935	991
Total current liabilities	3,436	6,268

Long term portion of capital lease obligations and note payable	597	1,289
Reclamation and remediation liability	5,955	5,598
Deferred income taxes	-	5,942
Warrant derivative liability	-	93
Total liabilities	9,988	19,190

Commitments and contingencies (note 9)

Shareholders' equity
Preferred stock, no par value, unlimited authorized,
no shares issued and outstanding	-	-
Common stock, no par value unlimited authorized, 34,596,387 and 34,492,387 shares
issued and outstanding at September 30, 2013 and December 31, 2012,	88,360	87,727
Accumulated respectively other comprehensive income ( loss), net of tax	20	(538)
Retained earnings (deficit)	(7,183)	1,591
Total equity	81,197	88,780

Total liabilities and shareholders’ equity	$91,185	$107,970

See accompanying notes to unaudited interim consolidated financial statements.

Revett Minerals Inc.
Consolidated Statements of Operations and Comprehensive income (loss)
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars except share and per share amounts)
(unaudited)

		Three month	Three month	Nine month	Nine month
		period ended	period ended	period ended	period ended
		September 30,	September 30,	September 30,	September 30,
		2013	2012	2013	2012

Revenues		$(146)	$19,351	$70	$52,006
Expenses:
Cost of sales		-	11,526	-	33,760
Troy Mine suspension related costs		2,108	-	10,447	-
Depreciation and depletion		8	811	24	2,126
Exploration and development		444	1,237	1,083	3,232
General & administrative:
Stock based compensation		149	-	482	2,117
Other		658	1,045	2,459	3,746
Accretion of reclamation and remediation liability		119	169	357	506
		3,486	14,788	14,852	45,487
Income (loss) from operations
		(3,632)	4,563	(14,782)	6,519

Other income (expenses):
Interest expense		-	(181)	(669)	(398)
Interest and other income		6	124	14	249
Loss on available for sale securities		-	6	(1,376)	6
Gain (loss) on warrant derivative		-	(1)	63	541
Total other income (expenses)		6	(52)	(1,968)	398

Income (loss) before income taxes		(3,626)	4,511	(16,750)	6,917

Income tax benefit (expense):

Current income tax benefit (expense)		(20)	77	(20)	(254)

Deferred income tax benefit (expense)		3,046	(209)	7,996	(791)

Net income (loss)		$(600)	$4,379	$(8,774)	$5,872

Other comprehensive income (loss)		20	142	558	(338)

Comprehensive income (loss)		(580)	$4,521	$(8,216)	$5,534

Net income (loss) for basic earnings per share		(600)	$4,379	$(8,774)	$5,872

Net income (loss) for diluted earnings per share		(600)	$4,380	$(8,774)	$5,331

Basic earnings (loss) per share		$(0.02)	$0.13	$(0.25)	$0.17

Diluted earnings (loss) per share	$	(0.02)	$0.12	$(0.25)	$0.15

Weighted average number of shares outstanding		34,596,387	34,456,213	34,590,684	34,246,257

Weighted average number of diluted shares outstanding		34,596,387	35,285,502	34,590,684	35,306,694

See accompanying notes to unaudited interim consolidated financial statements.

Revett Minerals Inc.
Consolidated Statements of Cash Flows
Nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars except share and per share amounts)
(unaudited)

	Nine month	Nine month
	period ended	period ended
	September 30, 2013	September 30, 2012

Cash flows from operating activities:
Net income (loss) for the period	$(8,774)	5,872
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24	2,126
Deferred financing fee amortization	556	209
Accretion of reclamation and remediation liability	357	506
Loss on impairment of available for sale securities	969	-
Stock based compensation	482	2,117
Loss (gain)on disposal of fixed assets	(22)	5
Accrued interest from reclamation trust fund	(7)	(11)
Amortization of prepaid insurance premium	-	79
Gain on warrant derivative	(63)	(541)
Deferred income tax	(7,996)	791
Loss on sale of securities	407	90
Changes in:
Concentrate settlement and other receivable	218	(486)
Inventories	367	572
Prepaid expenses and other assets	546	(84)
Accounts payable and accrued liabilities	(2,773)	1,329
Net cash provided (used) by operating activities	(15,709)	12,574

Cash flows from investing activities:
Purchase of plant and equipment	(247)	(5,234)
Proceeds from the sale of short term investments	4,596	-
Other long term assets	-	2
Proceeds from the sale of fixed assets	35	-
Proceeds from sale of available for sale securities	352	184
Purchase of available for sale securities	-	(52)
Purchase of short term investments	-	(142)
Net cash provided (used) in investing activities	4,736	(5,242)

Cash flows from financing activities:
Proceeds from the exercise of options and warrants, net	120	549
Repayment of capital leases and note payable	(748)	(593)
Net cash used by financing activities	(628)	(44)

Net increase (decrease) in cash and cash equivalents	(11,601)	7,288
Cash and cash equivalents, beginning of period	18,986	16,086
Cash and cash equivalents, end of period	$7,385	$23,374

Non cash transactions:
Common stock issued for services	-	85
Acquisition of plant and equipment under capital lease	-	2,735

See accompanying notes to unaudited interim consolidated financial statements.

Revett Minerals Inc.
Consolidated Statements of Shareholders’ Equity
Nine months ended September 30, 2013 and year ended December 31, 2012
(expressed in thousands of United States dollars except share and per share amounts)
(unaudited)

			Accumulated
			other
			Comprehensive
	Common Shares		Income
				Retained
				earnings
	Shares	Amount	(Loss)	(deficit)	Total

Balance, December 31, 2011	34,119,216	$84,587	$160	$(2,494)	$82,253
Issue of shares for services	20,335	85	-	-	85
Issue of shares for exercise of options	72,000	108	-	-	108
Issue of shares for exercise of warrants	280,836	915	-	-	915
Unrealized loss on marketable securities, net of tax	-	-	(698)	-	(698)
Stock-based compensation on options
Granted	-	2,032	-	-	2,032
Net income for the period	-	-	-	4,085	4,085

Balance, December 31, 2012	34,492,387	$87,727	$(538)	$1,591	$88,780

Issue of shares for exercise of options	49,000	25	-	-	25
Issue of shares for exercise of warrants	55,000	126	-	-	126
Reclassification of loss on marketable
securities included in net income	-	-	538	-	538
Unrealized gain on marketable securities, net of tax			20		20
Stock-based compensation on options granted	-	482	-	-	482
Net loss for the period	-	-	-	(8,774)	(8,774)
Balance, September 30, 2013	34,596,387	$88,360	$20	$(7,183)	$81,197

See accompanying notes to unaudited interim consolidated financial statements

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

1.           Basis of Presentation and Status of Operations:

In the opinion of management, the accompanying unaudited interim consolidated balance sheets and consolidated statements of operations and comprehensive income (loss), cash flows, and shareholders’ equity contain all adjustments, consisting of normal recurring items, necessary to present fairly, in all material respects, the financial position of Revett Minerals Inc. (“Revett Minerals” or the “Company”) as of September 30, 2013, and the results of its operations and its cash flows for the three and nine month periods ended September 30, 2013 and 2012. The operating and financial results for Revett Minerals for the three and nine months ended September 30, 2013 are not necessarily indicative of the results that may be expected for the year ended December 31, 2013.

These unaudited interim financial statements have been prepared by management in accordance with generally accepted accounting principles used in the United States of America (U.S. GAAP) and are presented in U.S. dollars. These unaudited interim consolidated financial statements do not include all note disclosures required by U.S. GAAP on an annual basis, and therefore should be read in conjunction with the annual audited consolidated financial statements for the year ended December 31, 2012 filed with the appropriate securities regulatory authorities.

In mid-December 2012, the Company suspended underground mining and milling operations at Troy because of unstable and unsafe ground conditions in the mine. The Company has decided it will not resume mining operations using the Lower Quartzite haulage route, as initially planned, but will instead construct a new development decline to the North C Bed and I-Bed deposits in the Lower Revett Formation. Mine facilities such as the underground crusher, conveyor system and surface mill will remain on a care and maintenance basis until production resumes. The Lower Quartzite haulage route will remain an important access point for ongoing mine dewatering and ventilation.

The Company believes it can construct the new decline through previously unmined areas without incurring the structural issues that have hampered its ability to return to production since operations at the Troy mine were suspended last December. It estimates that access to the undeveloped North C Bed area can be achieved in twelve months, and that access to the deeper I-Beds can be achieved six months thereafter.

The cost of the decline is presently estimated to be approximately $12 million. The Company has adequate funds to commence construction and is confident that the additional funding required to complete the development project can be obtained next year.

The Company continues to have preliminary discussions with interested parties in obtaining additional capital, however, no assurance can be given that these efforts will prove to be successful. Given current market conditions, the Company may experience difficulties in raising sufficient external financing to meet its obligations and provide access to Troy mine ore reserves. Because of the Company’s need to conserve cash, all discretionary capital spending and exploration spending has been placed on hold.

2.          Changes affecting consolidated financial statements and future accounting changes:

Accounting principles:

(a) Future accounting changes

There were no new pronouncements issued by the FASB that are expected to materially impact the Company’s consolidated financial statements for future periods.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

3.           Inventory

The major components of the Company’s inventory accounts are as follows:

	September 30, 2013	December 31, 2012
Concentrate inventory	$550	$733
Material and supplies	3,582	3,779
	$4,132	$4,512

During the nine months ended September 30, 2013, the concentrate inventory was written down by $0.2 million to net realizable value.

4.           Property, Plant and Equipment

The major components of the Company’s mineral property, plant, and equipment accounts are as follows:

	September 30,	December 31,
	2013	2012
Troy:
Property acquisition and development costs	$17,506	$17,506
Plant and equipment	17,904	18,387
Buildings and structures	5,685	5,553
	41,095	41,446
Rock Creek:
Property acquisition costs	34,976	34,976

Other, corporate	4,330	4,330
Other, mineral properties	118	118
	80,519	80,870
Accumulated depreciation and depletion:
Troy Property acquisition and development costs	(7,332)	(7,332)

Troy plant and equipment	(6,819)	(7,416)

Troy buildings and structures	(1,630)	(1,630)
	(15,781)	(16,378)
Other corporate assets	(159)	(135)
	(15,940)	(16,513)
	$64,579	$64,357

The net book value of assets under capital leases at September 30, 2013 and December 31, 2012 was $2.1 million and $2.1 million, respectively. During 2013, two assets under capital lease with a net book value of $1.0 million were damaged due to unstable ground conditions. Management anticipates the value to be recovered through insurance. At September 30, 2013, there is $0.5 million of construction in progress included in the Troy buildings and structures which are not subject to depreciation until these assets are placed into service.

Included in other corporate assets is Revett Holdings Inc., a wholly owned subsidiary of Revett Silver Company, which owns undeveloped real estate lands with a carrying value of $3.6 million. These lands are intended to be gifted, or otherwise transferred to the U.S. Forest Service or the State of Montana for mitigation requirements, as the Rock Creek evaluation program and mine development proceeds. The property costs for Rock Creek will be amortized when the property is placed into production, or written off if it is determined that Rock Creek cannot be developed or sold.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

5.           Available for sale securities

Available for sale securities are comprised of publicly traded common stocks which have been valued using quoted market prices in active markets. The following table summarizes the Company’s available for sale securities at:

	September 30,	December 31,
	2013	2012

Cost	$1,499	$2,259
Other than temporary impairment charge	(969)	-
Unrealized gain (loss)	30	(827)
Fair value	$560	$1,432

During the nine months ended September 30, 2013, the Company sold a portion of its available for sale equity securities for gross proceeds of approximately $0.4 million and recognized a loss of $0.4 million, and in 2012 the Company sold a portion of its available for sale equity securities for gross proceeds of approximately $0.2 million and recognized a loss of $0.1 million. In addition, the Company recognized an other than temporary impairment charge of $1.0 million during the second quarter of 2013.

6.           Long-term debt

(a) Capital leases and note payable:

At September 30, 2013 and December 31, 2012, the balance of the Company’s note payable and capital lease obligations were as follows:

	September 30,	December 31,
	2013	2012
Capital leases and note payable	$1,532	$2,280
Less current portion	(935)	(991)
	$597	$1,289

The Company has a number of capital leases and a note payable for mining equipment for use at Troy. Scheduled minimum capital lease and note payable principal repayments at September 30, 2013 are as follows:

	Capital	Note
	Leases	Payable	Total
October 1, 2013 to September 30, 2014	$652	$295
October 1, 2014 to September 30, 2015	351	281
	1,003	576
Less amount representing interest (at rates ranging from 1.6% to 4.1%)	47
Total present value of net minimum capital lease and note payable payments	956	576	1,532

Less current portion	640	295	935
	$316	$281	$597

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

(b) Revolving credit facility:

On December 10, 2011, the Company entered into a revolving credit agreement with Societe Generale for a $20.0 million credit facility which was subject to interest at the London Interbank Offered Rate (“LIBOR”) plus 350 basis points for an initial three year term. On February 28, 2013, primarily based upon the suspension of mining operations at the Troy Mine, the Company and Societe Generale agreed to suspend the facility.

The Company paid a commitment fee and other transaction costs of $0.9 million in 2011. During the quarter ended March 31, 2013, the Company expensed the remaining unamortized deferred loan fee balance of $0.6 million, which is included in interest expense, because there is no assurance that this credit facility will be renewed.

7.           Derivatives

Warrant Derivative Liabilities:

Some of the Company’s issued and outstanding common share purchase warrants had exercise prices denominated in a foreign currency (Canadian dollars). These warrants were required to be treated as a derivative liability, as the amount of cash the Company was to receive on exercise of the warrants would vary depending on the exchange rate. These warrants were classified as a derivative liability and recognized at fair value. Changes in the fair value of these warrants were recognized in earnings until such time as the warrants are exercised or expire. These warrants expired unexercised on August 24, 2013.

The following table presents the reconciliation of the fair value of the warrants:

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Balance, beginning of period	$-	$215	$93	$1,170
Gain (loss) on derivatives	-	1	(63)	(541)
Value of warrants exercised	-	(51)	(30)	(464)

Balance, end of period	$-	$165	$-	$165

8.           Share Capital

(a) Common Stock

The Company has one class of no par value common stock of which an unlimited number of shares are authorized for issue. The holders of common stock are entitled to receive dividends without restriction when and if declared by the board of directors. Holders of the Company’s common stock are not entitled to preemptive rights to acquire additional shares of common stock and do not have cumulative voting rights.

During the nine months ended September 30, 2013, the Company issued 49,000 common shares on exercise of stock options for cash proceeds of $0.03 million and issued 55,000 common shares on the exercise of warrants for cash proceeds of $0.1 million.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

(b) Preferred Stock

The Company is authorized to issue an unlimited number of no par preferred stock. The Company’s board of directors is authorized to create any series and, in connection with the creation of each series, to fix by resolution the number of shares of each series, and the designations, powers, preferences and rights; including liquidation, dividends, conversion and voting rights, as they may determine. At September 30, 2013, no preferred stock was issued or outstanding.

(c) Stock options

The Company’s Equity Incentive Plan authorizes the Company to reserve and have available for issue, 6,500,000 shares of common stock. There were 1,094,500 stock options granted during the nine months ended September 30, 2013 with an exercise price of $2.16, expiring on March 21, 2018 and issued 30,000 stock options with an exercise price of $1.17 which expire on September 6, 2015 and 2016. The Company used the Black-Scholes option pricing model with a risk-free interest rate of 0.33% - 0.52%, volatility of 52.16% - 60.31% and an expected life of the options of 30 – 36 months to estimate the fair values of the options. The weighted average fair value per share was $0.69 for a total value of $0.8 million for the 1,094,500 stock options and $13,400 for the 30,000 stock options. The majority of the stock options vest 25% at the end of each quarter in 2013. At September 30, 2013 and 2012, there was $0.1 million and $0, respectively, of unrecognized compensation costs relating to unvested stock options that will be recognized within the next three months.

During the three and nine months ended September 30, 2013, 245,500 options were cancelled or expired and 49,000 options were exercised. During the quarter ended June 30, 2013, vesting provisions of 237,750 options granted in the first quarter of 2013 were accelerated. As of September 30, 2013 and 2012, the intrinsic value of options outstanding and exercisable was $0.1 million and $1.1 million, respectively.

Total stock-based compensation recognized during the three and nine months ended September 30, 2013 was $0.1 million and $0.5 million, respectively. Total stock based compensation recognized during the three and nine months ended September 30, 2012 was nil and $2.0 million, respectively.

During the nine months ended September 30, 2013, a total of $0.3 million of stock option compensation (2012 - $1.4 million) was attributable to the Troy Mine employees and is included in the amounts reported in general and administrative expense.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

As of September 30, 2013, the following stock options were outstanding:

Options	Options	Exercise		Expiration
Granted	Exercisable	Price		Date

10,000	10,000	2.50		November 1, 2013
35,000	35,000	4.30		December 13, 2013
687,000	687,000	3.40		December 31, 2013
10,000	10,000	4.45		February 25, 2014
34,500	34,500	0.52	CDN	March 31, 2014
10,000	10,000	4.18		April 15, 2014
10,000	10,000	0.45	CDN	April 27, 2014
85,500	85,500	3.55		May 31, 2014
110,000	110,000	0.45		September 10, 2014
15,000	15,000	1.05		November 2, 2014
30,000	30,000	1.65		December 30, 2014
204,000	204,000	2.15		March 15, 2015
10,000	10,000	1.17		September 6, 2015
20,000	20,000	2.50		November 1, 2015
554,500	554,500	4.98		March 21, 2016
2,500	2,500	5.93		April 8, 2016
20,000	20,000	1.17		September 6, 2016
700,500	700,500	4.18		April 1, 2017
20,000	20,000	3.77		May 3, 2017
713,500	535,125	2.16		March 21, 2018
3,282,000	3,103,625	$3.38

(d) Stock Purchase Warrants

There were no stock purchase warrants outstanding at September 30, 2013 for the purchase of common shares of Revett Minerals.

No warrants were exercised and 1,108,438 expired during the three months ended September 30, 2013. During the nine months ended September 30, 2013, there were 55,000 warrants exercised and 1,108,438 warrants expired. During the three and nine months ended September 30, 2012, there were 36,000 and 280,836 warrants exercised, respectively, for proceeds of $0.1 million and $0.5 million, respectively, and no warrants expired

9.           Commitments and Contingencies

(a) Reclamation

The following table shows the changes in the reclamation liability for the periods indicated.

	Nine months ended	Nine months ended
	September 30, 2013	September 30, 2012
Reclamation and remediation liability beginning of period	$5,598	$7,955
Accretion expense, year to date	357	506
Ending balance	$5,955	$8,461

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

(b) Rock Creek Development

Rock Creek is a development-stage silver and copper deposit located in Sanders County, Montana, approximately five miles northeast of Noxon, Montana and sixteen air miles southeast of Troy. The project comprises 99 patented lode-mining claims, 370 unpatented lode- mining claims, five tunnel site claims, 85 mill site claims and approximately 754 acres of fee land. The patented claims lying within the Cabinet Mountain Wilderness Area convey mineral rights only; the claims lying outside the wilderness area convey both mineral and surface rights. The patented claims were legally surveyed in 1983, patented in 1989, and occupy an area of approximately 1,809 acres.

Development activities at Rock Creek are conducted through RC Resources Inc., a wholly-owned Montana subsidiary of Revett Silver Company. RC Resources Inc. is also the record holder of the patented and unpatented mining claims comprising the project, as well as certain fee lands in the immediate area.

Our proposed development of Rock Creek will occur in several phases. The first phase is a two year evaluation program, estimated to cost between $25 million to $30 million, to define the economic and technical viability of the project. The evaluation program will include the development of an evaluation adit to collect additional technical information on the deposit, perform additional infill drilling to establish and confirm reserve and resource estimates, and conduct geotechnical design studies and bulk sampling of the mineralization for use in metallurgical testing. The evaluation program is subject to receipt of permits and approvals from the various federal and state agencies having jurisdiction over the project. The Company will also be required to satisfy grizzly bear mitigation and reclamation bonding requirements, design and construct a water treatment facility, and upgrade and improve the road leading to the proposed evaluation adit site.

The Rock Creek deposit is partially located on United States Forest Service (the “Forest Service”) land, within the Kootenai National Forest, and under the Cabinet Mountains Wilderness Area. Consequently, we must comply with a variety of federal and state laws and regulations in order to explore and develop it. In 2001, the Forest Service issued the Final Environmental Impact Statement (“Final EIS”) under the National Environmental Policy Act (“NEPA”). In 2003, the Forest Service and the Montana Department of Environmental Quality (the “DEQ”) issued a joint administrative decision approving our proposed plan of operations at the Rock Creek Project (the “Record of Decision”). The Record of Decision was based primarily on the findings in the Final EIS and a companion Biological Opinion issued by the U.S. Fish and Wildlife Service (“USFWS”) in 2003 pursuant to the requirements of the Endangered Species Act (“ESA”).

The Record of Decision was challenged by a number of national and regional conservation groups. In May 2010 both the Record of Decision and Final EIS were remanded back to the Forest Service by the federal district court for completion of a supplemental EIS to address specified NEPA deficiencies. All challenges to the Biological Opinion were dismissed by the federal district court, a decision that was subsequently upheld by the Ninth Circuit Court of Appeals in November 2011. The Company is currently working with the Forest Service to develop a Supplemental EIS to comply with the Federal District Court’s NEPA opinion in May 2010.

Although the Company believes that it will ultimately receive environmental and operating permits, it is possible that successful challenges could delay or prevent the Company from developing the Rock Creek project which could result in the write-down of the carrying value related to the Rock Creek property.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

(c) Other Properties.

We also own two unpatented claim groups in nearby areas of Sanders County, the Vermillion River and the Sims Creek properties, which comprise approximately 1,660 acres and are located approximately 25 miles southeast of Rock Creek. Limited drilling was conducted by the previous owner of the Vermillion River claim group. The Sims group is untested. These claims are held by Revett Exploration, Inc., a wholly-owned Montana subsidiary of Revett Silver Company.

In addition, we currently own approximately 673 acres of fee land that will be used primarily for mitigation as the Rock Creek project is developed. This land and other current and future holdings that are not essential to our day-to-day mining operations are or will be held by Revett Holdings, Inc., a wholly-owned Montana subsidiary of Revett Silver Company. Certain of these lands may later be selected for management under the Revett Foundation according to a best-use philosophy.

10.         Derivative instruments

Concentrate Sales Contracts

The Company enters into concentrate sales contracts with a third-party buyer. The contracts, in general, provide for a provisional payment based upon provisional assays and quoted metal prices and the provisionally priced sales contain an embedded derivative that is required to be separated from the host contract for accounting purposes. The host contract is the receivable from the sale of concentrates at the forward price at the time of sale. The embedded derivative, which is the final settlement based on a future price, does not qualify for hedge accounting. These embedded derivatives are recorded in Concentrate settlement and other receivables on the consolidated balance sheet and are adjusted to fair value through earnings each period until the date of final settlement.

Fixed Forward Contracts

At December 31, 2012, the Company had forward contracts to sell 0.7 million pounds of copper at an average price of $4.00 per pound which matured in February 2013. All contracts were with the Company’s customer and were designated as normal purchase and sale contracts. Accordingly, the effects of these contracts were accounted for in the period they were settled. There are no forward contracts outstanding at September 30, 2013.

Warrant Derivative Liabilities

Some of the Company’s issued and outstanding common share purchase warrants have exercise prices denominated in a foreign currency (Canadian dollar). These warrants are required to be treated as a derivative liability as the amount of cash the Company will receive on exercise of the warrants will vary depending on the exchange rate. These warrants are classified as a derivative liability on the consolidated balance sheets and recognized at fair value. These warrants expired during the third quarter of 2013. See discussion of the warrant derivative liabilities in note 7.

The following summarizes classification of the fair value of the derivative instruments as of September 30, 2013 and December 31, 2012:

	September	December
	30, 2013	31, 2012

Concentrate settlement and other receivables	$27	$(628)
Warrant derivative liabilities	-	(93)

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

The following represent mark-to-market gains on derivative instruments during the three and nine months September 30, 2013 and 2012:

	For the	For the	For the	For the
	three	three	nine	nine
	months	months	months	months
	ended	ended	ended	ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
	2013	2012	2013	2012

Revenue	$27	$676	$655	$1,141
Gain (loss) on warrant derivatives	-	(1)	63	541

11.         Fair Value of Financial Instruments

At September 30, 2013, the Company did not have any forward contracts to sell silver or copper.

The carrying values of cash and cash equivalents, accounts receivable, restricted cash, and accounts payable and accrued liabilities approximate fair value due to their short time to maturity or ability to immediately convert them to cash in the normal course. The carrying value of concentrate settlement payable or receivable are marked to market each month using quoted forward prices as at the last trading day of each month, and accordingly are recognized at fair value. The carrying values of capital lease obligations approximate fair market values as they are based on market rates of interest.

The Company classifies financial instruments recognized at fair value in accordance with a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following tables set forth the Company’s financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair value at September 30, 2013
	Total	Level 1	Level 2	Level 3

Cash and cash equivalents	$7,385	$7,385	$-	$-
Short term investments	4,668	4,668	-	-
Available for sale securities	560	560	-	-
Concentrate receivable embedded derivative	27	-	27	-

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

	Fair value at December 31, 2012
	Total	Level 1	Level 2	Level 3

Cash and cash equivalents	$18,986	$18,986 $	-	$-
Short term investments	9,264	9,264	-	-
Available for sale securities	1,432	1,432	-	-
Concentrate receivable embedded derivative	(628)	-	(628)	-
Warrant derivatives liability	(93)	-	(93)	-

The Company’s cash and cash equivalent instruments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices.

The Company’s short-term investments are available for liquidity needs and are classified as trading and recorded at market value. The short-term investments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices.

The Company’s available for sale securities are valued using quoted market prices, and accordingly, are included in Level 1.

The Company’s concentrate receivable embedded derivative, which includes provisionally priced sales, are valued using pricing models and the Company generally uses similar models to value similar instruments. Where possible, the Company verifies the values produced by its pricing models to market prices. Valuation models require a variety of inputs, including contractual terms, market prices, and correlations of such inputs. Such instruments are typically classified within Level 2 of the fair value hierarchy.

The warrant derivative liability is valued using an option pricing model, which requires a variety of inputs. Such instruments are typically included in Level 2.

12.         Income Taxes

The following table summarizes the components of the Company’s income tax provision (benefit) for the three and nine months ended September 30, 2013 and 2012:

	Three months	Three month	Nine months	Nine months
	ended	ended	ended	ended
	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
Federal:
Current	$20	$(77)	$20	$254
Deferred	(2,726)	187	(7,157)	708
Total	(2,706)	110	(7,137)	962
State:
Current	-	-	-	-
Deferred	(320)	22	(839)	83
Total	$(3,026)	$132	$(7,976)	$1,045

The income tax provision (benefit) expenses for the three and nine months ended September 30, 2013 and 2012 varies from the statutory rate primarily because of depletion, change in valuation allowance for net deferred tax assets and the Company’s foreign operations. The Company has a US net operating loss carry forward of approximately $23 million which expire at various dates between 2024 and 2032, Montana State net operating losses of approximately $14.8 million

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

that expire at various dates between 2015 and 2019, and Canadian net operating losses of approximately $10.5 million that expire at various dates between 2014 and 2031.

The tax benefit for the three and nine month ended September 30, 2013 is different from the amount that would be provided by applying the statutory federal income tax rate to the pre-tax loss principally due to adjustments to prior period percentage depletion calculations and the establishment of a valuation allowance for the deferred income tax assets relating to state net operating losses.

13.         Earnings Per Common Share

The following table reconciles weighted average common shares used in the computations of basic and diluted earnings (loss) per share for the three and nine months ended September 30, 2013, and 2012 (thousands, except per-share amounts).

			Nine	Nine
	Three months	Three months	months	months
	ended Sept 30,	ended Sept 30,	ended Sept	ended Sept
	2013	2012	30, 2013	30, 2012
Numerator
Net income (loss)	$(600)	$4,379	$(8,774)	$5,872

Loss (gain) on warrant derivative associated with dilutive warrants	-	1	-	(541)

Net income (loss) for diluted earnings per share	$(600)	$4,380	$(8,774)	$5,331
Denominator
Basic weighted average common shares	34,596,387	34,456,213	34,590,684	34,246,257
Dilutive stock options and warrants	-	829,289	-	1,060,437

Diluted weighted average common shares	34,596,387	35,285,502	34,590,684	35,306,694

Basic income (loss) per share	$(0.02)	$0.13	$(0.25)	$0.17

Diluted income (loss) per share	$(0.02)	$0.12	$(0.25)	$0.15

For the three and nine month periods ended September 30, 2012, the (gain) loss on warrant derivative associated with dilutive warrants is an adjustment to net income for diluted earnings per share purposes because the (gain) loss would not have been recognized had the warrants been converted at the beginning of the period.

Options to purchase 3,282,000 shares of our common stock were excluded from the computation of diluted earnings per share for the three and nine month periods ended September 30, 2013. The exercise price of these options and warrants exceeded the average price of our stock during the period and we incurred a loss. Therefore, these options were anti-dilutive.

Options and warrants to purchase 2,008,000 and 1,988,000 shares of common stock were excluded from the computation of diluted earnings per share for the three and nine month periods ended September 30, 2012, respectively. The exercise price of these options and warrants exceeded the average price of our stock during the period and were anti-dilutive.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Three and nine months ended September 30, 2013 and 2012
(expressed in thousands of United States dollars unless otherwise stated)
(unaudited)

14.         Comprehensive income

The components of other comprehensive income are as follows:

	Three	Three	Nine	Nine
	months	months	months	months
	ended	ended	ended	ended
	Sept	Sept	Sept	Sept
	30,	30,	30,	30,
	2013	2012	2013	2012

Unrealized gain (loss) on available for sale securities before tax	$30	$218	$(520)	$(566)

Deferred tax (provision) benefit	(10)	(76)	184	198

Unrealized gain (loss) on available for sale securities, net of tax	20	142	(336)	(368)

Reclassification of loss on securities included in net income (loss)	-	-	1,376	46

Related deferred tax effect	-	-	(482)	(16)

	$20	$142	$558	$(338)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Revett Minerals Inc.:

We have audited the accompanying consolidated balance sheets of Revett Minerals Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Revett Minerals Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Revett Minerals Inc.’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 11, 2013 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Boise, Idaho
March 11, 2013

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Revett Minerals Inc.:

We have audited Revett Minerals Inc.’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Revett Mineral Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting (Item 9A(b)). Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Revett Minerals Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Revett Minerals Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2012, and our report dated March 11, 2013 expresses an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP

Boise, Idaho
March 11, 2013

Independent Auditors’ Report of Registered Public Accounting Firm

To the Shareholders and Board of Directors of Revett Minerals Inc.

We have audited the accompanying consolidated financial statements of Revett Minerals Inc. (the Company), which comprise the consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for the year ended December 31, 2010, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements. Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audit is sufficient and appropriate to provide a basis for our audit opinion.

Opinion. In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated results of operations and consolidated cash flows of Revett Minerals Inc. for the year ended December 31, 2010 in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Chartered Accountants
Vancouver, Canada
March 22, 2011

Revett Minerals Inc.
Consolidated Balance Sheets
(expressed in thousands of United States dollars)

December 31,	2012	2011

Assets
Current Assets
Cash and cash equivalents	$18,986	$16,086
Short-term investments	9,264	9,066
Concentrate settlement and other receivables	363	4,673
Inventories	4,512	4,710
Deferred income tax asset	432	-
Prepaid expenses and deposits	1,228	914
Total current assets	34,785	35,449
Property, plant, and equipment (net)	64,357	57,602
Restricted cash	6,533	6,519
Available for sale securities	1,432	2,540
Other long term assets	863	1,240

Total assets	$107,970	$103,350
Liabilities and shareholders’ equity

Current liabilities
Trade accounts payable	$2,129	$2,574
Payroll liabilities	872	992
Income, property and mining taxes	1,975	2,634
Royalty payable	301	882
Deferred income tax payable	-	179
Current portion of capital lease obligations and notes payable	991	360
Total current liabilities	6,268	7,621
Long-term portion of capital lease obligations and notes payable	1,289	408
Reclamation liability	5,598	7,955
Deferred income taxes	5,942	3,943
Warrant derivative liability	93	1,170
Total liabilities	19,190	21,097

Commitments and contingencies (note 15)
Shareholders’ equity

Preferred stock, no par value and no shares issued and outstanding	-	-

Common stock, no par value, 34,492,387 and 34,119,216 shares issued and outstanding at December 31, 2012 and 2011, respectively	87,727	84,587
Accumulated other comprehensive income (loss)	(538)	160
Retained earnings (accumulated deficit)	1,591	(2,494)
	88,780	82,253

Total liabilities and shareholders’ equity	$107,970	$103,350

See accompanying notes to the consolidated financial statements.

Revett Minerals Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(expressed in thousands of United States dollars except share and per share amounts)

Years ended December 31,	2012	2011	2010

Revenues	$59,211	$70,111	$47,004

Expenses:
Cost of sales	42,541	42,262	34,385
Depreciation and depletion	2,645	2,519	2,642
Exploration and development	3,956	1,752	702
General & administrative:
Stock based compensation	2,117	3,213	1,025
Other	4,664	3,842	3,019
Gain on change in reclamation liability estimate	(3,032)	(666)	-
Accretion of reclamation liability	675	675	694
	53,566	53,597	42,467
Income from operations	5,645	16,514	4,537

Other income (expenses):
Interest expense	(497)	(62)	(601)
Interest and other income	264	256	117
Gain (loss) on warrant derivatives	613	1,328	(4,667)
Loss on sale of securities	(141)	-	-
Foreign exchange gain (loss)	-	(35)	33
Total other income (expenses)	239	1,487	(5,118)

Net income (loss) before income taxes	5,884	18,001	(581)

Income tax benefit (expense)
Current income tax	(35)	(470)	(33)
Deferred income tax	(1,764)	(4,035)	-

Net income (loss)	$4,085	$13,496	$(614)
Other comprehensive income (loss):
Unrealized gain (loss) on available for sale securities, net of tax	(698)	160	-

Comprehensive income (loss)	$3,387	$13,656	$(614)

Net income (loss) for basic earnings per share (note 18)	$4,085	$12,283	$(614)

Net income (loss) for diluted earnings per share (note 18)	$3,472	$10,955	$(614)

Basic income (loss) per share (note 18)	$0.12	$0.36	$(0.02)

Diluted income (loss) per share (note 18)	$0.10	$0.31	$(0.02)

Weighted average number of shares outstanding	34,315,008	33,803,368	27,928,475

Weighted average number of diluted shares outstanding	35,316,954	35,257,668	27,928,475

See accompanying notes to the consolidated financial statements.

Revett Minerals Inc.
Consolidated Statements of Cash Flows
(expressed in thousands of United States dollars)

Years ended December 31,	2012	2011	2010

Cash flows from operating activities:

Net income (loss)	$4,085	$13,496	$(614)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and depletion	2,645	2,519	2,642
Accretion of reclamation and remediation liability	675	675	694
Deferred financing fee amortization	281	23	393
Foreign exchange gain	-	-	(33)
Stock based compensation	2,117	3,213	1,025
Gain on change in reclamation liability estimate	(3,032)	(666)	-
Loss (gain) on disposal of fixed assets	(66)	2	2
Deferred income tax expense	1,764	4,035	-
(Gain) loss on warrant derivative	(613)	(1,328)	4,667
Accrued interest from restricted cash	(14)	(21)	(30)
Amortization of prepaid insurance premium	95	131	157
Loss on sale of available for sale securities	141	-	-
Warrants issued on settlement of legal action	-	-	366
Gain on settlement of forward contracts	-	-	(734)
Changes in:

Concentrate settlement and other receivables	4,310	(1,120)	(2,316)
Inventories	198	(1,036)	(44)
Prepaid expenses and deposits	(313)	(124)	(102)
Accounts payable and accrued liabilities	(1,809)	1,970	(908)
Net cash provided by operating activities	10,464	21,769	5,165

Cash flows from investing activities:

Purchase of available for sale securities	(337)	(2,294)	-
Other long term assets	-	-	46
Purchase of short term investments	(198)	(9,066)	-
Proceeds from the sale of available for sale securities	234	-	-
Proceeds from sale of fixed assets	71	-	-
Purchase of plant and equipment	(6,670)	(2,679)	(4,582)
Net cash provided by (used in) investing activities	(6,900)	(14,039)	(4,536)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	559	1,075	8,256
Repayment of debt	-	-	(2,151)
Repayment of capital leases	(1,223)	(624)	(623)
Deferred financing fees	-	(861)	-
Net cash provided by (used in) financing activities	(664)	(410)	5,482

Effects of foreign exchange on cash held
in foreign currencies	-	-	33

Net increase in cash and cash equivalents	2,900	7,320	6,144
Cash and cash equivalents, beginning of year	16,086	8,766	2,622
Cash and cash equivalents, end of year	$18,986	$16,086	$8,766

See accompanying notes to the consolidated financial statements.

Revett Minerals Inc.
Consolidated Statements of Cash Flows, continued
(expressed in thousands of United States dollars)

Years ended December 31,

Supplementary cash flow information:	2012	2011	2010

Cash paid for interest	$209	$105	$219

Cash paid for income taxes	450	59	-

Non cash transactions:

Warrants reclassified from derivative liability	-	3,314	-

Common stock issued on exchange of shares	-	1,213	-

Common stock reclassified from temporary equity to common stock	-	676	-

Shares issued for services	85	65	-

Acquisition of plant and equipment under capital lease and note payable	2,735	0	332

Reduction of reclamation and remediation liability and offset to mineral property, plant, and equipment	-	-	914

Shares issued to settle accounts payable	-	-	359

Debt repayment from settlement of forward contract	-	-	734

Warrants issued on settlement of legal action	-	-	366

See accompanying notes to the consolidated financial statements.

Revett Minerals Inc.
Consolidated Statements of Shareholders’ Equity
(expressed in thousands of United States dollars except for number of shares)

			Accumulated	Retained
			Other	Earnings	Total
	Common Stock		Comprehensive	(Accumulated	Shareholders’
	Shares	Amount	Income (loss)	Deficit)	Equity
Balance, December 31, 2009	25,195,723	$66,235	$-	$(14,163)	$52,072
Issue of units for cash	2,908,545	2,644	-	-	2,644
Issue of shares for cash	722,780	1,147	-	-	1,147
Issue of shares for the settlement of accounts payable	166,836	359	-	-	359
Issue of shares for exercise of warrants	3,492,500	2,746	-	-	2,746
Issue of shares for exercise of options	691,500	510	-	-	510
Warrants issued on settlement of legal action	-	366	-	-	366
Stock-based compensation on options
Granted	-	1,025	-	-	1,025
Net loss for the year	-	-	-	(614)	(614)

Balance, December 31, 2010	33,177,884	75,032	-	(14,777)	60,255
Issued on exchange of shares	275,000	1,889	-	(1,213)	676
Issue of shares for services	13,052	65	-	-	65
Issue of shares for exercise of options	405,000	593	-	-	593
Issue of shares for exercise of warrants	248,280	546	-	-	546
Warrants reclassified from derivate liability	-	3,314	-	-	3,314
Unrealized gain on marketable securities, net of tax	-	-	160	-	160
Stock-based compensation on options granted	-	3,148	-	-	3,148
Net income for the year	-	-	-	13,496	13,496

Balance, December 31, 2011	34,119,216	84,587	160	(2,494)	82,253

Issue of shares for services	20,335	85	-	-	85
Issue of shares for exercise of options	72,000	108	-	-	108
Issue of shares for exercise of warrants	280,836	915	-	-	915
Unrealized loss on marketable securities, net of tax	-	-	(698)	-	(698)
Stock-based compensation on options granted	-	2,032	-	-	2,032
Net income for the year	-	-	-	4,085	4,085

Balance, December 31, 2012	34,492,387	$87,727	$(538)	$1,591	$88,780

See accompanying notes to the consolidated financial statements.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated)

1.         Nature of operations

Revett Minerals Inc. (“Revett Minerals” or the “Company”) was incorporated under the Canada Business Corporations Act in August 2004. Following the initial public offering (“IPO”) in February 2005, the Company has acquired 100% interest in Revett Silver Company (“Revett Silver”),which in turn owns 100% of Troy Mine Inc., RC Resources Inc., Revett Exploration Inc. and Revett Holdings Inc. (Both Revett Exploration Inc. and Revett Holdings Inc. were created in 2012.) Rock Creek is a development stage silver and copper property located in northwest Montana. Troy is an operating silver and copper mine also located in northwest Montana.

In mid-December 2012, the Company suspended underground mining operations at Troy because of unstable and unsafe ground conditions in the mine. The Company has installed geophone monitoring devices and are working with the MSHA to inspect the mine and develop alternate travel and haulage routes that bypass the affected areas. The Company expects to resume operations in the second quarter of 2013.

2.         Changes affecting the 2012 consolidated financial statements and future accounting changes:

(a) Changes in generally accepted accounting policies (“GAAP”):

There were no pronouncements or amendments issued by the Financial Accounting Standards Board (“FASB”) to the Accounting Standards Codification that materially impacted the Company’s consolidated financial statements or disclosures for the year ended December 31, 2012.

(b) Recent accounting changes:

In June 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2011-05, which, among other things, amended Subtopic 220 with respect to the presentation of other comprehensive income and its components in the financial statements. The update amended Subtopic 220 so that a SEC filer may present other comprehensive income either in a single continuous statement or in two separate but consecutive statements. The filer is also required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements where the components of net income and the components of other comprehensive income are presented. The amendments in this update apply to both annual and interim periods beginning after December 15, 2011, with the exception of the amendment regarding presentation of reclassification adjustments, which has been deferred to a later date. Adoption of this guidance did not have a material impact on our consolidated financial statements.

3.         Significant accounting policies (a) Basis of presentation:

The consolidated financial statements of the Company have been prepared in accordance with U. S. GAAP and include the accounts of the Company’s wholly-owned subsidiary, Revett Silver, and Revett Silver’s wholly owned subsidiaries. All inter-company balances and transactions have been eliminated on consolidation.

The Company’s earnings and cash flows are subject to copper and silver price volatility. In addition, the Company’s continuing operations in the long-term and the underlying value and recoverability of the Rock Creek property are dependent upon the existence of economically recoverable mineral reserves, obtaining the necessary operating permits for the Rock Creek property and future profitable production or sufficient proceeds from the sale of the Rock Creek property.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

(b) Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes and the disclosure of contingent assets and liabilities at the date of the financial statements. Significant areas requiring the use of estimates include the recoverability of mineral property, plant, and equipment, the determination of the reclamation and remediation liability, assumptions used in determining the fair value of stock-based compensation, determination of valuation allowances for future income tax assets, measurement of concentrate inventory, expected economic lives and rates for depreciation, depletion, and amortization, the fair value of certain financial instruments and the estimates of mineral reserves and mine life. Actual results may differ from these estimates.

(c) Cash and cash equivalents:

Cash and cash equivalents consist of funds deposited with various financial institutions in accordance with our cash management policy and all short-term money market instruments which, on acquisition, have an original maturity of three months or less. The Company's cash and cash equivalents are not subject to any restrictions.

(d) Short-term investments and available for sale securities:

The Company determines the appropriate classification of investments at the time of purchase and re-evaluates such determinations at each reporting date. Short-term investments are available for liquidity needs and are classified as trading and recorded at market value with changes recorded in earnings. Marketable equity securities are categorized as available for sale and carried at fair market value with changes recorded in accumulated other comprehensive income (loss).

Realized gains and losses on the sale of securities are recognized on a specific identification basis. Unrealized gains and losses are included as a component of accumulated other comprehensive income (loss), unless other than temporary impairment in value has occurred, in which case such accumulated loss would be charged to current period net income (loss). Unrealized gains and losses originally included in accumulated other comprehensive income are reclassified to current period net income (loss) when the sale or determination of other than temporary impairment of securities occurs.

(e) Revenue recognition:

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred and no obligations remain, collection is reasonably assured, and price is reasonably determinable. Copper and silver concentrates are sold under pricing arrangements where final prices are determined by quoted metal prices in periods subsequent to the date of sale. Revenues are recorded at the time of sale based on forward prices for the expected date of final settlement and are re-valued at each period end. Therefore, revenue from the sale of metals in concentrate are subject to mark-to-market adjustments and adjustment upon final settlement of estimated metal prices, weights, and assays. Adjustments to revenue for metal prices are recorded monthly and other adjustments are recorded on final settlement. The Company establishes a provision for losses on accounts receivable if it becomes probable it will not collect all or part of the outstanding balance. The Company has reviewed collectability of the receivable balance and concluded that no reserve for uncollectable receivables was necessary at December 31, 2012. The Company’s receivables from its one customer have has no history of un-collectability.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

(f) Stock-based compensation:

The Company has an equity incentive plan which is described in note 11. The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model. Compensation costs related to stock options are included in administrative and general expenses.

(g) Income (loss) per share:

Basic income (loss) per common share is calculated using the weighted average number of common shares issued and outstanding during the year. Diluted income (loss) per common share is calculated using the treasury stock method, which assumes that the proceeds to be received on exercise of outstanding stock options and warrants are used to repurchase shares of the Company at the average market price of the common shares for the year. Stock options and warrants are included in the calculation of diluted earnings per common share only if earnings are positive and to the extent the market price of the common shares exceeds the exercise price of the stock options and warrants.

(h) Foreign currency translation:

The Company’s functional currency for all subsidiaries is the United States dollar. Transactions and account balances originally stated in currencies other than the United States dollar have been translated into United States dollars as follows:

  Revenue and expense items at the rate of exchange in effect on the dates they occur.

  Non-monetary assets and liabilities at historical exchange rates, unless such items are carried at market, in which case they are translated at the exchange rate in effect on the balance sheet date.

  Monetary assets and liabilities at the exchange rate in effect at the balance sheet date.

  Transaction gains and losses are recorded in the statement of operations in the period in which they occur.

(i) Inventories:

Material and supplies are valued at the lower of average cost or market. Stockpiled ore and work-in-process inventory are valued at the lower of the average production cost or net realizable value after an allowance for additional processing costs. Finished goods inventory, which consists of copper and silver concentrate available for sale, is valued at the lower of the average production cost or net realizable value. Production costs include the cost of raw materials, direct labor, mine site overhead expenses, and depreciation and depletion of mineral property, plant, and equipment.

(j) Mineral property, plant and equipment:

Exploration costs are expensed as incurred. Costs related to the acquisition of property and mineral rights, construction of production facilities, and the development of mine infrastructure are capitalized. Costs of permitting, evaluation, and feasibility are only capitalized upon completion of an analysis which demonstrates the economic viability of the mineral deposit. Specifically, drilling and related costs incurred on sites without an existing mine and on areas outside the boundary of a known mineral deposit that contains proven and probable reserves are exploration expenditures and are expensed as incurred. Drilling and related costs incurred to define and delineate a residual mineral deposit that has not previously been classified as a proven or probable reserve at a development stage or production stage mine will only be capitalized when management determines there is sufficient evidence that the expenditure will result in a future economic benefit to the Company when the expenditure is made.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

Management evaluates whether or not there is sufficient geologic and economic certainty of being able to convert a mineral deposit into a proven or probable reserve at a development stage property, based upon the known geology and metallurgy, existing or planned mining and processing facilities, and existing operating permits and environmental programs. Costs are only capitalized when the following conditions have been met: (i) there is a probable future economic benefit to the Company; (ii) the Company has or can obtain the economic benefit and control access to it; and (iii) the transaction or event giving rise to the economic benefit has already occurred. Once commercial production has commenced, these costs are amortized using the units-of-production method based on proven and probable reserves. Production facilities and equipment are stated at cost and are depreciated using the or units-of-production method at rates sufficient to depreciate the assets over their estimated useful lives, not to exceed the life of the mine to which the assets relate. Vehicles and office equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives of three to six years. Maintenance and repairs are charged to operations as incurred.

(k) Impairment of long-lived assets:

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount exceeds the estimated undiscounted cash flows, an impairment loss is recognized based on the difference between the estimated fair value of the asset and its carrying value.

Management’s estimates are subject to risks and uncertainties of changes affecting the recoverability of the Company’s investment in its mineral property, plant, equipment, and mine development. Management's estimates of these factors are based on expected future conditions. Nonetheless, it is reasonably possible that in the near term, changes that would adversely affect management's estimate of net cash flows expected to be generated from its properties could occur. This could necessitate a write down for asset impairment.

(l) Reclamation and remediation:

The Company's mining and exploration activities are subject to various laws and regulations governing the protection of the environment. The Company recognizes the fair value of future reclamation and remediation as a liability in the period in which it incurs a legal obligation associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, development, and/or normal use of the asset, if a reasonable estimate of fair value can be made. The liability is measured initially at fair value and the resulting cost capitalized into the carrying value of the related assets. In subsequent periods, the liability is adjusted for accretion of the discount and any change in the amount or timing of the underlying cash flows. The asset retirement cost capitalized to the related asset is depreciated over the remaining life of the asset.

It is reasonably possible that the ultimate cost of remediation and reclamation could change in the future due to uncertainties associated with defining the nature and extent of environmental contamination, the application of laws and regulations by regulatory authorities and changes in remediation technology. The Company continually reviews its accrued liabilities as evidence becomes available indicating that its remediation and reclamation obligations may have changed. Any such increases in costs could materially impact the future amounts charged to operations for reclamation and remediation obligations and are accounted for as a change in estimate.

(m) Income taxes:

The Company recognizes provision for income taxes based on the asset and liability method. The Company recognizes deferred income tax assets and liabilities and the expected income tax consequences of events that have been recognized in its financial statements. Deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the periods in which the temporary differences are expected to reverse. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the date of enactment. The Company records a valuation allowance against any portion of those deferred income tax assets that management believes will not be realized.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

(n) Hedging instruments:

The Company may utilize derivative financial instruments to reduce cash flow risk relating to copper and silver sales.

The Company recognizes derivative financial instruments on a mark-to-market basis with changes in fair value recognized in revenues for the period. Contracts designated as held for normal purchase and sale are not accounted for as derivatives and the effect of these contracts are accounted for only in the period of settlement.

(o) Reclassification:

Certain amounts from prior periods have been reclassified to conform with the current period presentation. These reclassifications have resulted in no changes to the Company’s retained earnings (accumulated deficit) and net income (losses) presented in prior periods.

4.         Inventory

The major components of the Company’s inventory accounts are as follows as of December 31:

	2012	2011

Concentrate inventory	$733	$1,490
Material and supplies	3,779	3,220
	$4,512	$4,710

[The balance of this page has been intentionally left blank.]

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

5.         Mineral Property, Plant, Equipment, and Mine Development

The major components of the Company’s mineral property, plant, and equipment accounts as of December 31 are as follows:

	2012	2011

Troy:
Mineral reserves and development costs	$17,506	$13,591
Plant and equipment	18,387	14,461
Buildings and structures	5,553	4,042
	41,446	32,094
Rock Creek:
Mineral reserves	34,976	34,972

Other, corporate	4,330	4,286
Other, mineral properties	118	118
	80,870	71,470
Accumulated depreciation and depletion:
Troy property acquisition and development costs	(7,332)	(6,338)
Troy plant and equipment	(7,416)	(6,167)
Troy buildings and structures	(1,630)	(1,260)
	(16,378)	(13,765)
Other corporate assets	(135)	(103)
	(16,513)	(13,868)
	$64,357	$57,602

The net book value of assets under capital leases at December 31, 2012 and 2011 was $2.1 million and $1.3 million, respectively. Drilling costs of $0.2 million and $0.1 million were capitalized due to converting mineral resources to reserves at the Troy Mine in 2012 and 2011, respectively. No drilling costs were incurred and capitalized at the Rock Creek property for any of the periods presented.

Included in other corporate assets are Revett Holdings Inc., a wholly owned subsidiary of Revett Silver Company, mitigation lands with a carrying value of $3.6 million. This land will be gifted to the U.S. Forest Service or the State of Montana, as directed, as the Rock Creek evaluation program and mine development proceeds. The property costs for Rock Creek will be amortized when the property is placed into production, or written off if Rock Creek cannot be developed.

6.         Available for sale securities

Available for sale securities are comprised of publically traded common stocks which have been valued using quoted market prices in active markets. The following table summarizes the Company’s available for sale securities at December 31:

	2012	2011

Cost	$2,259	$2,297

Unrealized gain (loss)	(827)	243

Fair value	$1,432	$2,540

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

During the year ended December 31, 2012, the Company sold a portion of its available for sale equity securities for gross proceeds of approximately $0.2 million and recognized a loss of $0.1 million. The Company assessed the unrealized loss at December 31, 2012 and determined it to not be other than temporary based on a review of the potential of the investment security. The securities have been in a loss position for under twelve months. The Company is under no pressure to sell these remaining securities and intends to hold them at least until it recovers its cost basis. At December 31, 2011, the Company had an unrecognized gain with respect to such securities.

7.         Warrant derivative liability

Some of the Company’s issued and outstanding common share purchase warrants have exercise prices denominated in a foreign currency (Canadian dollar). These warrants are required to be treated as a derivative liability as the amount of cash the Company will receive on exercise of the warrants will vary depending on the exchange rate. These warrants are classified as a derivative liability and recognized at fair value. Changes in the fair value of these warrants are recognized in earnings until such time as the warrants are exercised or expire. The Company recognized a gain of $0.6 million from the change in fair value of the warrants for the year ended December 31, 2012. The Company recognized a gain of $1.3 million in change in fair value of the warrants for the year ended December 31, 2011, and recognized a loss of $4.7 million in 2010. On June 30, 2011, the Company and a warrant holder agreed to modify the terms of 1.1 million warrants to change the Canadian dollar exercise price to a US dollar exercise price. These warrants no longer require treatment as a derivative liability and the fair value of these warrants on the date of the modification of $3.3 million was reclassified to common stock.

During the year ended December 31, 2012, warrant holders exercised 280,836 warrants for proceeds to the Company of $0.4 million. In conjunction with this exercise, the fair value of these warrants on the date of the exercise of $0.5 million was reclassified to common stock.

The following table presents the reconciliation of the fair value of the warrants:

	For the year	For the year
	ended	ended
	December 31,	December 31,
	2012	2011

Balance, beginning of period	$1,170	$5,876
Gain on warrant derivatives	(613)	(1,328)
Warrants exercised	(464)	(64)
Warrants reclassified to common stock	-	(3,314)
Balance, end of period	$93	$1,170

These common share purchase warrants do not trade in an active securities market, and as such, the Company has estimated the fair value of these warrants using the Black-Scholes option pricing model using the following assumptions at December 31, 2012: weighted average risk-free interest rate 0.135%, weighted average volatility36.36%, expected dividend yield – nil, and weighted average expected life (in years) 0.65. At December 31, 2011: weighted average risk-free interest rate 0.25%, weighted average volatility 67.57%, expected dividend yield – nil, and weighted average expected life (in years) 1.67.

8.         Restricted cash and other assets

On March 29, 2005, the Company purchased from a North American insurance company an environmental risk transfer program (the “ERTP”). The total spending for the ERTP was $8.4 million. Of this $8.4 million paid, $6.5 million was deposited in an interest-bearing account with the insurer (the “Commutation Account”). The Commutation Account principal plus interest earned are reserved exclusively to pay the Company's existing reclamation and mine closure liabilities at Troy. If the costs of reclaiming Troy are less than the value of the Commutation Account at that time, the Company will be entitled to a refund of the amount of the trust fund not expended. If the reclamation costs exceed the value of the Commutation Account, the insurance company will fund the excess up to a maximum limit of $16.8 million of total expenditures (including the amount funded by the Commutation Account). The policy expires in 2020 and the Company has not recorded a receivable related to the ERTP since it is not probable that any amounts will be realized from the insurance company (other than the amount in the Commutation Account) prior to the expiration of the policy. At December 31, 2012 and 2011, the Commutation Account balance was $6.5 million.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

The remaining $1.9 million paid comprises premiums paid to the insurer and Montana state taxes on the ERTP transaction. This remaining amount is being amortized over the life of the Troy Mine on a units-of-production basis. At December 31, 2012, the balance for the prepaid insurance was $0.7 million, of which the long-term portion of $0.6 million is included in other assets. At December 31, 2011, the balance for the prepaid insurance was $0.8 million, of which the long-term portion of $0.7 million was included in other assets.

9.         Debt and capital lease obligations

At December 31, 2012 and 2011, the balance of the Company’s long-term debt and capital lease obligations were as follows:

	2012	2011
Capital leases and note payable	$2,280	$768
Less current portion	(991)	(360)
	$1,289	$408

Capital leases and note payable:

The Company has a number of capital leases and a note payable for mining equipment for use at Troy. Scheduled minimum capital lease and note payable principle repayments at December 31, 2012 are as follows:

	Capital	Note
	Leases	Payable	Total
2013	$726	$294
2014	636	298
2015	192	199
Total minimum lease payments	1,554	837

Less amount representing interest (at rates ranging from 1.6% to 4.0%)	65	46
Total present value of net minimum capital lease and note payable payment	1,489	791	2,280

Less current portion	704	287	991
	$785	$504	$1,289

For the year ended December 31, 2012, 2011 and 2010, interest expense on capital leases was $0.1 million, $0.1 million and $0.1 million.

During 2012 the Company entered into a note payable for the purchase of mine equipment. The initial amount borrowed was $0.8 million. The note has a three year term with monthly payments and the interest rate is 4.1%.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

Revolving credit facility;

On December 10, 2011, the Company entered into a revolving credit agreement with Societe Generale, a financial institution. The $20.0 million credit facility is subject to interest at the London Interbank Offered Rate (“LIBOR”) plus 350 basis points for an initial three year term. The credit facility may be increased to $30.0 million under specified circumstances.

Revett Silver Company is the designated borrower under the facility. Revett Minerals Inc. and its subsidiaries Troy Mine Inc., RC Resources, Inc., Revett Exploration, Inc., and Revett Holdings, Inc. are the guarantors of the facility. Draws under the facility may be in the form of revolving credit loans or letters of credit. The facility is collateralized by first priority liens and security interests in the properties and assets comprising the Troy Mine Inc., RC Resources, Inc., Revett Exploration, Inc., and Revett Holdings, Inc. and by Revett Minerals Inc.’s pledge of the outstanding common stock of Revett Silver Company. This agreement is subject to financial covenants regarding consolidated fixed charge coverage ratio, consolidated current ratio and consolidated tangible net worth. No funds had been drawn under the facility and no silver or copper price hedging was in place as of December 31, 2012. On February 28, 2013, primarily based upon the suspension of mining operations at the Troy Mine, the Company and Societe Generale agreed to suspend the facility for an initial six month period.

In 2011, the Company paid a commitment fee and other transaction costs of $0.9 million that are being amortized over the term of this credit facility.

10.       Reclamation and remediation liability

The Company’s mining properties are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company believes its operations are in compliance with all applicable laws and regulations.

The Company has recorded a reclamation liability for the estimated costs of reclaiming Troy. The Montana Department of Environmental Quality (“DEQ”) looks to the Company as primary obligor of the reclamation liabilities, and required the Company to post a reclamation bond in the amount of $12.9 million. The Company has purchased an environmental risk transfer program which will fund the expected reclamation and remediation liability at Troy and also provides cash collateral of $6.5 million as security to the DEQ for the required reclamation bond (note 8).

Changes in the reclamation liability for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Reclamation and remediation liability, beginning of year	$7,955	$7,946
Reduction in present value of liability due to mine life extension and change in estimated costs, net	(3,032)	(666)
Accretion expense	675	675
Reclamation and remediation liability, end of year	$5,598	$7,955

In 2012, the estimated end of the operating life of Troy was extended from 2019 to 2020 and the estimated final reclamation costs changed due to the new Troy Mine reclamation requirements issued by the regulatory agencies. This resulted in a decrease of the reclamation and remediation liability of $3.0 million for 2012 with a corresponding decrease to operating costs because the associated asset retirement obligation asset had a zero balance. The total undiscounted amount of the estimated future expenditures required to settle the environmental remediation obligation at December 31, 2012 was $8.5 million. The environmental remediation expenditures are expected to occur at the end of mine operations, beginning 2020. The net decrease in total estimated cash flows was discounted at 8.5%, which is the historical rate used when the reclamation liability was established. Other assumptions used by management to determine the carrying amount of the asset retirement obligation are: labor costs based on current market place wages required to hire contractors to carry out reclamation activities; market risk premium for unforeseeable circumstances; and the rate of inflation, over the expected years to settlement.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

In 2011, the estimated end of the operating life of Troy was extended from 2018 to 2019. This resulted in a decrease of the reclamation and remediation liability of $0.7 million for 2011 with a corresponding decrease to operating costs because the associated asset retirement obligation asset had a zero balance. The total undiscounted amount of the estimated future expenditures required to settle the environmental remediation obligation at December 31, 2011 was $14.5 million. The environmental remediation expenditures were expected to start beginning in 2019. The incremental cash flows as a result of the increase in mine life have been discounted at the Company’s credit-adjusted risk-free rate of 8.5%.

11.       Share Capital

Common stock:

The Company has one class of no par value common stock, of which an unlimited number are authorized for issue. The holders of common stock are entitled to receive dividends without restriction when and if declared by the board of directors. Holders of the Company’s common stock are not entitled to preemptive rights to acquire additional shares of common stock and do not have cumulative voting rights.

On January 13, 2010, the Company issued 722,780 common shares in a private placement for CAD$1.60 per share or gross proceeds of CAD$1.2 million (U.S. $1.1 million).

In March 2010, the Company issued 166,836 common shares to settle accrued liabilities to employees and directors in the amount of $0.4 million.

During August 2010, the Company issued 2,908,545 units for net proceeds of $3.9 million. Each unit consisted of one common share and one-half of a warrant, with each whole warrant exercisable into common shares at CAD$1.75 per share, exercisable until August 24, 2013. The Company also issued 8,280 warrants and paid $0.02 million cash as a finder’s fee. The proceeds of units were allocated between the common shares and warrants issued on a relative fair value basis resulting in $3.0 million allocated to the common shares and $0.9 million to the warrants. The fair market value of the common shares was based on the market price of the shares on the issue date and the fair value of the warrants was determined using the Black-Scholes option pricing formula with the following assumptions: volatility of 110%; risk free interest rate of 0.77%; and expected life of 3.0 years.

On October 7, 2010, ASARCO LLC (“ASARCO”) agreed to dismiss its lawsuit against the Company in exchange for the Company issuing 200,000 stock purchase warrants. These warrants have an exercise price of $1.50 per share and expire on October 7, 2013. These warrants were recognized at their fair value of $0.4 million and the related cost included in general and administrative expense. The fair value of the warrants was determined using the Black-Scholes option pricing formula using the following assumptions: volatility of 112%; risk free interest rate of 1.17%; and expected life of 3.0 years.

During the year ended December 31, 2010, 3,492,500 warrants were exercised resulting in proceeds of $2.7 million Proceeds of $2.0 million were used to fully repay a note payable to the warrant holder.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

During the year ended December 31, 2011, the Company issued 275,000 common shares with a fair value of $1.2 million to extinguish an outstanding a right to convert redeemable shares into a 2% royalty interest on future Rock Creek production. In connection with this transaction, the $0.7million that was previously recorded in temporary equity was reclassified into common stock. In addition, the Company issued 13,052 shares for compensation to directors in the amount of $ 0.1 million; issued 405,000 common shares on exercise of stock options for cash proceeds of $0.6 million, and issued 248,280 common shares on exercise of warrants for cash proceeds of $0.5 million.

During the year ended December 31, 2012, the Company issued 20,335 shares for compensation to directors in the amount of $ 0.1 million; issued 72,000 common shares on exercise of stock options for cash proceeds of $0.1 million, and issued 280,836 common shares on exercise of warrants for cash proceeds of $0.4 million.

Preferred Stock:

The Company is authorized to issue an unlimited number of no par preferred stock. The Company’s board of directors is authorized to create any series and, in connection with the creation of each series, to fix by resolution the number of shares of each series, and the designations, powers, preferences, and rights; including liquidation, dividends, conversion and voting rights, as they may determine. At December 31, 2012 and 2011, no preferred stock was issued or outstanding.

Stock options:

The Company has an Equity Incentive Plan (the “Plan”), the purpose of which is to enable the Company to attract and retain employees and to provide a means of compensating those employees, directors, officers and other individuals or entities integral to the Company's success. The Plan is administered by the Company’s board of directors.

The Plan requires the Company to reserve and have available for issue, 6,500,000 common shares, less that number of common shares reserved for issuance pursuant to stock options granted under the Revett Silver stock option plan. The aggregate number of common shares that may be issued to any holder or awarded to any grantee under the Plan may not exceed 5% of the outstanding common shares. Vesting of options is at the discretion of the Board at the time the options are granted.

The Plan authorizes the Company to reserve and have available for issue 2,623,539 shares of common stock as of December 31, 2012 and 2,452,000options are issued and outstanding. As of December 31, 2012, the intrinsic value of options outstanding and exercisable was $0.7 million. As of December 31, 2012 and 2011, there was no unrecognized compensation cost related to unvested stock options.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

As of December 31, 2012, the following stock options were outstanding:

Options	Options	Exercise		Expiration
Granted	Exercisable	Price		Date

10,000	10,000	4.94		June 3, 2013
10,000	10,000	2.50		November 1, 2013
35,000	35,000	4.30		December 13, 2013
10,000	10,000	4.45		February 25, 2014
79,500	79,500	0.52	CDN	March 31, 2014
10,000	10,000	4.18		April 15, 2014
20,000	20,000	0.45	CDN	April 27, 2014
110,000	110,000	0.45		September 10, 2014
15,000	15,000	1.05		November 2, 2014
30,000	30,000	1.65		December 30, 2014
237,000	237,000	2.15		March 15, 2015
20,000	20,000	2.50		November 1, 2015
794,500	794,500	4.98		March 21, 2016
2,500	2,500	5.93		April 8, 2016
10,000	10,000	4.17		September 12, 2016
1,038,500	1,038,500	4.18		April 1, 2017
20,000	20,000	3.77		May 3, 2017
2,452,000	2,452,000	$3.86

The summary of stock options granted and outstanding is as follows:

	2012		2011		2010
		Weight		Weight		Weight
		average		average	Number	average
	Number	exercise	Number	exercise	of shares	exercise
	of shares	price	of shares	price		price

Outstanding, beginning of year	1,660,500	3.72	1,307,500	$2.39	1,714,000	$2.15

Granted	1,128,500	4.17	940,000	4.96	616,000	2.27
Canceled or forfeited	(265,000)	5.01	(182,000)	5.50	(331,000)	4.34
Exercised	(72,000)	1.50	(405,000)	1.48	(691,500)	0.74

Outstanding, end of year	2,452,000	3.86	1,660,500	$3.72	1,307,500	$2.39

Options exercisable	2,452,000	3.86	1,660,500	$3.72	1,307,500	2.39

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

The weighted average fair value of options granted during the years ended December 31, 2012, 2011 and 2010 was $1.81, $3.36, and $2.30 per share, respectively. The fair value of stock options granted was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

(i)	Risk-free interest rate 0.32% to 0.42% (2011 – 0.87% to 2.07%; 2010 - 1.02% to 1.17%).

(ii)	Expected life – 2012 –2.5 - 5 years (2011 – 2.5 - 5 years; 2010 - 5 years).

(iii)	Volatility – 69% - 71% (2011 – 95% - 119%; 2010 - 111%).

(iv)	Expected dividends – nil.

The Company has utilized the simplified method to determine the expected term assumption in the fair value calculation for stock options granted during the years ended December 31, 2012 and 2011. The mid-point between the vesting date and the maximum contractual expiration date is used as the expected term under this method.

Total stock-based compensation recognized during the years ended December 31, 2012, 2011, and 2010 was $2.1 million; $3.2 million; and $1.0 million, respectively. During 2012and 2011, a total of $1.4 million and $2.1 million stock option compensation was attributable to the Troy Mine employees and is included in the amounts reported in general and administrative expense.

Stock Purchase Warrants:

The following stock purchase warrants were outstanding at December 31, 2012 for the purchase of common shares of Revett Minerals:

Number	Exercise price	Expiration
92,011	CAD$1.75	August 24, 2013
1,071,427	US $1.81	August 24, 2013
1,163,438

During the year ended December 31, 2012, 280,836 warrants were exercised and no warrants expired.

12.       Income taxes

The Company’s income tax expense for the years ending December 31 is as follows:

	2012	2011	2010
Federal:
Current	$35	$470	$33
Deferred	1,579	3,613	-
Total Federal	1,614	4,083	33

State:
Current	-	-	-
Deferred	185	422	-
Total income tax expense	$1,799	$4,505	$33

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

Domestic and foreign components of income (loss) from operations before income taxes for the years ended December 31, are as follows:

	2012	2011	2010

Domestic	$4,723	$22,033	$7,806
Foreign	1,161	(4,032)	(8,387)
Total	$5,884	$18,001	$(581)

The annual tax expense (benefit) is different from the amount that would be provided by applying the statutory federal income tax rate to the pre-tax income (loss). The reasons for the differences are as follows:

	2012		2011			2010

Income tax at statutory rate	$2,059	35.0%	$6,309	35.0%		$(203)	(35.0%	)
Effect of state taxes	-	-	490	2.72%		-	-
Effect of foreign taxes	-	-	181	1.0%		-	-
Change in valuation allowance	(762)	-12.9%	(558)	(3.1%	)	1,012	174.2%
Percentage depletion	(345)	-5.9%	(3,681)	(20.4%	)	(1,288)	(221.7%	)
Stock based compensation	679	11.5%	1,117	6.2%		-	-
Other	168	2.8%	647	3.6%		512	88.1%
Income tax expense (benefit)	$1,799	30.6%	$4,505	24.99%		$33	5.6%

The significant components of the Company’s deferred income tax assets and liabilities at December 31, 2012 and 2011 are as follows:

	2012	2011
Deferred income tax assets:
Reclamation and remediation	$2,188	$3,110
Net operating losses:
United States	6,731	8,364
Canada	2,715	3,133
Deferred tax on other comprehensive income	290	-
Other assets	1,120	1,034
Total deferred income tax assets	13,044	15,641
Valuation allowance	(2,715)	(3,477)
Net deferred income tax assets	10,329	12,164

Deferred income tax liabilities:
Mineral property, plant, and equipment	(15,839)	(16,200)
Deferred tax on other comprehensive income	-	(86)
Net deferred income tax liability	$(5,510)	$(4,122)

Current deferred tax asset (liability)	$432	$(179)
Long term deferred tax asset (liability)	(5,942)	(3,943)
Net deferred income tax liability	$(5,510)	$(4,122)

As of December 31, 2012, management of the Company has determined that it is more likely than not that the Canadian net operating loss may not be utilized due to the Company’s lack of operations in Canada. Therefore a valuation allowance equal to 100% of the Canadian deferred tax assets has been recorded at December 31, 2012. Due to the continued usage of the U. S. net operating losses in 2012 and projections of future taxable earnings, the Company concluded it was more likely than not that remaining U. S. net operating losses will be utilized and other deferred tax assets will be realized; therefore no valuation allowance was placed against U.S. deferred tax assets at December 31, 2012.

At December 31, 2012 and 2011, the Company has United States net operating loss carry forwards of approximately $18.0 million and $21.0 million, respectively, that expire at various dates between 2019 and 2032, Montana State net operating losses of approximately $10.0 million and $12.0 million, respectively, which expire at various dates between 2012 and 2016, and Canadian net operating losses of approximately $10.4 million and $12.2 million, respectively, and expire at various dates between 2014 - 2031.

The Company has no unrecognized tax benefits as of December 31, 2012 or 2011, and there was no change in unrecognized tax benefits during the current year. The Company does not have any significant uncertain tax positions. If interest and penalties were to be assessed, the Company’s policy is to charge interest to interest expense, and penalties to other operating expense. It is not anticipated that there will be any significant changes to unrecognized benefits within the next 12 months. Currently tax years 2010-2012 remain open for examination by the United States taxing authorities. Tax years subsequent to 2006 remain open for examination by the Canadian Revenue Agency.

13.       Comprehensive income

The components of other comprehensive income for the years ended December 31, are as follows:

	2012	2011

Unrealized gain (loss) on available for sale securities before tax	$(1,212)	$243

Deferred tax effect	423	(83)

Unrealized gain (loss) on available for sale securities, net of tax	(789)	160

Reclassification of net loss on sale included in net income	141	-

Related deferred tax effect	(50)	-

Unrealized gain (loss) on available for sale securities, net of tax	$(698)	$160

14.       Derivative instruments

Concentrate Sales Contracts

The Company enters into concentrate sales contracts with third-party buyer. The contract, in general, provide for a provisional payment based upon provisional assays and quoted metal prices and the provisionally priced sales contain an embedded derivative that is required to be separated from the host contract for accounting purposes. The host contract is the receivable from the sale of concentrates at the forward price at the time of sale. The embedded derivative, which is the final settlement based on a future price, does not qualify for hedge accounting. These embedded derivatives are recorded in Concentrate settlement and other receivables on the consolidated balance sheet and are adjusted to fair value through earnings each period until the date of final settlement.

Fixed Forward Contracts

At December 31, 2012, the Company had forward contracts to sell 0.7 million pounds of copper at an average price of $4.00 per pound which matures at various dates ending in February 2013. All contracts are with the Company’s customer and have been designated as normal purchase and sale contracts. Accordingly, the effects’ of these contracts are accounted for in the period they are settled. The fair value of these forward sales contracts, if settled at December 31, 2012 metal prices, would result in a gain of approximately $0.3 million.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

Warrant Derivative Liabilities

Some of the Company’s issued and outstanding common share purchase warrants have exercise prices denominated in a foreign currency (Canadian dollar). These warrants are required to be treated as a derivative liability as the amount of cash the Company will receive on exercise of the warrants will vary depending on the exchange rate. These warrants are classified as a derivative liability and recognized at fair value. See discussion of the warrant derivative liabilities in note 7.

The following summarizes classification of the fair value of the derivative instruments as of December 31, 2012, and 2011:

	Years ended December 31,
	2012	2011

Concentrate settlement and other receivables	$(628)	$(369)
Warrant derivative liabilities	(93)	(1,170)

The following represent mark-to-market gains (losses) on derivative instruments during the years ended December 31, 2012, 2011, and 2010:

	Years ended December 31,
	2012	2011	2010

Revenue	$(259)	$483	$(185)
Gain (loss) on warrant derivatives	613	1,328	(4,667)

15.       Commitments and Contingencies

Litigation

As at December 31, 2012, there are no legal proceedings outstanding for either the Company or any of its subsidiaries.

Operating Leases

The Company has entered into a number of operating leases relating to equipment used in the production and transportation of the copper concentrate produced at Troy. All such leases expire in 2013 and many may be renewed annually. Total operating lease expense recognized for the years ended December 31, 2012, 2011, and 2010 was $0.4 million, $0.5 million and $0.5 million, respectively. The obligations in 2013 under the terms of these leases are $0.4 million.

Royalty

There is a 3% gross smelter return payable to Royal Gold over the life of the Troy Mine commencing with production on and after July 1, 2010. There is also a 1% net smelter return payable to Royal Gold over the life of the Rock Creek Mine commencing when commercial production is achieved.

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

Retirement Plan

The Company maintains a discretionary defined contribution plan, which is available to all employees after completion of one month of service. The Company may, at its discretion, match an employee’s contribution up to 5% of the employee’s compensation. The Company can also choose to make additional contributions. The Company’s contributions were approximately $0.2 million in 2012 and $0.2 million in 2011. No contributions were made by the Company in 2010.

16.       Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable, restricted cash, and accounts payable and accrued liabilities approximate fair value due to their short time to maturity or ability to immediately convert them to cash in the normal course. The carrying value of concentrate settlement payable or receivable is marked to market each month using quoted forward prices as of the last trading day of each month, and accordingly are recognized at fair value. The carrying values of capital lease obligations approximate fair market values as they are based on market rates of interest.

The Company classifies financial instruments recognized at fair value in accordance with a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair value at December 31, 2012
	Total	Level 1	Level 2	Level 3

Cash and cash equivalents	$18,986	$18,986	$-	$-
Short term investments	9,264	9,264	-	-
Available for sale securities	1,432	1,432	-	-
Concentrate sales contract	(628)	-	(628)	-
Warrant derivatives liability	(93)	-	(93)	-

	Fair value at December 31, 2011
	Total	Level 1	Level 2	Level 3

Cash and cash equivalents	$16,086	$16,086	$-	$-
Short term investments	9,066	9,066	-	-
Available for sale securities	2,540	2,540	-	-
Concentrate sales contract	(396)	-	(396)	-
Warrant derivatives liability	(1,170)	-	(1,170)	-

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

The Company’s cash and cash equivalent instruments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices.

The Company’s short-term investments are valued at quoted market prices and available for liquidity needs and are classified as trading and recorded at market value. The short-term investments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices.

The Company’s available for sale securities are valued using quoted market prices, and accordingly, are included in Level 1.

The Company’s concentrate receivable, which includes provisionally priced sales, are valued using pricing models and the Company generally uses similar models to value similar instruments. Where possible, the Company verifies the values produced by its pricing models to market prices. Valuation models require a variety of inputs, including contractual terms, market prices, and correlations of such inputs. Such instruments are typically classified within Level 2 of the fair value hierarchy.

The warrant derivative liability is valued using an option pricing model, which requires a variety of inputs as described in Note 7. Such instruments are typically included in Level 2.

17.       Segment Information

The Company considers itself to operate in a single segment being copper and silver mining and related activities including exploration, development, mining, and processing. All revenues earned and mineral, property, plant and equipment are located in the United States. For all periods presented, all revenues and concentrate settlements receivable are from one customer pursuant to a concentrate sales agreement.

18.       Earnings Per Common Share

The following table reconciles weighted average common shares used in the computations of basic and diluted earnings (loss) per share for the years ended December 31, 2012, 2011 and 2010 (thousands, except per-share amounts). The two class method was used to account for earnings per share through the first quarter of 2011, the period in which the deemed distribution on redeemable shares was recognized.

	2012	2011	2010
Numerator
Net income (loss)	$4,085	$13,496	$(614)
Deemed distribution on redeemable shares	-	(1,213)	-

Net income (loss) for basic earnings per share	4,085	12,283	(614)
Gain on warrant derivative associated with dilutive warrants	(613)	(1,328)	-
Net income (loss) for diluted earnings per share	$3,472	$10,955	$(614)
Denominator
Basic weighted average common shares	34,315,008	33,803,368	27,928,475
Dilutive stock options and warrants	1,001,946	1,454,300	-
Diluted weighted average common shares	35,316,954	35,257,668	27,928,475

Basic income (loss) per share	$0.12	$0.36	$(0.02)

Diluted income (loss) per share	$0.10	$0.31	$(0.02)

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

For the years ended December 31, 2012 and 2011, the gain on warrant derivative associated with dilutive warrants is an adjustment to net income for diluted earnings per share purposes because the gain would not have been recognized had the warrants been converted at the beginning of the period.

Options to purchase 1,930,500 and 1,001,000 shares of the Company’s common stock were excluded from the computation of diluted earnings per share for the year ended December 31, 2012 and 2011, respectively. The exercise price of these options exceeded the average price of the Company’s stock during these periods and the options were anti-dilutive.

For the year ended December 31, 2010, options and warrants to purchase 3,177,386 shares of the Company’s common stock were excluded from the computation of diluted earnings per share because they were anti-dilutive.

19.       Summary of quarterly financial data (unaudited)

The following table sets forth a summary of the quarterly results of operations for the year ended December 31, 2012 (In thousands, except per share data):

	Q1	Q2	Q3	Q4

Revenues	$19,163	$13,490	$19,351	$7,207
Expenses:
Cost of sales	11,809	10,425	11,526	8,781
Depreciation and depletion	649	666	811	519
Exploration and development	830	1,165	1,237	724
General and administrative	1,267	3,550	1,045	919
Gain on change in reclamation liability estimate	-	-	-	(3,032)
Accretion of reclamation liability	168	169	169	169
	14,723	15,975	14,788	8,080
Income (loss) from operations	4,440	(2,485)	4,563	(873)
Other income (expenses):
Interest expense	(127)	(89)	(91)	(190)
Interest income	112	12	124	16
Gain (loss) on warrant derivative	220	323	(1)	71
Gain (loss) on sale of securities	-	-	(90)	(51)
Foreign exchange gain (loss)	-	-	6	(6)

Net income (loss) before income tax	4,645	(2,239)	4,511	(1,033)

Income tax benefit (expense)	(924)	12	(132)	(755)
Net income (loss)	3,721	(2,227)	4,379	(1,788)
Other comprehensive income: Unrealized gain (loss) on securities, net of tax	(248)	(230)	142	(362)
Comprehensive income (loss)	$3,473	$(2,457)	$4,521	$(2,150)
Basic income (loss) per share	$0.11	$(0.07)	$0.13	$(0.05)
Diluted income (loss) per share	$0.10	$(0.07)	$0.12	$(0.05)

Revett Minerals Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2012, 2011 and 2010
(expressed in thousands of United States dollars unless otherwise stated

The following table sets forth a summary of the quarterly results of operations for the year ended December 31, 2011 (In thousands, except per share data):

	Q1	Q2	Q3	Q4

Revenues	$12,768	$18,752	$16,706	$21,885
Expenses:
Cost of sales	8,772	9,747	9,654	14,090
Depreciation and depletion	584	722	812	(265)
Exploration and development	306	201	632	613
General and administrative	4,273	866	1,105	811
Accretion of reclamation liability	169	169	169	168
	14,104	11,705	12,372	15,417
Income (loss) from operations	(1,336)	7,047	4,334	6,468
Other income (expenses):
Interest expense	(20)	(7)	(6)	(29)
Interest income	29	52	91	84
Gain (loss) on warrant derivative	(998)	2,329	239	(242)
Foreign exchange loss	(9)	(12)	(7)	(7)

Net income (loss) before income tax and non-
controlling interests	(2,334)	9,409	4,651	6,274

Income tax expense	(513)	(1,485)	(1,792)	(715)
Net income (loss)	(2,847)	7,924	2,859	5,559
Other comprehensive income: Unrealized gain (loss)
on securities, net of tax	-	20	(292)	432
Comprehensive income (loss)	$(2,847)	$7,944	$2,567	$5,991
Basic income (loss) per share	$(0.12)	$0.23	$0.08	$0.17
Diluted income (loss) per share	$(0.12)	$0.16	$0.07	$0.16

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Exhibit A to Management Proxy Circular
(Special Resolution)

RESOLVED AS A SPECIAL RESOLUTION THAT:

            1.             The Corporation is authorized to apply to the Director appointed under the Canada Business Corporations Act (the “CBCA”) for a continuance in the State of Delaware.

            2.             The Corporation is authorized to file with the Secretary of State of the State of Delaware the certificate of corporate domestication and a certificate of incorporation pursuant to, and in accordance with the Delaware General Corporation Law (the “DGCL”) as if it has been incorporated thereunder (the “Domestication”).

            3.             Effective on the date of the Domestication, the Corporation shall file a certificate of corporate domestication and certificate of incorporation and bylaws in the forms as set out in Exhibits B, C, and D to the management proxy circular dated as of December __, 2013 (the “Circular”) each of which is hereby approved in all respects.

            4.             Notwithstanding that this special resolution shall have been duly passed by the shareholders of the Corporation, the directors of the Corporation are authorized, in their sole discretion, to abandon the application for a certificate of corporate domestication and a certificate of incorporation under the DGCL at any time prior to the filing or issue thereof without further approval of the shareholders of the Corporation.

            5.             Any director or officer of the Corporation is authorized and directed to execute and deliver or cause to be executed and delivered all such documents and instruments and to take or cause to be taken all such other actions as such director or officer may determine to be necessary or desirable to carry out the intent of the foregoing special resolution, such determination to be conclusively evidenced by the execution and delivery of such documents and instruments and the taking of such actions.

Exhibit B to Management Proxy Circular
(Form of Certificate of Corporate Domestication)

CERTIFICATE OF CORPORATE DOMESTICATION
OF REVETT MINERALS INC.

            The undersigned, presently a corporation organized and existing under the laws of Canada, for the purposes of domesticating under the Delaware General Corporation Law (the “DGCL”), does certify that:

            1.             The corporation (hereinafter called the “corporation”) was first formed, incorporated, or otherwise came into being on August 25, 2004 under the federal laws of Canada.

            2.             The name of the corporation immediately prior to the filing of this certificate of corporate domestication was Revett Minerals Inc.

            3.             The name of the corporation as set forth in its certificate of incorporation filed or to be filed in accordance with the DGCL is Revett Mining Company, Inc.

            4.             The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of the DGCL is Ontario, Canada.

            5.             The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

            6.              The effective time of this certificate of corporate domestication shall be January __, 2014.

            IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed by its duly authorized officer on this ____ day of January, 2014.

REVETT MINERALS INC.,
a Canadian corporation

By:
John G. Shanahan,
its President and Chief Executive Officer

Exhibit C to Management Proxy Circular
(Form of Certificate of Incorporation of Revett Mining Company, Inc.)

CERTIFICATE OF INCORPORATION
OF
REVETT MINING COMPANY, INC.

            I, the undersigned, for the purposes of incorporating and organizing a corporation under the Delaware General Corporation Law (the “DGCL”), do execute this Certificate of Incorporation and do hereby certify as follows:

Article I

            The name of the corporation is Revett Mining Company, Inc. (the “Corporation”).

Article II

            The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The registered agent at such address is The Corporation Trust Co.

Article III

            The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting solely of: 100,000,000 shares of common stock, no par value per share (the “Common Stock”); and 25,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”).

            Upon the effectiveness of the certificate of corporate domestication of Revett Minerals Inc., a Canadian corporation, and this certificate of incorporation (the “Effective Time”), (i) each common share , no par value per share, of Revett Minerals Inc., a Canadian corporation, issued and outstanding immediately prior to the Effective Time will for all purposes be deemed to be one issued and outstanding, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the holders thereof. Any stock certificate that, immediately prior to the Effective Time, represented shares of common stock of Revett Minerals Inc., a Canadian corporation, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of the Common Stock.

            The following is a statement of the powers, designations, preferences, relative rights, qualifications, limitations, and restrictions in respect of each class of capital stock of the Corporation.

            A.             COMMON STOCK.

            1.             General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

            2.             Voting. The holders Common Stock are entitled to one vote for each share held as of the record date for each meeting of stockholders on all matters submitted to the stockholders of the Corporation for vote. There shall be no cumulative voting.

            3.             Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the board of directors of the Corporation (the “Board of Directors”) and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

            B.             PREFERRED STOCK.

            Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the powers, rights, preferences, qualifications, restrictions, and limitations granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

            C.             GENERAL.

            The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote.

Article V

            The name and mailing address of the incorporator are as follows:

Douglas J. Siddoway
Randall | Danskin, P.S.
1500 Bank of America Financial Center
601 West Riverside Avenue
Spokane, Washington 99201-0653

Article VI

            No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

Article VII

            Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, or by the written consent of stockholders.

Article VIII

            In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the bylaws of the Corporation.

Article IX

            The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board of Directors of the Corporation shall be composed of not less than three (3) nor more than eleven (11) directors, the specific number to be set by resolution of the board or the stockholders. The names of the persons who are to serve as the initial directors of the Corporation until the annual meeting of stockholders of the Corporation following the filing of this certificate of incorporation, or until his or her successor is duly elected and qualified, are: John G. Shanahan, John B. McCombe, Albert Appleton, Timothy R. Lindsey and Larry M. Okada. The mailing address of such persons is c/o Revett Mining Company, Inc., 11115 East Montgomery Drive, Suite G, Spokane Valley, Washington 99206.

            The effective time of this certificate of incorporation shall be January __, 2014.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this ____ day of January, 2014.

Douglas J. Siddoway,
Incorporator

Exhibit D to Management Proxy Circular
(Form of Bylaws of Revett Mining Company, Inc.)

REVETT MINING COMPANY, INC.
BYLAWS

ARTICLE 1
Registered Office and Registered Agent

            The registered office of the corporation shall be located in the State of Delaware at such place as may be fixed from time to time by the board of directors (the "Board") upon filing such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Delaware unless a later date is specified.

ARTICLE 2
Stockholders

            2.1             Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the corporation, or at such other place, within or without the State of Delaware, as shall be determined from time to time by the Board, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

            2.2             Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held as nearly as practicable during the second fiscal quarter next following the end of the corporation's fiscal year in each year, at the hour and day set by resolution of the Board as stated in the notice of the meeting. The time and place of holding any annual meeting may be changed by resolution of the Board, provided the notification of such change shall meet the notice requirements pursuant to Section 2.4 of this Article.

            2.3             Special Meetings. Special meetings for any purpose may be called at any time by the Board, by the Chairman or by the President and Chief Executive Officer.

            2.4             Notice of Meeting.

                              2.4.1 Written or printed notice of the time, the place and the purpose or purposes of the annual meeting of the stockholders shall be sent to each stockholder of record entitled to vote at the meeting by mail, private carrier, personal delivery, facsimile machine, telegram or teletype. Such notice shall be sent at least ten (10) days, and not more than sixty (60) days, prior to the meeting; provided, however, that if a purpose or purposes of such annual meeting are to consider an amendment to the corporation's articles of incorporation; a merger of the corporation or an exchange involving shares of the corporation's capital stock; a sale of all or substantially all of the corporation's assets; or consider the dissolution of the corporation, then such notice shall be sent at least twenty (20) days and not more than sixty (60) days prior to the meeting. Notice shall be considered effective upon dispatch.

                              2.4.2 Written or printed notice of the time, the place and the purpose or purposes of any specially called meeting of the stockholders shall be sent to each stockholder of record entitled to vote at the meeting by mail, private carrier, personal delivery or facsimile machine. Such notice shall be sent at least ten (10) days, and not more than sixty (60) days, prior to the meeting; provided, however, that if a purpose of such specially called meeting includes one of the specific purposes stated in Section 2.4.1 above, then the notice shall be sent at least twenty (20) days and not more than sixty (60) days, prior to such meeting. Notice shall be considered effective upon dispatch as specified herein.

            2.5             Voting Record. At least ten days before each meeting of the stockholders, a complete record of stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order with the address of and number of shares held by each principal stockholder, which record shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for inspection by any stockholder during regular business hours. Failure to comply with the requirements of this subsection shall not affect the validity of any action taken at a meeting.

            2.6             Quorum and Adjourned Meetings. Not less than one third of the outstanding shares of the corporation entitled to vote, represented in person or by appointment of a proxy, shall constitute a quorum at a meeting of the stockholders. If less than one third of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to then constitute less than a quorum.

            2.7             Advance Notice of Director Nominations. Nominations for the Board and other business may be brought before a meeting of stockholders solely by holders of those classes of stock entitled to voting rights as set forth in the articles of incorporation, and solely in accordance with the provisions of this Section 2.7. For such nominations for the Board or for such other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the secretary of the corporation. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of the corporation’s annual meeting of the preceding year, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the corporation. With respect to special meetings of stockholders, such notice must be delivered to the secretary not more than 120 days prior to such meeting and not later than the later of (i) 90 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the corporation. Such notice must contain the name and address of the stockholder delivering the notice and a statement with respect to the amount of the corporation’s stock beneficially and/or legally owned by such stockholder, the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially or legally owned by such stockholder, and information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or a description of the proposed business to be brought before the meeting, as the case may be. The foregoing notice requirements of this Section 2.7 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

ARTICLE 3
Shares

            3.1             Issuance of Shares. No shares of stock shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. No certificate shall be issued for any share until consideration for such share is fully paid.

            3.2             Certificates. Certificates representing shares of the corporation shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the president and chief executive officer or a vice president, and the secretary or an assistant secretary. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer on the date of issue. Each certificate shall state:

A.	the name of the corporation and its organization under the laws of the State of Delaware;

B.	the name of the person to whom issued;

C.	the number and class of shares and the designation of the series, if any, which such certificate represents; and

D.

the restrictions set forth in Section 3.7 (if required), restrictions arising under the terms of any agreement affecting the designations, relative rights, preferences or limitations of such shares, or such other restrictions as the Board determines to be necessary.

            3.3             Transfers.

                              3.3.1 Transfer of shares shall be made only upon the stock transfer books of the corporation which shall be kept at the registered office of the corporation, its principal place of business, or at the office of its transfer agent or registrar. The Board may, by resolution, open a share register in any state and may employ an agent or agents to keep such register and to record transfers of shares therein.

                               3.3.2 Shares of the corporation shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate, an assignment separate from the certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. No shares of the corporation shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

            3.4             Registered Owner. Registered stockholders shall be treated by the corporation as holders in fact of shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Delaware.

            3.5             Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of shares, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as the Board might determine or establish such other procedures as the Board deems necessary.

            3.6             No Fractional Shares or Scrip. The corporation shall not have the authority to issue fractions of shares or scrip. Any issuance of fractional shares or scrip shall be void ab initio..

ARTICLE 4
Board of Directors

            4.1             General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in the articles of incorporation or the Delaware General Corporation Law.

            4.2             Number and Tenure. The Board shall be composed of not less than three (3) nor more than eleven (11) directors, the specific number to be set by resolution of the Board or the stockholders. The number of directors may be changed from time to time by amendment to these bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns or is removed he or she shall hold office until the next annual meeting of stockholders or until his or her successor is elected, whichever is later. Directors need not be stockholders of the corporation or residents of the State of Delaware.

            4.3             Chairman and Vice-Chairman. The directors shall choose from among them a chairman and a vice-chairman. The chairman shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be prescribed by the Board. During the absence or disability of the chairman, the vice-chairman shall exercise all functions of the chairman.

            4.4             Vacancies. All vacancies in the Board, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of directors by the stockholders.

            4.5             Removal of Directors. At a meeting of stockholders called expressly for that purpose, the entire Board or any member thereof may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors. If the articles of incorporation permit cumulative voting in the election of directors, then if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board.

            4.6             Annual and Regular Meetings. The annual meeting of the Board shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution the Board or any committee thereof may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

            4.7             Special Meetings. Special meetings of the Board or any committee appointed by the Board may be called, in the case of special Board meetings, by the President and Chief Executive Officer or by any two directors, and in the case of any special meeting of any committee appointed by the Board, by the President and Chief Executive Officer or any two members of such committee. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or committee meeting called by them.

            4.8             Notice of Special Meetings. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

                               4.8.1 Personal Delivery. If notice is given by personal delivery, the notice shall be effective if delivered to a director at least 48 hours prior to the meeting.

                               4.8.2 Delivery by Mail or Private Carrier. If notice is delivered by mail or private carrier, the notice shall be deemed effective if deposited in the official government mail or private carrier, with postage paid, properly addressed to a director at the director's address shown on the records of the corporation with postage prepaid at least five days before the meeting.

                               4.8.3 Oral, Telephone, Teletype, Telegram or Facsimile Notice. If notice is delivered orally, by telephone, teletype, telegraph, facsimile machine or in person, the notice shall be deemed effective if given to the director at least 48 hours prior to the meeting.

            4.9             Quorum and Manner of Acting.

                               4.9.1 A majority of the number of directors then in office or one-third of the number of directors fixed by or in the manner provided in these bylaws, whichever is greater, shall constitute a quorum for the transaction of business at any Board meeting, but if less than a quorum are present at any time during a meeting, the chairman of the meeting shall adjourn the meeting without further notice.

                               4.9.2 The act of the majority of the directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

            4.10             Waiver of Notice.

                               4.10.1 In Writing. Whenever notice is required to be given to any director or committee member under these bylaws, the articles of incorporation or the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

                             4.10.2 By Attendance. The attendance of a director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where the director or committee member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            4.11             Presumption of Assent. A director present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting, unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he forwards such dissent by registered mail to the Secretary immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            4.12             Resignation. Any director may resign at any time by delivering written notice to the president, secretary or registered office of the corporation, or by giving oral notice at any officially called meeting of the Board or stockholders.

            4.13             Executive and Other Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other standing or special committees. The executive committee shall have and may exercise all the authority of the Board, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board shall see fit; provided that, notwithstanding the above, no committee of the Board shall have the authority to: authorize distributions, except according to a general formula or method prescribed by the Board; approve or propose to stockholders actions or proposals required by the Delaware General Corporation Law to be approved by stockholders; fill vacancies on the Board or any committee thereof; amend the articles of incorporation; adopt, amend or repeal these bylaws; approve a plan of merger not requiring stockholder approval; authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

            The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct described in the Delaware General Corporation Law.

            4.14             Remuneration. The directors shall be paid for their services in such amounts as may be fixed by resolution of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of standing or special committees of the Board may also be compensated for their services in such amounts as may be fixed by resolution of the Board.

            4.15             Action by Board or Committee Without a Meeting. Any action required or which may be taken at a meeting of the Board or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all directors or committee members as the case may be.

            4.16             Participation of Directors by Communication Equipment. Members of the Board or committees thereof may participate in a meeting of the Board or a committee by means by which all directors participating can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

ARTICLE 5
Officers

            5.1             Designations. The officers of the corporation shall be a president and chief executive officer, a secretary and a treasurer and chief financial officer, each of whom shall be elected by the Board. In addition, one or more vice presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate.

The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

            5.2             Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the meeting of the Board held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, the officer shall hold office until the next annual meeting of the Board or until his or her successor is elected.

            5.3             President and Chief Executive Officer. The president and chief executive officer shall have general supervision of the affairs of the corporation, shall preside at all meetings of the stockholders during the absence or disability of the chairman and vice-chairman, and shall perform all such other duties as are incident to such office or are properly required of the president by the Board. Together with the secretary or other officer of the corporation authorized by the Board, the president and chief executive officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments that the Board has authorized to be executed, except when the signing and execution thereof has been expressly delegated by the Board or by these bylaws to some other officer or agent of the corporation, or as required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the president and chief executive officer shall perform all duties incident to such office, and such other duties as may be prescribed by the Board from time to time.

            5.4             Vice-Presidents. During the absence or disability of the president and chief executive officer, the vice-presidents, if any, in the order designated by the Board, shall exercise all functions of the president and chief executive officer. Each vice-president shall have such powers and discharge such duties as may be assigned to him from time to time by the Board.

            5.5             Secretary and Assistant Secretaries. The secretary shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal, if any, and the corporate minute books and records, and shall make such reports and perform such other duties as are incident to such office or as are properly required of the secretary by the Board. The assistant secretary or assistant secretaries, in the order designated by the Board, shall perform all duties of Secretary during the absence or disability of the secretary, and at other times shall perform such duties as are directed by the president and chief executive officer or the Board.

            5.6             Treasurer and Chief Financial Officer. The treasurer and chief financial officer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. The treasurer and chief financial officer shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, from time to time as may be required, an account of all transactions as treasurer and chief financial officer and of the corporation's financial condition. The treasurer and chief financial officer shall perform other duties incident to his office as are properly required of him by the Board. The assistant treasurer or assistant treasurers, in the order designated by the Board, shall perform all duties of treasurer and chief financial officer in the absence or disability of the treasurer and chief financial officer, and at other times shall perform such other duties as are directed by the president and chief executive officer or the Board.

            5.7             Delegation. In the case of absence or inability to act of any officer of the corporation and, of any person herein authorized to act in the place of such person, the Board may from time to time delegate the powers or duties of such officer to any other officer, director or person whom it may select.

            5.8             Other Officers. The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

            5.9             Resignation. Any officer may resign at any time by delivering written notice to the chairman of the Board, the president, a vice president, the secretary or the Board, or by giving oral notice at any officially called meeting of the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            5.10             Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            5.11             Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

            5.12             Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary because he or she is also a director of the corporation.

ARTICLE 6
Contracts, Loans, Checks and Deposits

            6.1             Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

            6.2             Loans to the Corporation. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

            6.3             Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, and agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board.

            6.4             Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE 7
Indemnification of Officers, Directors, Employees, and Other Agents

            7.1             Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment).

            7.2             Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law.

            7.3             No Presumption of Bad Faith. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed, in the case of conduct in the person's official capacity, the person's conduct was in the corporation's best interests and in all other cases, the person's conduct was at least not opposed to the corporation's best interests, and with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was lawful.

            7.4             Advances of Expenses. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

A.	furnishes the corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the corporation; and

B.

furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the expenses and without regard to the person's ultimate entitlement to indemnification under this bylaw or otherwise.

            7.5             Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this bylaw and relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            7.6             Non-Exclusivity of Rights. The rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

            7.7             Survival of Rights. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            7.8             Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

            7.9             Amendments. Any repeal of this bylaw shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

            7.10             Savings Clause. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

            7.11             Certain Definitions. For the purposes of this bylaw, the following definitions shall apply:

A.

"corporation" shall include any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

B.

"director" shall mean an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

C.	"expenses" shall include counsel fees.

D.

"official capacity" shall mean: when used in regard to a director, the office of director in a corporation or to an individual other than a director, as contemplated in the Act, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture or other enterprise.

E.	"proceeding" shall mean any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

ARTICLE 8
Books and Records

            8.1             Books of Accounts, Minutes, and Share Register. The corporation shall keep the corporation’s minute books and all other official records of accounts at its registered office or principal place of business. The corporation shall keep these minute books and other official records in written form or in a form that may easily be converted to written form. These official records shall include, at a minimum, the articles of incorporation of the corporation and all amendments thereto; the bylaws of the corporation and all amendments thereto; the minutes of all stockholder, Board and committee meetings, and records of all actions taken by the stockholders, Board and committees without a meeting; the financial statements of the corporation for the prior three years; all written communications to the stockholders of the corporation for the prior three years; a register of the names and addresses of the corporation’s directors and officers; the corporation’s annual reports for the prior three years. In addition, the corporation shall maintain at its principal place of business or at the office of its transfer agent or registrar, a share register giving the names of the stockholders in alphabetical order and showing their respective addresses and the number of shares held by each, and the stock transfer books of the corporation.

            8.2             Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or stockholders, when certified by the president or secretary.

ARTICLE 9
Corporate Seal

            The Board may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the state of incorporation, the year of incorporation and the words "corporate seal."

ARTICLE 10
Accounting Fiscal Year

            The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

ARTICLE 11
Amendments

            The Board may alter, amend or repeal these bylaws, or adopt new bylaws. The stockholders may also alter, amend or repeal these bylaws, or adopt new bylaws by vote of a majority of the outstanding voting power of the shares entitled to vote thereon. Any alteration, amendment or repeal of these bylaws made by the Board may be altered, amended or repealed by the stockholders.

            The foregoing bylaws were adopted by resolution of the Board on the ____ day of __________, 201_.

REVETT MINING COMPANY, INC.

By:	Monique Hayes, its Secretary

Exhibit E to Management Proxy Circular
(Section 190 of the CBCA)

SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

Right to Dissent

            (1)             Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)	amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)	amalgamate otherwise than under section 184;

(d)	be continued under section 188;

(e)	sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)	carry out a going-private transaction or a squeeze-out transaction.

Further Right

            (2)             A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If One Class of Shares

            (2.1)          The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for Shares

            (3)             In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No Partial Dissent

            (4)             A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

            (5)             A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of Resolution

            (6)             The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for Payment

            (7)             A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

Share Certificate

            (8)             A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

            (9)             A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing Certificate

            (10)             A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of Rights

            (11)             On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a)	the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b)	the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c)

the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

Offer to Pay

            (12)             A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice:

(a)	a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same Terms

            (13)             Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

            (14)             Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

            (15)             Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

            (16)             If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

            (17)             An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No Security for Costs

            (18)             A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

            (19)             On an application to a court under subsection (15) or (16),

(a)	all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b)	the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of Court

            (20)             On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

            (21)             A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final Order

            (22)             The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

            (23)             A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that Subsection (26) Applies

            (24)             If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where Subsection (26) Applies

            (25)             If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a)	withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)

retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

            (26)             A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Exhibit F to Management Proxy Circular
(Form of Proxy Card)

VET

SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X
CANADA

Security Class COMMON SHARES
Holder Account Number

C9999999999 I ND
Form of Proxy - Special Meeting to be held on January 24, 2014.
This Form of Proxy is solicited by and on behalf of Management of Revett
Minerals Inc. ("Corporation")

Notes to proxy

1. Every holder has the right to appoint some other person or corporation of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or corporation other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the accompanying Notice of Meeting ("Notice"), or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8. This proxy should be read in conjunction with the accompanying management proxy circular, as it may be amended ("Management Proxy Circular").

Proxies submitted must be received by 9:00 am, Pacific Time, on January 22, 2014.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone
telephone.
1-866-732-VOTE (8683) Toll Free

• Go to the following web site:
• Smartphone?
Scan the QR code to vote now.
www.investorvote.com

To Receive Documents Electronically
• You can enroll to receive future securityholder
communications electronically by visiting
www.computershare.com/eDelivery and clicking on
"eDelivery Signup".

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER 23456 78901 23456
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VETQ_PRX_176471/000001/000001/i
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000001
SAM SAMPLE
C02
[   ] [   ] [   ] [   ] [   ] [   ] [   ] [   ] [   ] [   ] [   ] [   ] [   ]

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C9999999999
IND
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Appointment of Proxyholder
I/We, being holder(s) of common shares of Revett Minerals Inc. hereby appoint: John G. Shanahan, or failing him, Timothy R. Lindsey

R

Print the name of the person you are
appointing if this person is someone
other than the Management
Nominees listed herein.

as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting and at any adjournment or postponement thereof, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said common shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s) Date
9 9 9 9 9 1 7 6 4 7 1 1 P R A R 0 V E T Q

1. Resolution
The change in jurisdiction of the Corporation to Delaware and the approval of the Delaware Certificate of Incorporation (Proposal 1 in the Notice of Meeting).

For         Against

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

            Under the CBCA and pursuant to the current bylaws, we will indemnify a director or officer or a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity. In order to qualify for indemnification such director or officer or other individual must have (i) acted honestly and in good faith with a view to our best interests or, as the case may be, the other entity for which the individual acted as director or officer or in a similar capacity; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

            The CBCA also provides that such persons are entitled to indemnity from us in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with us or other entity, if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done and otherwise fulfills the conditions for indemnity described above.

            We may advance moneys to an individual for the costs, charges and expenses of a proceeding referred to above. The individual is required to repay the moneys if the individual does not fulfill the conditions for indemnity described above.

            The proposed certificate of incorporation of Revett Mining Company, Inc. includes a provision that eliminates the personal liability of the directors for monetary damages to the fullest extent permitted by Delaware law. Under current Delaware law, a director’s liability to a corporation and its stockholders may not be limited for:

  a breach of the director’s duty of loyalty to the corporation or its stockholders;

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; an unlawful payment of a dividend or an unlawful stock purchase or redemption; and

  any transaction from which the director derived an improper personal benefit.

            The proposed bylaws of Revett Mining Company, Inc. generally provide for mandatory indemnification and advancement of expenses of our directors and officers to the fullest extent permitted under Delaware law; provided, however, that directors and officers shall not be entitled to indemnification for actions initiated by such parties unless the board of directors authorizes such action.

            Currently, there is no pending litigation or proceeding involving any of our Corporation’s directors or executive officers for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We have directors’ and officers’ liability insurance and Revett Mining Company, Inc. intends to maintain the directors’ and officers’ liability insurance.

Item 21. Exhibits and Financial Statement Schedules

            The following exhibits and financial statement schedules are filed as part of this registration statement. Exhibits and financial statement schedules that have previously been filed are incorporated by reference, as noted. Exhibits and financial statement schedules filed herewith appear beginning at page E-1.

Exhibit No.	Exhibit or Financial Statement Schedule

2.2	Form of Special Resolution to be voted upon at the Special Meeting. Previously filed as Exhibit A to the proxy circular/prospectus comprising a portion of this registration statement.

2.3	Form of Certificate of Corporate Domestication to be filed under the DGCL. Previously filed as Exhibit B to the proxy circular/prospectus comprising a portion of this registration statement.

3.3	Articles of Incorporation of Revett Mining Company, Inc. Previously filed as Exhibit C to the proxy circular/prospectus comprising a portion of this registration statement.

3.4	Bylaws of Revett Mining Company, Inc. Previously filed as Exhibit D to the proxy circular/prospectus comprising a portion of this registration statement.

4.1

Amended and Restated Rights Agreement between Revett Minerals Inc. and Computershare Investor Services Inc. dated April 15, 2013. Previously filed as Exhibit 99.1 to Revett Minerals Inc.’s current report on Form 8-K dated April 17, 2013. Also filed as Appendix B to Revett Minerals Inc.’s proxy statement on Schedule 14A dated April 29, 2013.

5.1	Opinion of Randall | Danskin, P.S. as to the legality of the securities of Revett Mining Company, Inc. to be issued in the domestication. Previously filed.

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8.1	Opinion of Randall | Dasnkin, P.S. as to certain United States tax matters. Previously filed.

8.2	Opinion of Gowling Lafleur Henderson LLP as to certain Canadian tax matters. Previously filed.

10.1

Asset Purchase and Sale Agreement dated February 21, 2000, as amended, by and among Kennecott Montana Company, Sterling Mining Company (now Revett Silver) and Genesis Inc. Previously filed as Exhibit 10.1 to Revett Minerals Inc.’s Annual Report on Form 10-K dated March 29, 2013.

10.2

Agreement dated October 13, 2004 by and between Revett Silver Company and Royal Gold, Inc. Previously filed as Exhibit 10.2 to Revett Minerals Inc.’s registration statement on Form 10 dated July 20, 2007.

10.3

Production Payment Agreement dated October 13, 2004, by and between Genesis Inc. (now Troy Mine, Inc.) and Royal Gold, Inc. Previously filed as Exhibit 10.3 to Revett Minerals Inc.’s registration statement on Form 10 dated July 20, 2007.

10.4	Revett Minerals Inc. Amended and Restated Equity Incentive Plan dated June 21, 2011. Previously filed as Exhibit 10.4 to Revett Minerals Inc.’s annual report on Form 10-K dated March 29, 2013.

10.10

Employment Agreement dated January 1, 2010 by and between John Shanahan and Revett Silver Company. Previously filed as an exhibit to Revett Minerals Inc.’s Current Report on Form 8-K dated January 22, 2010.

10.11

Employment Agreement dated January 16, 2010 by and between Kenneth Eickerman and Revett Silver Company. Previously filed as an exhibit to Revett Minerals Inc.’s Current Report on Form 8-K dated January 22, 2010.

10.12

Credit Agreement dated December 8, 2011 by and among Revett Minerals Inc., Revett Silver Company, Troy Mine Inc., RC Resources, Inc. and Societe Generale, in its capacity as administrative agent and letter of credit issuer. Previously filed as Exhibit No. 16.3 to Revett Minerals Inc.’s Current Report on Form 8-K dated December 12, 2011.

10.13

Amendment No. 1, dated August 7, 2012, to Credit Agreement dated December 8, 2011 by and among Revett Minerals Inc., Revett Silver Company, Troy Mine Inc., RC Resources, Inc. and Societe Generale, in its capacity as administrative agent and letter of credit issuer. Previously filed as Exhibit 10.13 to Revett Minerals Inc.’s Annual Report on Form 10-K dated March 29, 2013.

10.14

Amendment No. 2 and Guarantor Joinder, dated December 13, 2012 to Credit Agreement dated December 8, 2011 by and among Revett Minerals Inc., Revett Silver Company, Troy Mine Inc., RC Resources, Inc. and Societe Generale, in its capacity as administrative agent and letter of credit issuer. Previously filed as Exhibit 10.14 to Revett Minerals Inc.’s Annual Report on Form 10-K dated March 29, 2013.

10.15

Amendment No. 3 and Guarantor Joinder, dated February 28, 2013 to Credit Agreement dated December 8, 2011 by and among Revett Minerals Inc., Revett Silver Company, Troy Mine Inc., RC Resources, Inc. and Societe Generale, in its capacity as administrative agent and letter of credit issuer. Previously filed as Exhibit 10.15 to Revett Minerals Inc.’s Annual Report on Form 10-K dated March 29, 2013.

21.1

Subsidiaries of the registrant. Previously filed as Exhibit 21.1 to Revett Minerals Inc.’s registration statement on Form 10 dated July 20, 2007 and filed in amended form (to reflect the formation of Revett Exploration, Inc. and Revett Holdings, Inc. during the year ended December 31, 2012) as Exhibit 21.1 to Revett Minerals Inc.’s Annual Report on Form 10-K dated March 29, 2013.

23.3	Consent of KPMG LLP. Previously filed.

23.4	Consent of KPMG LLP Canada. Previously filed.

23.5	Consents of Randal | Danskin, P.S. Included in its opinions previously filed as Exhibit 5.1 and Exhibit 8.1.

23.6	Consent of Gowling Lafleur Henderson LLP. Included in its opinion previously filed as Exhibit 8.2.

24.1	Revised powers of attorney. Filed herewith.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(6)

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(i)	The undersigned registrant hereby undertakes that:

(1)

for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Revett Minerals Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane Valley, Washington on December 3, 2013.

REVETT MINERALS INC.
By:	/s/ John G. Shanahan
John G. Shanahan
President and Chief Executive Officer

By:	/s/ Kenneth Eickerman
Kenneth Eickerman
Treasurer and Chief Financial Officer